Crestar Merger Plan for Transferred Employees
      As Amended and Restated Through December 31, 1994







                      CRESTAR MERGER PLAN
                   FOR TRANSFERRED EMPLOYEES

        (formerly the Continental Federal Savings Bank
                    Investment Savings Plan)

       As Amended and Restated Through December 31, 1994










                      TABLE OF CONTENTS



INTRODUCTION                                               -vi-

ARTICLE 1  DEFINITIONS                                     1-1
               1.1                                     Account  1-1
               1.2                          Active Participant  1-1
               1.3          Actual Deferral Percentage, or ADP  1-1
               1.4                               Administrator  1-1
               1.5                           After-Tax Account  1-1
               1.6                             Alternate Payee  1-1
               1.7                             Annual Addition  1-1
               1.8                       Annuity Starting Date  1-1
               1.9     Average Contribution Percentage, or ACP  1-1
               1.10                                Beneficiary  1-1
               1.11                                      Board  1-1
               1.12                           Break in Service  1-1
               1.13                                       Code  1-2
               1.14                                  Committee  1-2
               1.15                         Computation Period  1-2
               1.16                               Compensation  1-2
               1.17                           Covered Employee  1-2
               1.18                       Defined Benefit Plan  1-3
               1.19                  Defined Contribution Plan  1-3
               1.20                                 Disability  1-3
               1.21                      Early Retirement Date  1-3
               1.22                                   Earnings  1-3
               1.23                             Effective Date  1-4
               1.24                                   Employee  1-4
               1.25                                   Employer  1-5
               1.26                                 Entry Date  1-5
               1.27                                      ERISA  1-5
               1.28              Excess Aggregate Contribution  1-5
               1.29                            Excess Deferral  1-5
               1.30                 Excess 401(k) Contribution  1-5
               1.31                              Family Member  1-5
               1.32                                Former Plan  1-6
               1.33                             401(k) Account  1-6
               1.34         Highly Compensated Employee or HCE  1-6
               1.35                            Hour of Service  1-7
               1.36                         Investment Manager  1-8
               1.37                           Leave of Absence  1-8
               1.38                            Limitation Year  1-8
               1.39                           Matching Account  1-8
               1.40             Nonhighly Compensated Employee  1-8
               1.41                      Normal Retirement Age  1-9
               1.42                     Normal Retirement Date  1-9
               1.43                                Participant  1-9
               1.44                            Pension Account  1-9
               1.45                                       Plan  1-9
               1.46                                  Plan Year  1-9
               1.47                           Predecessor Plan  1-9
               1.48                     Profit Sharing Account  1-9
               1.49         Qualified Domestic Relations Order  1-9
               1.50       Qualified Joint and Survivor Annuity  1-10
               1.51   Qualified Preretirement Survivor Annuity  1-10
               1.52              Qualified Nonelective Account  1-10
               1.53                            Related Company  1-10
               1.54                           Rollover Account  1-11
               1.55                  Salary Reduction Election  1-11
               1.56                       Special Contribution  1-11
               1.57                                    Sponsor  1-11
               1.58                                     Spouse  1-11
               1.59                           Surviving Spouse  1-11
               1.60                                      Stock  1-11
               1.61                           Suspense Account  1-11
               1.62                           Termination Date  1-11
               1.63                            Trust Agreement  1-11
               1.64                                 Trust Fund  1-11
               1.65                                    Trustee  1-12
               1.66                             Valuation Date  1-12
               1.67                            Year of Service  1-12

ARTICLE 2  PLAN MEMBERSHIP                                2-13
               2.1                 Conditions of Participation  2-13
               2.2                   Employment Status Changes  2-13
               2.3                Termination of Participation  2-14
               2.4                  Application to Participate  2-14
               2.5                 Administrator Determination  2-14
               2.6                         Eligibility Service  2-14

ARTICLE 3  CONTRIBUTIONS                                  3-15
               3.1                       Contributions Limited  3-15
               3.2                       Special Contributions  3-15

ARTICLE 4  OTHER PROVISIONS CONCERNING
           CONTRIBUTIONS                                  4-16
               4.1                           Separate Accounts  4-16
               4.2                   Compliance with Code 415  4-16
               4.3                 Annual Addition Limitations  4-16
               4.4                     Excess Annual Additions  4-18
               4.5          Defined Benefit Plan Participation  4-19
               4.6       Limitations on Employer Contributions  4-21
               4.7                     Return of Contributions  4-21
               4.8    Contribution for Non-Profitable Employer  4-21

ARTICLE 5  INVESTMENT OPTIONS                             5-22
               5.1                              Effective Date  5-22
               5.2                 Initial Investment Election  5-23
               5.3             Changes in Investment Elections  5-23
               5.4                          Crestar Stock Fund  5-23

ARTICLE 6  VESTING                                        6-26
               6.1                       Fully Vested Accounts  6-26
               6.2                                 Former Plan  6-26
               6.3                      Other Predecessor Plan  6-26
               6.4               Amendment of Vesting Schedule  6-26

ARTICLE  7 ELIGIBILITY FOR BENEFITS; LOANS                7-27
               7.1                                  In General  7-27
               7.2                                  Retirement  7-27
               7.3                       Distribution on Death  7-28
               7.4                  Pre-Retirement Termination  7-28
           7.5  Payments During Employment                            7-28
               7.6Distribution Restrictions for 401(k) and Qualified
Nonelective
               Accounts                                   7-30
               7.7Qualified Domestic Relations Order Distributions    7-31
               7.8                                       Loans  7-33

ARTICLE 8  BENEFIT PAYMENTS TO PARTICIPANTS               8-36
               8.1                 Benefit Payments, Generally  8-36
               8.2                            Forms of Payment  8-36
               8.3                          Election Procedure  8-38
               8.4               Survivor Annuity Requirements  8-38
               8.5     Restrictions on Immediate Distributions  8-39
               8.6Distribution Requirements under Code 401(a)(9)     8-40
               8.7                         Receipt for Payment  8-44
               8.8         Payments to Minors and Incompetents  8-44
               8.9                          Unclaimed Benefits  8-45

ARTICLE 9  DEATH BENEFIT PAYMENTS                         9-46
               9.1        General Provisions on Death Benefits  9-46
               9.2                  Designation of Beneficiary  9-46
               9.3             Payment Form for Death Benefits  9-47
               9.4    Qualified Preretirement Survivor Annuity  9-48

ARTICLE 10 CLAIMS PROCEDURES                             10-50
               10.1                           Claims Procedure  10-50
               10.2                    Review of Denied Claims  10-50

ARTICLE 11 TOP-HEAVY PROVISIONS                          11-52
               11.1                            Top-Heavy Years  11-52
               11.2                    Top-Heavy Determination  11-52
               11.3                         Interests Measured  11-53
               11.4       Minimum Benefits for Top-Heavy Plans  11-54
               11.5                          Top-Heavy Vesting  11-55
               11.6       Contribution and Benefit Limitations  11-56
               11.7                      Top Heavy Definitions  11-56

ARTICLE 12 TRUSTEE; TRUST FUND                           12-58
               12.1                                    Trustee  12-58
               12.2                            Trust Agreement  12-58
               12.3                                 Trust Fund  12-58
               12.4                      Valuation of Accounts  12-59
               12.5                          Annual Accounting  12-60
               12.6        Statement of Participants' Accounts  12-60

ARTICLE 13 FIDUCIARIES; PLAN ADMINISTRATION              13-61
               13.1Named Fiduciaries; Allocation of Fiduciary
Responsibility
               13-61
               13.2                              Administrator  13-61
               13.3          Duties of the Benefits Department  13-63
               13.4          Benefits Administrative Committee  13-63
               13.5                             Funding Policy  13-64
               13.6                    Expenses - Compensation  13-64
               13.7                      Directions to Trustee  13-65
               13.8   Indemnification; Limitation on Liability  13-65
               13.9      Exercise of Discretion by Fiduciaries  13-65
               13.10Bonding of Fiduciaries               13-65

ARTICLE 14 PROVISIONS CONCERNING SPONSOR AND
           EMPLOYERS                                     14-66
               14.1                        Duties of Employers  14-66
               14.2         Separate Amendments by an Employer  14-66
               14.3    Termination of Employer's Participation  14-66

ARTICLE 15 AMENDMENT, TERMINATION, AND MERGER            15-67
               15.1                                  Amendment  15-67
               15.2                        Termination of Plan  15-67
               15.3             Plan Termination Distributions  15-68
               15.4       Merger, Consolidation, or Succession  15-69

ARTICLE 16 MISCELLANEOUS                                 16-70
               16.1                          Exclusive Benefit  16-70
               16.2                  No Contract or Inducement  16-70
               16.3                              No Guarantees  16-70
               16.4                 Non-Alienation of Benefits  16-70
               16.5               Changes in Capital Structure  16-71
               16.6                       Errors and Omissions  16-71
               16.7                               Construction  16-71

EXHIBIT A  PRIOR CONTRIBUTIONS                   Appendix A-74
               A-3.1              Profit Sharing Contributions
Appendix A-74
               A-3.2       Qualified Nonelective Contributions  Appendix A-75
               A-3.3                      401(k) Contributions  Appendix A-76
               A-3.4 Other Limitations on 401(k) Contributions  Appendix A-78
               A-3.5                    Matching Contributions  Appendix A-80
               A-3.6     Limitations on Matching Contributions  Appendix A-81
               A-3.7                  Special Allocation Rules  Appendix A-84
               A-3.8                    Rollover Contributions  Appendix A-85

EXHIBIT B  PRIOR CONTRIBUTIONS                   Appendix B-86
               B-6.1401(k), Qualified Nonelective, Matching and
Rollover Accounts
               Appendix B-86
               B-6.2        Vesting of Profit Sharing Accounts  Appendix B-86
               B-6.3Calculation of Vesting after Distributions  Appendix B-86
               B-6.4         Forfeitures and Their Disposition  Appendix B-87
               B-6.5                           Vesting Service  Appendix B-87

SIGNATURES


                         INTRODUCTION


         This Plan was formerly called the Continental Federal Savings Bank Investment Savings Plan (the "CFSB Savings Plan"), and was maintained by Continental Federal Savings Bank. On May 14, 1993, Crestar Financial Corporation and Crestar Bank became successors to CFS Financial Corporation and Continental Federal Savings Bank, respectively, and Crestar Financial Corporation assumed sponsorship of the CFSB Savings Plan. Effective as of June 30, 1993, the CFSB Savings Plan was frozen as to participation, and effective as of the close of business on July 2, 1993, all 401(k), Matching, and Rollover Contributions were suspended.

         The restated Plan set forth in this document and the attached Exhibits that are a part of this Plan reflect all amendments adopted to the CFSB Savings Plan since the last restatement and further amend the Plan to comply with changes in the law up through the Omnibus Reconciliation Act of 1993. These other amendments include changes that allow investments in employer stock and make other administrative changes. The Plan has also been renamed the Crestar Merger Plan for Transferred Employees to reflect the Sponsor's intent that this Plan be maintained as a discretionary contribution plan into which other qualified defined contribution plans of other entities that are acquired by, or merged into, Crestar Financial Corporation or any of its affiliated corporations may be merged. In addition, the Sponsor intends that this Plan will be maintained as a frozen plan to which no additional contributions will be made, except that account balances may be transferred to this Plan as a result of the merger of another qualified plan into this Plan and any contributions required under such other qualified plan may be made to this Plan subsequent to such plan merger for the benefit of participants under such other qualified plan. The Sponsor further intends to comply fully with statutes and regulations governing wages, compensation, and fringe employment benefits, especially Code 401(a), 401(k), and 401(m). All questions arising in the construction and administration of the Plan must be resolved accordingly.

                          ARTICLE 1

                         DEFINITIONS

1.1 Account means the assets or value of the Trust Fund allocated to a Participant. A Participant may have several Accounts in this Plan. When Account is used without modification, it means the sum of all of the Participant's Accounts.

    SEE ALSO After-Tax Account, 401(k) Account, Matching Account,
    Qualified Nonelective Account, Pension Account, Profit
    Sharing Account, and Rollover Account.

1.2 Active Participant means a Participant who is a Covered
Employee.

1.3 Actual Deferral Percentage, or ADP, is defined in Plan
Exhibit A.

1.4 Administrator means the person or entity responsible for the Plan's general administration and operation as described in Plan article 13.

1.5 After-Tax Account means that portion of a Participant's
Account attributable to his contributions made on an after-tax basis under a Predecessor Plan other than the Former Plan.

1.6 Alternate Payee means a Participant's Spouse, former Spouse, child, or other dependent who is recognized by a Qualified Domestic Relations Order as having a right to receive all or a portion of the benefits payable under the Plan with respect to such Participant.

1.7 Annual Addition is defined in Plan article 4.

1.8 Annuity Starting Date means (i) the first day of the period for which an amount is payable as an annuity or (ii) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred that entitle the Participant to such benefit. A Participant's Annuity Starting Date cannot be earlier than thirty days or later than ninety days after he receives the information required by Plan section 8.4, 8.5, or 8.6, as applicable, unless Plan section 8.4 applies and the Participant has waived the 30-day notice requirement pursuant that section.

1.9 Average Contribution Percentage, or ACP, is defined in Plan
Exhibit A.

1.10 Beneficiary means one or more persons or entities entitled to receive a Participant's undistributed vested Account balance remaining at his death as determined in accordance with Plan article 9.

1.11 Board means the Board of Directors of the Sponsor unless the context clearly indicates a reference to the board of directors of another entity. Whenever the Board is not meeting, any action of the Board authorized or permitted under this Plan or the Trust Agreement may be taken by the Sponsor's Executive Committee or by any officer of the Sponsor or a Related Company to whom the Board or the Executive Committee has delegated authority to take such action on its behalf.

1.12 Break in Service means, effective July 3, 1993, for any Employee who is an Active Participant on or after that date, any Plan Year beginning on or after July 1, 1993, in which an Employee does not complete at least one Hour of Service. For periods prior to July 1, 1993, Break in Service means any Computation Period in which an Employee does not complete more than 500 Hours of Service. Despite the preceding, for any Predecessor Plan other than the Former Plan, Break in Service shall be determined in accordance with the terms of such Predecessor Plan prior to the time such Predecessor Plan is merged into this Plan and shall continue to apply with respect to periods prior to such date of merger.

1.13 Code means the Internal Revenue Code of 1986, as amended at the relevant time.

1.14   Committee means, effective May 14, 1993, the Benefits
Administrative Committee described in Plan article 13. For periods prior to May 14, 1993, Committee is determined in accordance with the terms of the Former Plan.

1.15 Computation Period means for purposes of vesting, the Plan Year, and for purposes of eligibility to participate, the 12-month period beginning on the date an individual performs an Hour of Service as an Employee and each Plan Year beginning after such date.

1.16 Compensation means an Employee's total compensation received from an Employer for personal services actually rendered and which is includable as gross income for federal income tax purposes. Compensation includes salary, hourly pay, overtime, and bonuses but does not include reimbursements for expenses and designated travel allowances. Compensation is determined without regard to any rules under Code 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed. Compensation shall include any amount that is contributed by an Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Code 125, 403(e)(3), 402(h) or 403(b).

    (a)   For all Plan Years beginning before January 1, 1989,
Compensation exceeding $200,000 for any Plan Year for any Employee shall be ignored if the Plan is a Top-Heavy Plan for that Plan Year.

    (b) For Plan Years beginning after December 31, 1988, the Compensation for an Employee taken into account under the Plan for any year must not exceed the maximum amount permitted under Code 401(a)(17) for such year. For Plan Years beginning after December 31, 1988 and before January 1, 1994, that limit is $200,000 as adjusted. For Plan Years beginning on or after January 1, 1994, that limit is $150,000 as adjusted.

    (c) If the Plan determines Compensation for a period of time that contains fewer than 12 months, the annual Compensation limit is an amount equal to the otherwise applicable limit described in subsection (a) or (b), as applicable, for the calendar year in which the compensation period begins multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.

    (d) In determining a Participant's Compensation under these limits, the Family Member aggregation rules under Code 414(q)(6) shall apply except that Family Members shall include only the Participant's Spouse and any lineal descendants who have not reached age 19 before the close of the year. If, as a result of the application of such rules, the limit under Code 401(a)(17) is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this section prior to the application of this limitation.

    (e) If Compensation for any prior determination period is taken into account in determining a Participant's allocations for the current Plan Year, the Compensation for such prior determination period is subject to the applicable annual limit on Compensation as in effect for that prior period. For this purpose, in determining allocations in Plan Years beginning on or after January 1, 1989, the annual Compensation limit for determination periods beginning before that date is $200,000. In addition, in determining allocations in Plan Years beginning on or after January 1, 1994, the annual Compensation limit in effect for determination periods beginning before that date is $150,000.

1.17 Covered Employee means any Employee except an Employee listed below:

    (a) an Employee who is employed by a Related Company and is not employed by an Employer;

    (b)   a leased employee as defined in Code 414(n)(2); or

    (c) an individual who is a member of a collective bargaining unit that negotiated separately to obtain other benefits unless, for purposes of compliance with the Labor Management Relations Act, inclusion under this Plan is permitted, subject to a collective bargaining agreement in existence or entered into in the future as a result of good-faith bargaining between the employee representatives and an Employer wherein the employee representatives elect coverage under the Plan and the Employer consents; or

    (d) an Employee who is a non-resident alien who has no earned income (within the meaning of Code 911(b) from an Employer which constitutes income from sources within the United
States within the meaning of Code 861(a)(3).

1.18 Defined Benefit Plan means any plan maintained by an Employer or Related Company, established and qualified under Code 401, other than a Defined Contribution Plan. A Defined Benefit Plan that provides a benefit derived from employer contributions and that is based partly on the balance of a separate account of a participant is treated as a Defined Contribution Plan to the extent that benefits are based on that separate account.

1.19 Defined Contribution Plan means a plan established and qualified under Code 401 which provides for an individual account for each participant in the plan and for benefits based solely on the amount contributed to the participants' accounts and any income, expenses, gains, losses, realized and unrealized appreciation, and forfeitures which may be allocated to such accounts.

1.20   Disability is defined in Plan section 7.2.

1.21 Early Retirement Date is defined in Plan section 7.2 If, however, an earlier early retirement date is specified in any Predecessor Plan that is merged into this Plan, the Early
Retirement Date shall be such earlier date for Participants with respect to their Accounts which are transferred from such Predecessor Plan to this Plan.

1.22 Earnings means an Employee's earned income, wages, salaries, fees for professional services and other amounts received (without regard to whether an amount is paid in cash) for personal services actually rendered in the course of employment with an Employer maintaining the Plan to the extent that such amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan as described in Treasury regulation 1.162-2(c)). Earnings do not include:

       (1) Employer contributions to a plan of deferred compensation to the extent the contributions are not included in the gross income of the Employee for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan, and any distributions from a plan of deferred compensation;

       (2) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

       (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;
    and

       (4) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee), or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code 403(b) (whether or not the contributions are actually excludible from the gross income of the Employee).

    (a) For Limitation Years beginning after December 31, 1991, for purposes of applying the limitations of Plan article 4 with respect to Code 415 limitations on contributions and benefits, Earnings for a Limitation Year means the Earnings actually paid or made available during such Limitation Year.

    (b) For purposes of the definitions of Family Member and Highly Compensated Employee and for purposes of the top-heavy rules in Plan article 11, for Plan Years beginning before January 1, 1989, Earnings exceeding $200,000 for any Plan Year for any Employee shall be disregarded if this Plan is a Top-Heavy Plan for that Plan Year as described in Plan article 11; and for Plan Years beginning after December 31, 1988, annual Earnings for an Employee taken into account under the Plan for any year must not exceed the statutory limits of Code 401(a)(17) for such year.
For Plan years beginning after December 31, 1988, and before January 1, 1994, the limit is $200,000 as adjusted, and for Plan Years beginning on or after January 1, 1994, the limit is $150,000, as adjusted.

    (c) If the Plan determines Earnings for a period of time that contains fewer than 12 months, the annual Earnings limit is an amount equal to the otherwise applicable limit described in subsection (b), (c), or (d) as applicable for the calendar year in which such determination period begins multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.

    (d) For purposes of the definitions of Family Member and Highly Compensated Employee, in determining a Participant's Earnings under these limits, the Family Member aggregation rules under Code 414(q)(6) shall apply except that Family Members shall include only the Participant's Spouse and any lineal descendants who have not reached age 19 before the close of the year. If as a result of the application of such rules, the adjusted annual Earnings limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Earnings as determined under this section prior to the application of this limitation.

    (e) If Earnings for any prior determination period are taken into account in determining a Participant's allocations for the current Plan Year, the Earnings for such prior determination period is subject to the applicable annual limit on Earnings as in effect for that prior period. For this purpose, in determining allocations in Plan Years beginning on or after January 1, 1989, the annual Earnings limit for determination periods beginning before that date is $200,000. In addition, in determining allocations in Plan Years beginning on or after January 1, 1994, the annual Earnings limit in effect for determination periods beginning before that date is $150,000.

1.23 Effective Date means for this amendment and restatement of the Plan, December 31, 1994, except to the extent that this Plan expressly designates that a provision in this Plan is to be effective at an earlier or later date. The original Effective Plan for the Former Plan is July 1, 1984.

1.24 Employee means an individual who is rendering personal services to an Employer or a Related Company in the capacity of an employee under general common law principles or as a sole proprietor or partner of the Employer or a Related Company.

    (a) Employee also includes any leased employee during periods he renders services to the Employer or a Related Company after December 31, 1986, and is required by Code 414(n)(2) to be considered an Employee of that Employer or Related Company. Despite the preceding, if such leased employees constitute less than 20% of the Employer's and any Related Company's nonhighly compensated work force within the meaning of Code 414(n)(5)(C)(ii), the term Employee shall not include those leased employees covered by a plan described in Code 414(n)(5) unless otherwise provided by the terms of this Plan.

    (b) Employee status continues during Leave of Absence and periods during which an Employee is entitled to back pay.

    (c) Any person serving only as a director or independent contractor to an Employer or a Related Company is not an Employee.

1.25 Employer means, effective May 14, 1993, with respect to its employees, the Sponsor and its successors and assigns and all of its subsidiaries unless such subsidiary takes specific action not to be covered by the Plan. Subsidiaries include for purposes of the preceding sentence, those subsidiaries of the Sponsor, at least 50% of whose stock is owned by the Sponsor or by another subsidiary whose stock, in turn, is at least 50% owned by the Sponsor or a subsidiary. The term Employer refers to all Employers collectively, as if they were one entity, unless the context clearly indicates that each Employer is referred to separately. Prior to May 14, 1993, Employer under the Former Plan means Continental Federal Savings Bank, Commonwealth Investment Mortgage Corporation, Commonwealth Investment Service Corporation, and Maryland Marine, Inc. With respect to any other Predecessor Plan, Employer is determined in accordance with the terms of such Plan prior to its merger into this Plan.

1.26 Entry Date, for the Former Plan, means July 1 and January 1, for periods prior to June 24, 1994. For any Predecessor Plan Entry Date is as defined in such Predecessor Plan prior to its merger into this Plan. Thereafter, Entry Date shall mean the date on which a Predecessor Plan is merged into this Plan.

1.27   ERISA means the Employee Retirement Income Security Act of
1974, as amended at the relevant time.

1.28 Excess Aggregate Contribution, for any Plan Year beginning after December 31, 1986, means the excess of the amount of Matching Contributions (and any 401(k) Contributions taken into account in computing the Average Contribution Percentage) actually made on behalf of Highly Compensated Employees for that Plan Year over the maximum amount of such contributions permitted under the limitations described in Exhibit A (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Average Contribution Percentages beginning with the highest of such percentages). Such determination shall be made after first determining Excess Deferrals and then determining Excess 401(k) Contributions as described in Plan Exhibit A.

1.29 Excess Deferral means 401(k) Contributions for a taxable year of the Participant beginning after December 31, 1986, in excess of the dollar amount allowable for such Contributions as described in Plan Exhibit A.

1.30 Excess 401(k) Contribution means, with respect to a Plan Year, the excess of the aggregate amount of 401(k) Contributions, Qualified Nonelective Contributions and supplemental Matching Contributions actually paid to the Trust on behalf of the Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions permitted under the 401(k) Contribution limitations described in Plan Exhibit A (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Actual Deferral Percentages beginning with the highest of such percentages) as described in Plan Exhibit A.


1.31 Family Member, for Plan Years beginning after December 31, 1986, means a member of the family of a 5% owner (as defined in Code 416(i)(1)) or one of the 10 Highly Compensated Employees paid the greatest Earnings during the Plan Year or the preceding Plan Year. For purposes of this section, the term "family" means, with respect to any Employee or former Employee, such Employee's Spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants. Except as otherwise specified in regulations, a Family Member is not considered to be an Employee separate from the Employee whose status under this Plan causes the individual to be a Family Member.

1.32   Former Plan means the Continental Federal Savings Bank
Investment Savings Plan.

1.33 401(k) Account means that portion of a Participant's Account attributable to 401(k) Contributions. 401(k) Contribution means an Employer contribution on behalf of a Participant equal to the amount by which the Participant has elected to reduce his Compensation for the Plan Year pursuant to his Salary Reduction Election. For purposes of any Predecessor Plan or any other plan containing a cash-or-deferred arrangement qualified under Code 401(k), 401(k) Contribution includes a Participant's elective deferral under such arrangement.

1.34 Highly Compensated Employee or HCE, for Plan Years beginning after December 31, 1986, refers to those employees who are determined to be Highly Compensated under the method set forth in subsection (a) or (b) below. The Administrator has the discretion to elect the method for making such determination in any Plan Year and may change the method for any Plan Year.

    (a) Highly Compensated Employee means an Employee who, during the current or immediately preceding Plan Year,

         (1)  was at any time a 5% owner (as defined in Code
       416(i)(1));

       (2) received Earnings from the Employers and Related Companies in excess of $75,000 (or such higher dollar limit as the Secretary of the Treasury announces at the same time and in the same manner as the cost-of-living adjustments applicable to the limitations under Code 415(b)or (c)) during that Plan Year;

       (3) received Earnings from the Employers and Related Companies in excess of $50,000 (or such higher dollar limit as the Secretary of the Treasury announces at the same time and in the same manner as the cost-of-living adjustments applicable to the limitations under Code 415(b) or (c)) during that Plan Year and was in the top 20% of the Employees in Earnings during that Plan Year; or

       (4) was at any time an officer of an Employer or a Related Company and received during that Plan Year Earnings that exceeded 50% of the dollar amount in effect under Code
    415(b)(1)(A).

For purposes of this section, at least one officer of the Employers or Related Companies must be treated as a Highly Compensated Employee, regardless of Earnings. If at least three officers meet the Earnings figure, no more than 10% of the Employees may be treated as such an officer. In no event may the Plan treat more than 50 Employees as such officers. For purposes of this section, Earnings will be determined without regard to Code 125, 403(e)(3), 402(h)(1)(B), and in the case of employer contributions made pursuant to a salary reduction agreement, without regard to Code 403(b). The determinations made under this section must be made in conformity with the rules in Code 414(q) and the related Treasury regulations. According to Code 414(q)(6)(A)(ii) and for purposes of applying the limitations under this Plan, any Earnings paid to a Family Member (and any applicable contribution or benefits on behalf of such individual) must be treated as if it were paid to (or on behalf of) the relevant Highly Compensated Employee for that Plan Year. If an employee is not described in (2), (3) or (4) for the preceding year, he shall not be treated as described in (2), (3) or (4) for the current year unless he is a member of the group consisting of the 100 employees of the Employers and Related Companies paid the greatest Earnings during the current year.

       (b)   Alternatively, Highly Compensated Employee means an
Employee who, during the current Plan Year only, met any of the criteria of paragraphs (1) through (4) of subsection (a).
Determination of Highly Compensated Employees under this subsection may be made, at the Administrator's discretion, on the basis of

       (1) all "Workers" of the Employers and Related Companies for the Plan Year being tested; or

       (2) all Workers of the Employers and Related Companies as of a "Snapshot Day." For purposes of identifying Highly Compensated Employees for the ADP or ACP Tests, the Administrator must, in addition to those Workers who are Highly Compensated Employees on the Snapshot Day, treat as a Highly Compensated Employee any Worker for the Plan Year who

            (A)   terminated employment prior to the Snapshot
       Day and was a Highly Compensated Employee in the prior year;

            (B)   terminated employment prior to the Snapshot
       Day and (i) was a 5% owner; (ii) had Earnings for the Plan Year greater than or equal to the projected Earnings of any Worker who is treated as a Highly Compensated Employee on the Snapshot Day (except for Workers who are Highly Compensated Employees solely because they are officers or 5% owners) or (iii) was an officer and had Earnings greater than or equal to the projected Earnings of any other officer who is treated as a Highly Compensated Employee solely because he is an officer; or

            (C)   becomes employed subsequent to the Snapshot
       Day and (i) is a 5% owner, (ii) has Earnings for the Plan Year greater than or equal to the projected Earnings of a Worker who is treated as a Highly Compensated Employee on the Snapshot Day (except for Workers who are Highly Compensated Employees solely because they are officers or 5% owners) or (iii) is an officer and has Earnings greater than or equal to the projected Earnings of any other officer who is treated as a Highly Compensated Employee solely because he is an officer.

       (3) The following definitions apply solely for purposes of this subsection (b):

            (A) "Snapshot Day" refers to a single day during the Plan Year that is reasonably representative of the work force of the Employers and Related Companies. The Snapshot Day must be consistent from Plan Year to Plan Year.

            (B) "Worker" refers to an individual who renders personal services to or through an Employer or Related
       Company and who is subject to the control of an Employer or Related Company.

1.35   Hour of Service has the following meanings:

    (a) An Hour of Service is each hour for which an Employee is paid or is entitled to payment by the Employer for the performance of duties. Hours of Service shall be credited to the Employee pursuant to this subsection (a) for the Computation
Period in which the duties are performed.

    (b) An Hour of Service is each hour for which an Employee is directly or indirectly paid or entitled to payment by an Employer for reasons such as vacation, holiday, sickness, incapacity, layoff, jury duty, military duty, or leave of absence other than for the performance of duties (regardless of whether the employment relationship has terminated). No more than 501 Hours of Service may be credited to an Employee under this subsection (b) for any single continuous period during which he performs no duties (whether or not the period occurs in a single Computation Period). No Hours of Service are credited under this subsection (b) to an Employee with respect to any payment that is made or is due under a plan maintained solely for the purpose of complying with applicable worker's compensation or unemployment compensation or disability insurance laws, or for a payment that solely reimburses an individual for his medical or medically related expenses incurred.

    (c) An Hour of Service is each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer. The same Hours of Service shall not be credited both under subsection (a) or (b) and also under this subsection (c). If any award or agreement of back pay requires credit for hours with respect to periods described in subsection
(b), credit shall only be given subject to the limitations of that subsection. Hours of Service under this subsection must be credited to the Computation Period to which the award or agreement pertains rather than the Computation Period in which the award, agreement, or payment was made.

    (d) Despite the preceding, solely for purposes of determining whether a Break in Service for participation or vesting purposes, as applicable, has occurred in a Computation Period, an employee who is on a "maternity or paternity leave of absence" will receive credit for the Hours of Service that normally would have been credited to such individual but for such maternity of paternity leave of absence or, in any case in which such Hours of Service cannot be determined, eight Hours of Service per day of maternity of paternity leave of absence. The total number of Hours of Service that can be credited under the preceding sentence cannot exceed 501, and such Hours of Service shall be credited (1) in the Computation Period in which the absence began if necessary to prevent a Break in Service in that period, or (2) in all other cases, in the following Computation Period. "Maternity or paternity leave of absence" means an absence by reason of the pregnancy of the individual, by reason of the birth of a child of the individual, by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or for purposes of caring for such child for a period beginning immediately following such birth or placement.

    (e) Hours of Service will be calculated and credited pursuant to the provisions of Department of Labor regulations section 2530.200b-2, which are incorporated herein by reference.

    (f) The determination of Hours of Service must be made from records of hours worked and hours for which payment is made or due.

    (g) Hours of Service with a Related Company are treated as Hours of Service with an Employer.

1.36 Investment Manager means a person or entity that has the power to acquire and dispose of Plan assets, that acknowledges in writing that it is a fiduciary with respect to the Plan, and that is either:

    (a)  an investment advisor registered under the Investment
Advisors Act of 1940;

    (b) a bank as defined in the Investment Advisors Act of 1940; or

    (c) an insurance company qualified to manage assets of retirement plans or perform similar functions under the laws of more than one state.

1.37 Leave of Absence means absence without pay authorized by an Employee's Employer without loss of employment status by reason of injury, illness, business of the Employer, vacation, any other reason approved by the Employer in a uniform and nondiscriminatory manner for all Employees under similar circumstances, or service in the armed forces of the United States; provided that in the case of service in the armed forces of the United States, the Employee returns to the employment of the Employer within the period during which his reemployment rights as a veteran are protected by law.

1.38   Limitation Year means the Plan Year.

1.39 Matching Account means that portion of a Participant's Account attributable to Matching Contributions. Matching Contribution means the Employer contribution based on 401(k) Contributions as described in Plan Exhibit A, or as provided under a Predecessor Plan, on account of a Participant's after-tax or 401(k) contributions under such Plan.

1.40 Nonhighly Compensated Employee means an Employee who is not a Highly Compensated Employee.

1.41 Normal Retirement Age means age 65, except that if any Predecessor Plan has an earlier Normal Retirement Age, such earlier age shall be a Participant's Normal Retirement Age with respect to the Participant's Accounts that are transferred to this Plan from the Predecessor Plan.

1.42 Normal Retirement Date is defined in Plan section 7.2, except that if any Predecessor Plan has an earlier Normal Retirement Date, such earlier date shall be a Participant's Normal Retirement Date with respect to the Participant's Accounts that are transferred to this Plan from the Predecessor Plan.

1.43 Participant means an eligible Employee who has satisfied the conditions for membership set forth in Plan article 2 and whose Account under the Plan has not been fully distributed.

1.44 Pension Account means that portion of a Participant's Account attributable to his accrued benefit under a Predecessor Plan which was attributable to an employer's money purchase pension plan or a Defined Benefit Plan and which is subsequently merged into this Plan.

1.45 Plan means, effective June 24, 1994, the Crestar Merger Plan for Transferred Employees, as reflected in this document and any subsequent amendments. Prior to June 24, 1994, Plan means the Continental Federal Savings Bank Savings Investment Plan, a profit sharing plan with a cash-or-deferred arrangement under Code 401(k).

1.46 Plan Year means, effective July 1, 1993, the 12-month period commencing on January 1 and ending on December 31, annually, except that the period July 1, 1993 through December 31, 1993, shall be a short plan year of six months. Prior to July 1, 1993, Plan Year means the 12-month period beginning on July 1 and ending on the following June 30, annually.

1.47 Predecessor Plan means any other Defined Contribution Plan, other than a stock bonus plan, which provides for employer contributions and which is amended by an Employer to adopt the terms of this Plan or which is merged into this Plan. Unless the context indicates otherwise, Predecessor Plan also includes the Former Plan prior to June 24, 1994.

1.48 Profit Sharing Account (formerly called the Basic Account) means that portion of a Participant's Account attributable to Profit Sharing Contributions and forfeitures, if any. Profit Sharing Contribution (formerly called Basic Contribution) means the Employer contribution described in Exhibit A or a designated profit sharing contribution under a Predecessor Plan.

1.49 Qualified Domestic Relations Order means a judgment, decree, order, or approval of a property settlement agreement entered on or after the first day of the Plan Year beginning in 1985, that:

       (1) relates to the provision of child support, alimony payments, or marital property rights to an Alternate Payee;

       (2) is made pursuant to a state domestic relations or community property law;

       (3) creates or recognizes the right of, or assigns the right to, an Alternate Payee to receive all or a portion of the benefit payable with respect to the Participant under this Plan;

       (4) clearly specifies (i) the name and last known mailing address (if available) of the Participant and the name and mailing address of each Alternate Payee, unless the Administrator has reason to know the address independently of the Order; (ii) the amount or percentage of the Participant's benefits to be paid by the Plan to each Alternate Payee or the manner in which such amount or percentage is to be determined; (iii) the number of payments or period to which the Order applies; and (iv) each plan to which the Order applies;

       (5) does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan;

       (6) does not require the Plan to provide increased benefits; that is, does not provide for the payment of benefits in excess of the actuarial equivalent of the benefits to which the Participant would be entitled in the absence of the Order; and

       (7) does not require the payment of benefits to an Alternate Payee that are required to be paid to another
    Alternate Payee under another order determined previously to be a Qualified Domestic Relations Order.

    (a) A Qualified Domestic Relations Order may provide for payments to begin to an Alternate Payee on or after the date on which the Participant attains or would have attained the earliest retirement age (as defined in Code 414(p)(4)(B)), regardless of whether the Participant has separated from service as of that date. If the Participant dies before that date, the Alternate Payee is entitled to benefits only if the Order requires survivor benefits to be paid.

    (b) A domestic relations order entered before the first day of the Plan Year beginning in 1985 is a Qualified Domestic Relations Order if payment of benefits pursuant to that order have begun as of such date, regardless of whether the order satisfies the requirements of Code 414(p), and even if payments pursuant to the order have not begun as of such date, it may still be treated as a Qualified Domestic Relations Order even though it does not satisfy the requirements of Code 414(p).

1.50 Qualified Joint and Survivor Annuity means an immediate annuity for the life of a Participant with a survivor annuity for the life of the Participant's Spouse that is not less than 50% and not more than 100% of the amount of the annuity payable during the joint lives of the Participant and the Participant's Spouse and that is the amount of benefit which can be purchased with the Participant's vested Account balance. The percentage of the survivor annuity under this Plan shall be 100% for any Participant who is required to receive a Qualified Joint and Survivor Annuity under the Plan and fails to designate a percentage.

1.51 Qualified Preretirement Survivor Annuity means an annuity for the life of the Participant's Surviving Spouse which provides an amount of benefit which can be purchased with the Participant's vested Account balance as of the applicable Valuation Date following the Participant's death, provided that any security interest held by the Plan by reason of a loan outstanding to the Participant for which a valid spousal consent has been obtained, if necessary, shall reduce the Participant's Account at his death.

1.52 Qualified Nonelective Account means that portion of a Participant's Account attributable to Qualified Nonelective
Contributions. Qualified Nonelective Employer Contribution means the Employer contribution described in Plan Exhibit A.

1.53 Related Company means any entity (other than an Employer) that belongs to one or more of the following groups to which an Employer also concurrently belongs:

    (a) a member of a controlled group of corporations as defined in Code 1563(a), determined without regard to Code
1563(a)(4) and 1563(e)(3)(C), of which an Employer is a member according to Code 414(b);

    (b) an unincorporated trade or business that is under common control with an Employer as determined according to Code
414(c);

    (c) a member of an affiliated service group of which an Employer is a member according to Code 414(m); or

    (d) any other entity required to be aggregated with an Employer pursuant to Code 414(o) and applicable regulations.

For purposes of the provisions of Plan article 4, relating to Code 415 limitations on contributions and benefits, Related Company also includes a corporation that would be a Related Company if the phrase "at least eighty percent" in Code 1563(a) read "more than fifty percent" or an unincorporated trade or business that would be a Related Company if Code 414(c) were construed using the standard of "more than fifty percent" instead of "at least eighty percent."

1.54 Rollover Account means the portion of a Participant's Account attributable to Rollover Contributions accepted and allocated under a Predecessor Plan. Rollover Contribution means a contribution transferred to a Predecessor Plan, directly or through a rollover from an individual retirement account established pursuant to Code 408, attributable to a participant's nonforfeitable interest in assets attributable to contributions made by an employer under a qualified plan.

1.55 Salary Reduction Election means a Participant's election, prior to the time he receives the Compensation to which such election applies, to defer a portion of such Compensation and to cause the Employer to make a 401(k) Contribution to the Plan equal to the amount deferred.

1.56 Special Contribution means an Employer contribution described in Plan article 3.

1.57 Sponsor means, effective May 14, 1993, Crestar Financial Corporation and any successor to Crestar Financial Corporation, and (i) prior to such date means Continental Federal Savings Bank with respect to the Former Plan, and (ii) the named sponsor with respect to any other Predecessor Plan prior to the time it is merged into this Plan.

1.58 Spouse means the person to whom a Participant is married by legal contract at the relevant time.

1.59 Surviving Spouse means the Participant's Spouse who survives him. Except as provided in a Qualified Domestic Relations Order, if a Participant dies after his Annuity Starting Date, the individual to whom the Participant was married on his Annuity Starting Date is the Spouse even if the Participant and the individual are not married at the Participant's death. A Qualified Domestic Relations Order may provide that a former Spouse will be treated as the Participant's Spouse or Surviving Spouse for any purpose under the Plan.

1.60   Stock means the common stock of Crestar Financial
Corporation.

1.61 Suspense Account means a separate bookkeeping account maintained to reflect the following items until they are allocated to Participants' Accounts: (1) Employer contributions for any Prior Plan Year that could not be allocated to any Participant's Account at an earlier allocation date because of the Maximum Permissible Amount for Annual Additions as described in Plan article 4; (2) advance Employer contributions made during the Plan Year but before they are allocated to Participants' Accounts; and (3) any other amounts that are credited to the Suspense Account under other Plan provisions. As of the last Valuation Date of the Plan Year, the Suspense Account's balance is to be added to, and allocated as part of, the Employer contributions for that Plan Year as described in Exhibit A.

1.62 Termination Date means the date on which an Employee terminates his employment with all the Employers and Related
Companies.

1.63 Trust Agreement means the agreement between the Sponsor and the Trustee providing for the establishment and management of the Trust Fund.

1.64 Trust Fund means the fund described in Plan article 12 which holds Plan assets and is administered by the Trustee pursuant to the terms of the Plan and the Trust Agreement.

1.65 Trustee means the person or entity accepting in writing the appointment by the Board to serve as trustee and any successor to such person or entity.

1.66   Valuation Date means the last business day of each month.

1.67 Year of Service means each Computation Period in which an Employee completes 1,000 Hours of Service, subject to the following subsections and to the applicable service rules for eligibility as described in Plan article 2 and service rules for vesting as described in Exhibit B.

    (a)   Unless otherwise specifically excluded, an Employee's
Years of Service includes Years of Service before the Effective
Date of this Plan and Years of Service earned during period when he is not a Covered Employee.

    (b) Years of Service earned during separate employment period are to be aggregated unless Years of Service are lost under the Break in Service rules.

    (c) An Employee will be granted credit for Hours of Service currently during any Leave of Absence with pay based on the Hours of Service attributable to that period, up to a maximum of 501 Hours of Service in a Plan Year for any single, continuous paid Leave of Absence.

    (d) Despite the preceding, Years of Service prior to the date on which a Predecessor Plan merges into this Plan are to be determined exclusively under the terms of such Predecessor Plan.
                          ARTICLE 2

                       PLAN MEMBERSHIP


2.1      Conditions of Participation

         (a) Participation frozen. Effective May 14, 1993, participation in the Plan is frozen, and the only individuals who are or may become Participants in this Plan are the following:

               (1) Participants in the Former Plan who have undistributed Account balances in the Plan as of May
         14, 1993.

               (2) Participants in a Predecessor Plan (other than the Former Plan), which is merged into this Plan on or after June 24, 1994, who have undistributed account balances at the time of such merger which are transferred to this Plan. Such participants in a Predecessor Plan will become Participants in this Plan on the effective date of the merger of the Predecessor Plan into this Plan.

         (b) Continuing participation. Each Employee who is a Participant in the Plan as of the effective date of this amendment and restatement shall continue to be a Participant in the Plan thereafter as long as his Account balance has not been fully distributed.

         (c) Former Plan rules. Prior to May 14, 1993, each Covered Employee shall automatically become an Active Participant in the Former Plan on the Entry Date immediately following his attainment of age 21 and his completion of one Year of Service for eligibility, provided he is a Covered Employee on such Entry Date. If an Employee who meets the age and service requirements is not a Covered Employee on the Entry Date, he shall become a Participant immediately on the date he becomes a Covered Employee.

2.2      Employment Status Changes

         (a)    Effective date.  The provisions of this Plan
section 2.2 apply only to the Former Plan for periods prior to May 14, 1993.

         (b) Changing to Non-Covered Employee. If a Participant does not terminate his employment but has a job status change that causes him to cease to be a Covered Employee, he ceases to be an Active Participant, but he continues to be a Participant as long as he has an Account balance in the Plan.

         (c) Changing to Covered Employee. If an Employee becomes a Covered Employee due to a change in his employment status, he begins participation in the Plan according to Plan section 2.1(c), except that if such an Employee has already satisfied the age and service conditions of Plan section 2.1(c), he becomes an Active Participant on the date he becomes a Covered Employee.

         (d)    Reemployment

               (1) Participants. If a Participant terminates his employment and is subsequently rehired at a time when he has lost his prior Years of Service for eligibility, he shall be treated as a new Employee and he shall be eligible to become an Active Participant again when he has satisfied the provisions of Plan section 2.1(c) after his reemployment. If a Participant terminates his employment and is subsequently rehired at a time when he has not lost his prior Years of Service for eligibility, he shall become a Participant again on the day he first completes an Hour of Service as a Covered Employee.

               (2) Non-Participants. If an Employee who has not become a Plan Participant terminates his employment with the Employers and is subsequently rehired, he shall be eligible to participate in the Plan in accordance with the provisions of Plan section 2.1(c).

2.3 Termination of Participation. Prior to May 14, 1993, an individual ceases to be an Active Participant in this Plan when he is no longer a Covered Employee. For all periods, an individual ceases to participate in this Plan when his entire Account balance is distributed to him or in the event of his death, to his Beneficiary.

2.4 Application to Participate. Participation in the Plan is automatic; an application to participate is not required, but a Participant shall not be entitled to receive 401(k)
Contributions or Matching Contributions based on 401(k)
Contributions unless he has made a Salary Reduction Election.

2.5      Administrator Determination

         In the event any question should arise as to the eligibility of any person to become a Participant or the commencement of participation, the Administrator shall determine such question. The Administrator's decision shall be conclusive and binding, and there is no right of appeal except under the Plan's procedures for appeal of denied claims.

2.6      Eligibility Service

         (a) In general. Credit for completing a Year of Service for eligibility in any Computation Period is to be credited only on the last day of that Period, regardless of when the necessary Hours of Service were completed during that Period. An Employee who is credited with 1,000 Hours of Service in both his initial eligibility Computation Period and in the first Plan Year beginning after the commencement of his initial eligibility Computation Period will be credited with two Years of Service for eligibility.

         (b) Loss of Years of Service for eligibility. An Employee who does not have a vested right to Employer contributions under this Plan loses credit for his prior Years of Service for eligibility when the number of his consecutive one-year Breaks in Service exceeds five and is also equal to or greater than the number of his credited Years of Service for eligibility.
                          ARTICLE 3

                        CONTRIBUTIONS


3.1      Contributions Limited

         (a) Suspension. Effective as of the close of business on July 2, 1993, all 401(k) Contributions, Rollover
Contributions, and Matching Contributions are suspended and all Salary Reduction Elections are canceled.

         (b) Contributions allowed. Effective as of the date determined by the Board or its designee after June 24, 1994, all other contributions to the Plan are discontinued and the only contributions that may be accepted are Special Contributions and the transfers of accounts to this Plan from a Predecessor Plan that is merged into this Plan and any Employer contributions that are required to the extent necessary to ensure that any Predecessor Plan that has merged into this Plan complies with the provisions of Code 401(a), 401(k), 401(m), and 416, as applicable.

         (c) Prior contribution provisions. Contribution provisions for the period July 1, 1989 through July 2, 1993, under the Former Plan are contained in Exhibit A, the contents of which are incorporated into this Plan. Contribution provisions for any other Predecessor Plan that is merged into this Plan are as set forth in such Predecessor Plan prior to the merger date. Despite the preceding sentence, if the merger date occurs prior to January 1, 1995, and if such Predecessor Plan has not received a favorable determination letter with respect to its contribution and allocation provisions that are inconsistent with the provisions of Exhibit A which are intended to comply with the Code requirements under Code 401(a), 401(k) and 401(m), then such Predecessor Plan is amended with respect to such Code requirements as set forth in Exhibit A.

3.2      Special Contributions

         The Employers may be required to make Special
Contributions to the Plan under the following circumstances:

         (a) to the extent provided in Plan article 6, when a valid claim is made for benefits which were previously suspended because the person entitled to those benefits could not be located;

         (b) to the extent described in Plan article 6, when a rehired participant is entitled to reinstatement of a conditional forfeiture; or

         (c) to the extent described in Plan article 11, when this Plan is a Top-Heavy Plan and a minimum top-heavy contribution is required; or

         (d) to the extent a contribution is required under a Predecessor Plan but not made as of the date of merger into this Plan, in order for that Plan to retain its status as a qualified plan.

When received by the Trustee, any Special Contribution is to be credited directly to the applicable Account of the specific
Participant(s) involved.
                          ARTICLE 4

          OTHER PROVISIONS CONCERNING CONTRIBUTIONS


4.1      Separate Accounts

         A separate Account will be established for each Participant. Each such Account shall be divided into subaccounts as applicable to reflect the Participant's interest in the Plan. For example, a Participant's Account may have one or more of the following subaccounts: 401(k) Account, Matching Account, Qualified Nonelective Account, Profit Sharing Account, Rollover Account, Pension Account, or any other Account name deemed appropriate by the Administrator. These separate Accounts are for bookkeeping purposes only and no Participant or Beneficiary has any right or interest in any specific Trust Fund asset as a result of such separate accounting. Each Account is to be adjusted from time to time for activity in the Account, including, but not limited to, investment earnings or losses and allocable administrative expenses and payments from the Account.

4.2      Compliance with Code 415

         (a) Administrator adjustments. The amount of contributions or benefits for each Participant under this Plan and any other qualified plan maintained by an Employer or a Related Company must be adjusted by the Administrator, according to applicable Treasury regulations, to comply with the limitations of Code 415 as described in the following sections of this Plan article 4. In making such adjustments, the Administrator must not discriminate in favor of Highly Compensated Employees or such other individuals in whose favor discrimination is prohibited under Code 401(a)(4).

         (b) Aggregation of Plans. For purposes of applying the Code 415 limitations on contributions and benefits, all Defined Benefit Plans (whether or not terminated) of the Employers and their Related Companies are treated as one Defined Benefit Plan, and all Defined Contribution Plans (whether or not terminated) of the Employers and their Related Companies are
treated as one Defined Contribution Plan.   Effective for
Limitation Years beginning after March 31, 1984, an individual medical account, as defined in Code 401(h)(6) and referred to in Code 415(l)(1), will be treated as a Defined Contribution Plan. Effective for Limitation Years that begin after December 31, 1985, with respect to Key Employees (as defined in Code 419A(d)(3)), a welfare fund, as defined in Code 419(e), that is maintained by an Employer or a Related Company will be treated as a Defined Contribution Plan.

4.3      Annual Addition Limitations

         (a) Annual Addition means the sum of the following amounts credited to a Participant's Account for the Limitation
Year:

                    (1)  Employer contributions;

                    (2)  for Limitation Years beginning after
                December 31, 19886, a Participant's
                nondeductible contributions, and for Limitation Years beginning before January 1, 1987, the lesser of one-half of a Participant's nondeductible contributions, or the Participant's nondeductible contributions in excess of 6% of the Participant's Earnings for the Limitation Year;

                    (3)  forfeitures;

          (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code 415(l)(2), which is part of a pension or annuity plan maintained by an Employer or Related Company are treated as Annual Additions to a Defined Contribution Plan;

          (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee (as defined in Code 419A(d)(3)) under a welfare benefit fund (as defined in Code 419(e)), maintained by an Employer or Related Company are treated as Annual Additions to a Defined Contribution Plan;

          (6) allocations by an Employer or Related Company under a simplified employee pension plan;

          (7) except to the extent provided in Treasury regulations, Excess 401(k) Contributions, Excess
         Aggregate Contributions, and Excess Deferrals, regardless of whether such excess amounts are distributed or forfeited.

         (b) Maximum Permissible Amount. Effective for Limitation Years that begin after December 31, 1986, a Participant's Annual Additions for a Limitation Year under this Plan and under all other Defined Contribution Plans maintained by an Employer or a Related Company may not exceed the Maximum Permissible Amount. The Maximum Permissible Amount is the lesser of (1) or (2) following:

          (1) the greater of $30,000 or one-fourth of the defined benefit dollar limitation on under Code
         415(b)(1)(A) for that Limitation Year; or

          (2) 25% of the Participant's Earnings for the Limitation Year.

The limitation on Earnings referred to in paragraph (2) shall not apply to any contribution for medical benefits (within the meaning of Code 401(h) or 419(f)(2)) which is otherwise treated as an Annual Addition under Code 415(l)(1) or 419A(d)(2).

         (c) Annual Additions under other plans. If any Participant in this Plan also participates in another plan maintained by an Employer or Related Company in which he receives Annual Additions for a Limitation Year, the Annual Additions that may be credited to the Participant's Account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to the Participant's account under the other plan for the same Limitation Year. If the Annual Additions with respect to the Participant under such other Defined Contribution Plans are less than the Maximum Permissible Amount and the Employer contributions and forfeitures that would otherwise be contributed or allocated to the Participant's Account under this Plan would result in excess Annual Additions for the Limitation Year, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other Defined Contribution Plans in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Account under this Plan for the Limitation Year.

         (d) Short Limitation Year. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount for the short Limitation Year will not exceed the applicable dollar amount under subsection (b)(1) above, as applicable, multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is 12.

4.4      Excess Annual Additions

         (a) Amounts that would be excess. For any Limitation Year, the Annual Additions that may be credited to the Participant's Account under this Plan and under any other plan maintained by an Employer or a Related Company in which he receives Annual Additions for any such Limitation Year will not exceed the Maximum Permissible Amount. To the extent that an allocation or addition pursuant to this Plan or such other plans intended for one Participant's accounts under this and all such plans cannot be allocated or added to those accounts, it is treated as a mistake-of-fact contribution if that is allowed by law, and to the extent that the allocation or addition cannot be so treated without adverse consequences to the Plan, it is reduced to the extent necessary to bring it within the limitations of Plan section 4.3 according to the remaining provisions of this section.

          (1) If a Participant's Annual Additions under this Plan and such other plans would result in excess Annual Additions for a Limitation Year, the excess amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund as defined in Code 419(e) or an individual medical account as defined in Code
         415(l)(2) will be deemed to have been allocated first regardless of the actual allocation date.

          (2)  If an excess amount was allocated to a
         Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess Annual Additions attributed to this Plan will be the product of (a) the total excess Annual Additions allocated as of such date, times (b) the ratio of (i) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to
         (ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all other Defined Contribution Plans.

         (b)    Disposition of excess Annual Additions.  Excess
Annual Additions will be disposed of as follows:

          (1) To the extent that a Participant's excess Annual Additions are attributable to his 401(k) Contributions or nondeductible voluntary employee contributions, those 401(k) Contributions or nondeductible voluntary employee contributions may be returned to the Participant in the Limitation Year in which they are determined to be excess Annual Additions and will reduce that Participant's excess Annual Addition. If 401(k) Contributions or nondeductible voluntary employee contributions are returned to a Participant pursuant to this paragraph, such contributions will be disregarded for purposes of the limitations on such contributions under Code 402(g) and 401(k)(3) and 401(m)(2).

          (2) If excess Annual Additions still exist and the Participant is covered by the Plan at the end of the Limitation Year, the excess amount in the Participant's Account will be used to reduce Employer contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and in each succeeding Limitation Year if necessary. If the Participant is not covered by the Plan at the end of a Limitation Year, the excess amount will be held unallocated in a Suspense Account. The Suspense Account will be applied to reduce future Employer contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

          (3) If a Suspense Account is in existence at any time during a Limitation Year, it does not participate in the allocation of the Trust's investment gains and losses. If a Suspense Account is in existence at any time during a particular Limitation Year, all amounts in the Suspense Account must be allocated and reallocated to Participants' Accounts before any Employer contributions or employee contributions may be made to the Plan for that Limitation Year. Excess amounts held in a Suspense Account may not be distributed to Participants or former Participants. If a Suspense Account exists according to the provisions of this section when the Plan terminates, the Suspense Account must be treated as not part of the Plan assets (as allowed by applicable law) and is returned to the contributor or contributors, pro rata according to their contributions for that Limitation Year.

4.5      Defined Benefit Plan Participation

         (a)    Post-1982 Limitation Years.  Effective for
Limitation Years that begin after December 31, 1982, if an individual is participating or has participated in both this Plan and a Defined Benefit Plan maintained by an Employer or a Related
Company, the sum of the Participant's Defined Benefit Plan
Fraction and his Defined Contribution Plan Fraction for any
Limitation Year may not exceed 1.0.

          (1)  For purposes of this subsection, a Participant's
         Defined Benefit Plan Fraction for any year is a fraction the numerator of which is his Projected Annual
         Benefit under all such Defined Benefit Plans
         (determined as of the close of the year) and the denominator of which is the lesser of

                    (A)  the product of 1.25 multiplied by the
           dollar limitation in effect under Code 415(b)(1)(A) and 415(d) for the Participant for that year, or

                    (B)  the product of 1.4 multiplied by the
           largest amount that may be taken into account under Code 415(b)(1)(B) (including any adjustments under Code 415(b)) for that Participant for that year.

         Despite the preceding, if the Participant was participating as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more such Defined Benefit Plans which were in existence on May 6, 1986, the denominator of the Defined Benefit Plan Fraction will not be less than the product of 1.25 multiplied by the sum of the Annual Benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if such Defined Benefit Plans, both individually and in the aggregate, satisfied the requirements of Code 415 for all Limitation Years beginning before January 1, 1987.

          (2) For purposes of this subsection, a Participant's Defined Contribution Plan Fraction for any Limitation Year is a fraction the numerator of which is the sum of his Annual Additions as of the close of the year for that and all prior Limitation Years and the denominator of which is the sum of the lesser of the following amounts determined for that year and for each prior year of service with an Employer or a Related Company (regardless of whether a Defined Contribution Plan was then maintained):

                    (A)  the product of 1.25 multiplied by the
           dollar limitation in effect under Code 415(c)(1)(A)
           (determined without regard to (c)(6)) for the Participant for that year, or

                    (B)  the product of 1.4 multiplied by the
           amount that may be taken into account under Code
           415(c)(1)(B) for the Participant for that year.

         Despite the preceding, if a Participant was participating as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Contribution Plans which were in existence on May 6, 1986, the numerator of the Defined Contribution Plan Fraction will be adjusted if the sum of this fraction and the Defined Benefit Plan Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the Code 415 limitation to the first Limitation Year beginning on or after January 1, 1987.

         In applying these rules, the Annual Addition Limitation for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as Annual Additions.

          (3) If a plan satisfied the requirements of Code 415 for the last Limitation Year beginning before January 1, 1983, according to regulations promulgated pursuant to 235(g)(3) of the Tax Equity and Fiscal Responsibility Act of 1982, an amount is subtracted from the numerator of the Defined Contribution Plan Fraction (not exceeding that numerator) so that the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction computed under this subsection does not exceed 1.0 for the first Limitation Year that begins after 1982.

          (4) For purposes of this subsection, Projected Annual Benefit, as to a Participant, means the total of each Annual Benefit to which that Participant would be entitled under the terms of Defined Benefit Plans maintained by an Employer or a Related Company in which the Participant is a participant (assuming that the Participant continued employment until each such plan's normal retirement age or his current age, if later; that his Earnings continued at the same rate as in effect in the Limitation Year under consideration until those normal retirement ages or dates; and that all other relevant factors used to determine benefits under each plan remained constant as of the current Limitation Year for all future Limitation Years).

          (5) For purposes of this subsection, Annual Benefit means a benefit payable in the form of a straight-life annuity (with no ancillary benefits) under a qualified plan to which employees do not contribute and under which no rollover contributions are made. If a benefit under a qualified plan is payable in any form other than a straight-life annuity, or if the employees contribute to the plan or make rollover contributions, the determination as to whether the Code 415 limitations described in this Plan article 4 have been satisfied must be made by adjusting that benefit so that it is equivalent in value, according to applicable Treasury regulations, to the Annual Benefit. For purposes of this definition, any ancillary benefit that is not directly related to retirement income benefits must not be taken into account. Any benefits that are ancillary within the definitions in Treasury regulation 1.411(a)(1) are ancillary benefits for purposes of this definition. Annual Benefit does not include that portion of any joint and survivor annuity (as defined in Code 417(b)) in excess of the value of a straight-life annuity beginning on the same date and the value of any includable post-retirement death benefits that would be payable even if the annuity were not in the form of a joint and survivor annuity. For purposes of adjusting any benefit for Plan Years beginning after December 31, 1982, the interest rate assumption must not be less than the greater of five percent or the rate specified in the plan and no adjustments under Code 415(d)(1) may be taken into account before the year for which such adjustment first takes effect.

         (b) Transition rule. The Administrator may elect to calculate the Defined Contribution Plan Fraction for Limitation Years ending after December 31, 1982, for all qualified plans that were in existence on July 1, 1982, in accordance with the transition rule of Code 415(e)(6).

         (c) Adjustments for Top Heavy Plans. For any year in which this Plan or any plan in this Plan's Aggregation Group is a Top-Heavy Plan, the Defined Benefit Fraction and the Defined Contribution Plan Fraction will be adjusted as provided in Plan article 11 and the rules in Code 416(h).

4.6      Limitations on Employer Contributions

         (a) Maximum deductible amount. The Employer contributions for any Plan Year shall not exceed the maximum deductible amount from the Employers' income for federal income tax purposes determined under the applicable provisions of the Code.

         (b) Time of contribution. All Employer contributions shall be delivered to the Trustee not later than the date fixed by law for the filing of the Employers' federal income tax return for the year for which such contributions are made (including any extensions for filing).

         (c) Trustee duties. The Trustee shall have no duty to determine whether any contributions delivered to the Trustee comply with the provisions of the Plan. The Trustee shall be accountable only for funds actually received by the Trustee.

4.7      Return of Contributions

         Contributions by the Employer, including Profit Sharing,
Qualified Nonelective, and Matching Contributions, shall be returned to the Employer in the following instances:

         (a) If a contribution by the Employer is made because of a mistake of fact, then the contribution shall be returned within one year after its payment upon the Employer's written request.

         (b) Each contribution by the Employer is conditioned upon the deductibility of the contribution under the applicable provisions of the Code and to the extent of a disallowance of the deduction for part or all of the contribution, the contribution shall be returned within one year after such disallowance upon the Employer's written request.

4.8      Contribution for Non-Profitable Employer

         If one or more of a group of Employers is a member of an affiliated group within the meaning of Code 1504 and is prevented from making a contribution for any tax year that it would otherwise have made under this Plan because it has no current or accumulated earnings or net profits or because those earnings or net profits are less than the contributions that it would otherwise have made, then so much of the contribution that it was so prevented from making may be made for the benefit of that Employer's Employees who are Participants by all other members of the group of Employers that are also members of that affiliated group in accordance with and subject to the provisions of Code 404(a)(3)(B), except as otherwise determined by the Board.
                          ARTICLE 5

                      INVESTMENT OPTIONS


5.1 Effective Date. Effective July 1, 1994, or on such other date as may be announced by the Administrator subsequent to June 24, 1994, all Accounts of Participants, including amounts transferred from a Predecessor Plan, shall be invested in accordance with the rules in this Plan article 5 and such procedures as may be adopted by the Administrator from time to time.

         (a) CrestFunds investment funds. A Participant may elect to have all or part of his Account invested in any of the following investment funds offered by CrestFunds, Inc., a registered open-end management investment company.

          (1) CrestFunds Cash Reserve Fund. This Fund seeks to provide high current income consistent with the preservation of capital and the maintenance of liquidity by investing in high-quality, short-term money market instruments, including floating and variable rate instruments that are denominated in U.S. dollars and have a remaining maturity of 397 days or less. The Cash Reserve Fund seeks to maintain a constant $1.00 share price.

          (2) CrestFunds Short/Intermediate Bond Fund. This Fund seeks to provide high current income consistent with preservation of capital by investing in a broad range of investment-grade fixed-income debt obligations. The Short/Intermediate Bond Fund is managed to maintain a dollar-weighted average portfolio maturity of between three and five years.

          (3) CrestFunds Value Fund. This Fund seeks to provide long-term capital appreciation and current income by investing primarily in the income-producing equity securities of companies with large market capitalizations.

          (4) CrestFunds Special Equity Fund. This Fund seeks to provide long-term capital appreciation by investing primarily in equity securities of companies with small to medium market capitalizations.

         (b) Crestar Stock Fund. A Participant may elect to have all or part of his Account invested in the Crestar Stock Fund, a pooled fund managed by the Plan's Trustee, which shall be invested in Stock and cash in accordance with the terms of the Plan and the Trust Agreement.

         (c) Special investments. In the event a Predecessor Plan is merged into this Plan and has assets that are not readily marketable or the sale of which would cause a substantial loss to Participants, the Trustee may, in its discretion, maintain such assets in a segregated account until the earlier of 12 months after the merger date or the time such assets become marketable.

         (d) Separate accounting. The interest of each Participant in any of the investment options listed in the preceding subsections shall be maintained by the Trustee so as to reflect the portion of a Participant's Account attributable to his contributions, including After-Tax and Rollover Contributions, as applicable, as well as that portion of his Account attributable to Employer contributions, including Qualified Nonelective, Profit Sharing, 401(k), and Matching Contributions and any other Employer contributions, as applicable. As of each Valuation Date, the Trustee shall determine the current market value of Participants' Accounts invested in each such fund.

5.2      Initial Investment Election

         (a) Election allowed. When the investment funds specified in Plan section 5.1 (a) and (b) are first available to Participants, or when an individual first becomes a Participant in the Plan, the Participant shall submit a written election on a form provided by the Administrator, indicating the Participant's investment choices for his Account, in multiples of 10% from among the investment funds indicated in Plan section 5.1. Each Participant's investment election shall continue in effect until amended or revoked in accordance with Plan section 5.3.

         (b) Default election. Absent an election, a Participant shall be deemed to have elected to have his entire
Account invested in the CrestFunds Cash Reserve Fund.

         (c) Submission of elections. Participants shall submit their election forms to the Human Resources Director or his designee at such time and in such manner as the Human
Resources Director may announce.

5.3      Changes in Investment Elections

         (a) Elections allowed. After a Participant has made the initial investment election provided under Plan section 5.2, he may elect to transfer 25%, 50%, 75%, or 100% of his balance in any one investment fund to any other investment fund under the Plan. If, however, the balance remaining in the investment fund with respect to which a Participant elects to make a transfer is less than $100, then as of the effective date of such transfer, the Participant's entire balance in that investment fund will be transferred to such other fund or funds as the Participant has elected in accordance with the percentages designated in his investment change election.

         (b) Frequency of elections. A Participant may make only one such change in his investment election during each month, effective as of the first day of the subsequent month.

         (c) Administrator directions. The Administrator shall adopt and announce procedures regarding changes in investment elections. The Administrator may, in its discretion, direct the Trustee to grant permission for special elections for investment changes to all Participants at such times as it may designate so that Participants may restructure investments in their Accounts.

5.4      Crestar Stock Fund

         (a) Allocation by Trustee. The Trustee shall allocate to the Account of each Participant invested in the Crestar Stock Fund as of each Valuation Date from the shares of Stock acquired by the Trustee for such purpose, the number of whole shares and such fractional interest in a share of such Stock, calculated to the fourth decimal place, as may be purchased by funds in such Participant's Account available and designated for such use. Such allocation of shares shall be at the average cost to the Trustee of the shares purchased for all Participants' Accounts since the last preceding Valuation Date.

         (b) Cash investments allowed. To the extent the Trustee deems necessary or appropriate, the Trustee may maintain in cash a part of the funds available for investment in the Crestar Stock Fund. The Trustee shall not be liable for interest on the portions maintained in cash, but the Trustee may invest such cash in money-market collective investment funds maintained by the Trustee, which is readily convertible into cash and similar investments or obligations pending investment in Stock. Although the Trustee shall maintain a record of such short-term investments, it shall treat such amounts as cash and allocate any income derived from such investments based on each Participant's cash in the Fund as of the applicable Valuation Date as it bears to the total cash in the Fund on such Valuation Date.

         (c) Acquisition of Stock. Stock shall be purchased by the Trustee from time to time out of funds held by the Trustee under the Plan or advanced by the Employers, either on the open market, from the Sponsor's authorized but unissued Stock, or by exercising any rights to purchase shares granted with respect to shares of Stock held by the Trustee.

         (d) Holding Stock. The Trustee shall hold, for the purpose of allocation to the Accounts of Participants, shares of such Stock which the Trustee has acquired due to withdrawals by Participants. Shares of Stock held by the Trustee as a result of a withdrawal, distribution, or transfer of investment shall be deemed to have been purchased by the Trustee as of the Valuation Date applicable to such withdrawal, distribution or transfer and reallocated at their current Market Value as of such Valuation Date. To the extent the Trustee deems it necessary or appropriate, the Trustee may sell any shares of Stock acquired due to such a withdrawal, distribution or transfer of investments in order to maintain the cash liquidity of the Fund, and such cash shall be allocated to Participants with Accounts in the Crestar Stock Fund in accordance with subsection (b).

         (e) Compliance with laws. All purchases, sales and other transactions involving Stock or the Crestar Stock Fund shall be effected in accordance with all applicable federal and state laws and regulations and the rules of all domestic stock exchanges on which shares of Stock are listed and the Trustee is authorized to take such actions as the Trustee deems necessary or desirable to assure such compliance. By way of example and not limitation, the Trustee is authorized to act in accordance with the terms of an exemption under the Securities and Exchange Commission's Rule 10b-6 (in which case the exemption shall be obtained by the Sponsor and renewed from time to time as the Securities and Exchange Commission may require and communicated to the Trustee). In addition, to the extent that the Trustee deems it necessary or desirable, the Trustee may suspend purchases, sales and other transactions involving Stock or the Crestar Stock Fund in order to assure compliance with all applicable federal and state laws and regulations and the rules of all domestic stock exchanges on which shares of Stock are listed. The Trustee shall have the right to rely on an opinion of counsel, which may be counsel to the Sponsor, as to compliance with this section 5.4(3).

         (f) Warrants, rights and options. A Participant shall have no right to request, direct or demand the Trustee to exercise on his behalf any rights, warrants or options issued with respect to Stock credited to his account, and the Trustee, in its discretion, may exercise or sell any such rights, warrants or options. In the event such warrants, rights or options are sold, the Account of each Participant of the Plan shall be credited with its proportionate share of the proceeds. In the event such warrants, rights or options are exercised by the Trustee, each Participant's Account will be credited with the value of such warrants, rights or options on the date of exercise, but not the shares thereby acquired, based on the shares credited to his Account as of the date such warrants, rights and options were issued.

         (g) Stock dividends and Stock splits. The Trustee shall credit Participants' Accounts with a proportionate number of shares of Stock received by it as a result of a Stock dividend or Stock split on the basis of the number of shares held in each Participant's Account as of the record date of such Stock dividend or Stock split, as applicable. Cash dividends on Stock collected by the Trustee shall be credited to Participants' Accounts invested in the Fund, on the basis of the number of shares held in each Participant's Account as of the record date, and the amounts so credited shall be invested in Stock or temporary cash investments pursuant to this Plan section.

         (h) Voting of Crestar Stock. Before each annual or special meeting of the stockholders of the Sponsor, the Sponsor will furnish each Participant with a copy of the proxy solicitation material for such meeting, together with a form addressed to the Trustee requesting the Participant's confidential instructions on how the whole shares of Stock credited to the Participant's Account as of the most recent Valuation Date preceding the record date for which the allocations have been completed by the Trustee should be voted on each matter to come before the meeting. Upon receipt of such instructions, the Trustee shall vote such Stock as instructed by Participants. The Trustee shall not vote any shares of Stock credited to a Participant's Account as of the applicable Valuation Date as to which it receives no voting instructions pursuant to the preceding sentence. Any shares of Stock held by the Trustee which are not credited to a Participant's Account as of the applicable Valuation Date shall be voted by the Trustee in a manner that it believes to be consistent with its fiduciary duties under ERISA 404.
                          ARTICLE 6

                           VESTING


6.1      Fully Vested Accounts

         An individual who is a Participant in the Plan on or after May 14, 1993, shall be fully vested in his entire Account balance under the Plan. Nothing will divest any portion of a Participant's Account that is vested under this Plan section. However, reductions in value of the vested portion of a Participant's Account resulting from losses attributable to the decrease in the value of his Account because of investments or allocations of administrative expenses do not constitute divestiture.

6.2 Former Plan. Vesting provisions under the Former Plan prior to May 14, 1993 or such other date indicated in this Plan, are contained in Exhibit B, the contents of which are incorporated into this Plan.

6.3      Other Predecessor Plan.  Vesting provisions under a
Predecessor Plan other than the Former Plan shall be as stated in such Plan prior to its merger into this Plan.

6.4 Amendment of Vesting Schedule. The provisions of this section apply to the Plan and to all Predecessor Plans that are merged into this Plan.

         (a)  Election by Participant.  If the Plan's vesting
schedule is amended or if the Plan is amended in any way that directly or indirectly affects the computation of a Participant's vested interest in his Account, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule as provided in Plan article 11, each Participant with at least three Years of Service for eligibility purposes before the end of the election period may elect to have his vested percentage computed under the Plan without regard to such amendment or change. For Participants who do not have one Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "five years" for "three years." The period during which the election may be made begins with the date the amendment is adopted (or deemed to be adopted) and ends on the latest of:

           (a)  60 days after the amendment is adopted;

          (b)  60 days after the amendment becomes effective; or

          (c) 60 days after the Participant is given written notice of the Plan amendment by the Administrator.

         (b) Cutback prohibited. If the Plan's vesting schedule is amended (or deemed to be amended), in the case of an individual who is a Participant as of the later of the date the amendment is adopted or the date the amendment is effective, his vested percentage as of such date shall not be less than the percentage computed under the Plan without regard to such amendment.
                          ARTICLE  7

               ELIGIBILITY FOR BENEFITS; LOANS


7.1      In General

         Payments from a Participant's Account are to be made only if authorized under this Plan Article 7 and may only be made from the vested portion of the Participant's Account (or any subaccount), less the value of any security interest held by the Plan by reason of a Plan loan outstanding to such Participant. The undistributed balance of a Participant's Account is subject to investment adjustments as described in Plan article 12 until it is completely paid from the Plan or used to purchase an annuity contract for the Participant or his Beneficiary.
Payments authorized under this Plan article 7 will be paid in accordance with the provisions of Plan article 8 or 9.

7.2      Retirement

         A Participant is deemed to be in "retirement" under the following circumstances and entitled to receive his entire Account (less the value of any security interest held by the Plan by reason of a Plan loan outstanding to such Participant) payable in accordance with Plan article 8 as soon as practicable following the Valuation Date that coincides with or follows his retirement date and his submission of any required distribution election forms.

         (a)    Normal Retirement.  A Participant's Normal
Retirement Date is the first day of the month that coincides with or immediately follows the Participant's attainment of his Normal
Retirement Age if the Participant's Termination Date has then occurred.

         (b) Early Retirement. A Participant will be deemed to have entered Early Retirement when his Termination Date occurs before his Normal Retirement Date, but on or after the date he reaches age 55 (and for periods prior to June 24, 1994, under the Former Plan, also completes 5 Years of Service). A Participant has no Early Retirement Date if the date described in this subsection occurs after his Normal Retirement Date. If a Participant's Termination Date occurs after he has satisfied any service requirement for Early Retirement, if applicable, but before he satisfies the age requirement for Early Retirement, the Participant will be entitled to elect to receive his Account balance (less the value of any security interest held by the Plan by reason of a Plan loan outstanding to such Participant) upon reaching age 55 if distribution of his Account has previously been deferred under Plan article 8.

         (c) Disability Retirement. A Participant will be deemed to have entered Disability Retirement when his Termination Date occurs because of his Disability and before he is eligible for any other retirement date under this Plan section. A Participant's Disability Retirement Date is the date he terminates employment due to his Disability if this occurs before any other retirement date in this Plan section. Disability means:

          (1)  effective June 24, 1994 (or the date a
         Predecessor Plan other than the Former Plan is merged into this Plan), a condition entitling a Participant to benefits under the Long-Term Disability Plan maintained for the benefit of Employees of the Sponsor and its Related Companies; and

          (2) for periods prior to June 24, 1994 under the Former Plan, or if later, the date prior to the date a Predecessor Plan is merged into this Plan, Disability as defined under such Plan.

          (3) Despite the preceding provisions, a Participant who has an undistributed Account balance in this Plan and who qualifies for Social Security disability benefits shall be deemed to have a Disability for purposes of this Plan.

         (d)    Late Retirement.  A Participant whose Termination
Date occurs after his Normal Retirement Date is deemed to have elected Late Retirement.

          (1) If a Participant's Required Beginning Date occurs before his actual Termination Date, he must receive or begin to receive payments from his Account by his Required Beginning Date as provided in Plan article 8 and in accordance with Code 401(a)(9).

          (2) Until such Participant's actual Termination Date, he shall continue to have the same rights and privileges and share in any Employer contributions and forfeitures on the same basis as other Participants in the Plan.

7.3      Distribution on Death

         When a Participant dies, his Beneficiary is entitled to receive the undistributed balance of the Participant's vested Account in the Plan less the value of any security interest held by the Plan by reason of a Plan loan outstanding to such Participant as provided under Plan section 7.8. Distributions, if any, to Beneficiaries on account of a Participant's death shall be made as provided in Plan article 9.

7.4      Pre-Retirement Termination

         If a Participant's Termination Date occurs before any retirement date in Plan section 7.2 and for reasons other than his death, he may elect to receive the vested balance of his Account (less the value of any security interest held by the Plan by reason of a Plan loan outstanding to such Participant) payable pursuant to Plan article 8 as soon as practicable after the Valuation Date following his Termination Date. Such election must comply with the provisions of Plan section 8.4 or 8.5, as applicable. The Participant may also elect to defer distribution as provided in Plan article 8.

7.5      Payments During Employment

         No payments may be made from a Participant's Account while he is an Employee (that is, before his Termination Date), except in the circumstances described in this Plan section 7.5 and subject to the spousal consent requirements in subsection
(e), if applicable.

         (a) Late Retirement. A Participant who continues working after his Normal Retirement Date must receive or begin to payments from his Account by his Required Beginning Date as described in Plan section 7.2(d), even if he is still an Employee.

         (b) Plan Termination. If the Plan is terminated as provided in Plan article 15 and all Accounts are distributed, Participants who are Employees may receive their vested Account balances, except as otherwise provided in Plan section 7.6(f), 8.6(e), or 15.3(b).

         (c) In-service withdrawals. Payments may be made from the Plan to any Participant who is an Employee under the following circumstances except that no withdrawal may be made from the portion of a Participant's Account that is security for a Plan loan:

          (1) After age 59 1/2. A Participant who is an Employee may withdraw all or any part of his vested Account balance at any time after he reaches age 59 1/2 by filing a written request for the withdrawal with the Administrator. Despite the preceding, a Participant's in-service withdrawal pursuant to this subsection may not include any Pension Account or any other portion of his Account, the distribution of which would endanger this Plan's status as a qualified plan under Code 401(a). The Administrator may adopt and announce rules with respect to the ordering of withdrawal payments from a Participant's Account.

          (2) Rollover Account. A Participant may withdraw all or any part of his Rollover Account at any time by filing a written request for withdrawal with the Administrator on such forms as the Administrator may provide.

          (3) Before Age 59 1/2. Effective June 24, 1994, a Participant who is an Employee who has not reached age 59 1/2 may elect one time during each Plan Year, by filing a written request with the Administrator, to withdraw all or part of his Account, excluding his 401(k) Account, his Qualified Nonelective Account, his Pension Account or any portion of his Account, the distribution of which would cause the Plan to cease to be a qualified plan under Code 401(a).

          (4) Transferred accounts. If all or part of a Participant's Account is attributable to contributions made under a Predecessor Plan, the Participant may make withdrawals from that Account (or applicable portion) at any earlier time specified in the Predecessor Plan to the extent that such right is a protected benefit right or feature under Code 411(d)(6) and 401(a)(4) and such withdrawal would not endanger this Plan's status as a qualified plan under Code 401(a) and 401(k). Such a withdrawal request must be submitted in writing to the Administrator on such forms as the Administrator may provide.

         (d) Hardship withdrawals. A Participant who is an Employee may at any time file a written request with the Administrator for a withdrawal from his Account (excluding his Pension Account and any other Account for which in-service withdrawals are prohibited) if the Participant has a hardship, as described below. The Administrator shall direct that a hardship distribution be made only if it finds that a hardship exists and then only to the extent it deems necessary to alleviate such hardship.

          (1) Deemed hardships. A Participant shall be considered to have a financial hardship if he has an immediate and heavy financial need which cannot be satisfied from other resources reasonably available to the Participant. Immediate and heavy financial needs shall be limited to those listed below (or those subsequently adopted by the Administrator in accordance with such other standards as may be promulgated from time to time by the Internal Revenue Service):

                    (A)  payment of medical expenses described
           in Code 213(d) previously incurred by the Participant, the Participant's Spouse, or any dependents of the Participant (as defined in Code
           152) or payment necessary for those persons to obtain medical care described in Code 213(d); or

                    (B)  payment of costs directly related to
           the purchase of the Participant's principal residence
           (excluding mortgage payments); or

                    (C)  payment of tuition and related
           educational fees for the next 12 months of post-secondary education for the Participant or the Participant's Spouse, children, or dependents (as defined in Code 152); or

                    (D)  payments necessary to prevent the
           eviction of the Participant from his principal residence or foreclosure on the mortgage of that residence.

          (2) Other requirements. A Participant who has a heavy or immediate financial need under this subsection must also satisfy the following requirements to be eligible for a hardship withdrawal:

                    (A)  the Participant must have obtained all
           distributions, other than hardship distributions, and all non-taxable loans (determined at the time of the loan) currently available under all plans maintained by the Employers and Related Companies;

                    (B)  the Participant's Salary Reduction
           Election under this Plan will be suspended for 12 months after receipt of the hardship distribution and the Participant may not make before-tax or after-tax contributions to any other plan of an Employer (as determined in accordance with Treasury regulations under Code 401(k)) during that 12-month period; and

                    (C)  for the Participant's taxable year
           immediately following the taxable year of the hardship distribution, the Participant may not have 401(k) Contributions allocated to his Account under this Plan or elective contributions to any other plan of an Employer or Related Company in excess of the applicable limit under Code 402(g) for the next taxable year minus the amount of such Participant's 401(k) Contributions to this Plan or elective contributions to any other plan of an Employer or Related Company for the taxable year in which the hardship withdrawal is made.

         Any period of suspension required by this paragraph (2) and any other period of suspension required by the Plan will run concurrently.

          (3) Amount distributable. A distribution will be deemed necessary to satisfy the financial hardship if the distribution does not exceed the amount required to meet the immediate financial need created by the hardship and all requirements relating to other withdrawals, loans and contribution suspensions and reduction set forth in this subsection (d) are satisfied. The amount of an immediate and heavy financial need may include any amounts necessary to pay federal, state or local income taxes or penalties reasonably anticipated to result from the hardship withdrawal.

          (4) Accounts affected. Unless the Administrator announces otherwise, hardship withdrawals pursuant to this subsection first reduce the Participant's After-Tax Contribution Account and then reduce his Rollover Account, his Profit Sharing Account, his Matching Account, his Qualified Nonelective Account, and finally his 401(k) Account. The Administrator shall adopt procedures that specify the ordering of investment funds within an Account from which hardship withdrawals shall be taken. Despite the preceding provisions of this paragraph to the contrary, a Participant may not withdraw any Profit Sharing Contributions or Matching Contributions allocated to his Account during the 24-month period immediately preceding the effective date of the withdrawal and he may not receive any hardship withdrawal from his Pension Account. In addition, earnings accrued by or credited to a Participant's 401(k) Account and Qualified Nonelective Account after the last day of the Plan Year beginning in 1988 may not be withdrawn for a hardship distribution.

         (e) Spousal consent requirements. If a Participant is married, no withdrawal may be made pursuant to this Plan section 7.5 from any portion of the Participant's Account which is subject to the survivor annuity rules described in Plan sections 8.5 and 9.4 unless the Participant's Spouse gives written consent as described in Plan section 8.5 within the 90-day period preceding the date of withdrawal.

7.6 Distribution Restrictions for 401(k) and Qualified Nonelective Accounts. Despite any other provisions of this Plan to the contrary, except for payments to an Alternate Payee under a Qualified Domestic Relations Order, no distribution or withdrawal is permitted from a Participant's 401(k) Account or from his Qualified Nonelective Account until after one of the events listed below has occurred:

         (a)    The Participant has died.

         (b)    The Participant has become disabled (either
Disabled, or disabled within the meaning of Code 72(m)(7) or under any other definition of disability consistent with Code
401(k)(2)(B)).

         (c) The Participant has retired under the Plan or otherwise terminated employment with the Employers.

         (d) The Participant has incurred a hardship according to Plan section 7.5.

         (e)    The Participant has attained age 59 1/2.

         (f)         The Plan terminates without the
establishment or maintenance of a successor qualified plan, other than an employee stock ownership plan (as defined in Code
4975(e) or 409) or a simplified employee pension plan as defined in Code 408(k));

         (g)    A Participant's Employer disposes of
substantially all of its assets (within the meaning of Code
409(d)(2)) used in its trade or business and that Participant continues employment with the business that acquires the assets.

         (h) A corporation disposes of its interest in the Participant's Employer, which is a subsidiary of the selling corporation (within the meaning of Code 409(d)(3)), and the Participant continues his employment with the Employer.

A distribution cannot be made pursuant to an event described in paragraph (f), (g) or (h) unless the distribution would be a lump sum distribution under Code 402(d)(4) (without regard to clauses
(i), (ii), (iii), and (iv) of subparagraph (A), subparagraph (B), or subparagraph (F)) and, with respect to paragraphs (g) and (h) above, the transferor corporation must continue to maintain the Plan after the disposition.

7.7      Qualified Domestic Relations Order Distributions

         (a)    Application.  This section applies to a
Participant's Account that is subject to a Qualified Domestic
Relations Order.

         (b) Administrator procedures. The Administrator must establish reasonable written procedures for determining the qualified status of a domestic relations order and for administering distributions under a Qualified Domestic Relations Order. The Administrator must promptly notify the Participant and each Alternate Payee of the receipt of a domestic relations order and of the procedures for determining its qualified status.

         (c) Separate accounting. During the 18-month period beginning on the date on which the Administrator receives a domestic relations order (or a modification of a domestic relations order) for determination as a Qualified Domestic Relations Order, the Administrator must separately account for the amounts that would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order.

         (d) Suspension of benefits. No benefits will be distributed to the Participant to whom a domestic relations order relates after the date on which the Administrator receives the order (or modification of an order) for determination as a Qualified Domestic Relations Order and before the earliest of
(i) the expiration of the 18-month period beginning on that date;
(ii) the date on which the Administrator determines that the order (or modification of an order) is a Qualified Domestic Relations Order; or (iii) the date the parties notify the Administrator that they no longer intend to pursue a Qualified Domestic Relations Order with respect to the Participant's Account.

         (e) QDRO Account. Upon determination that an order is a Qualified Domestic Relations Order, amounts subject to the Qualified Domestic Relations Order that are not immediately distributable, will be segregated, as of the Valuation Date specified by the Qualified Domestic Relations Order or, if no such date is specified, as of the Valuation Date on or as soon as practicable after the order is determined to be a Qualified Domestic Relations Order, into a separate account for the benefit of the Alternate Payee (the "QDRO Account") and invested pursuant to Plan article 5 as specified by the Qualified Domestic Relations Order or the written election of the Alternate Payee. Absent any such investment instructions, the QDRO Account will remain invested in the same investment funds from which the QDRO Account was transferred. In no event may the amount segregated into the QDRO Account exceed the vested value of the Participant's Account balance under the Plan as of the Valuation Date on or immediately preceding the date of funds are actually segregated into the QDRO Account. QDRO Accounts will participate in the earnings, gains or losses of the investment funds in the same manner as any Participant's Account. An Alternate Payee may make withdrawals from his QDRO Account to the extent provided under the terms of the Plan.

         (f) Payment. The Trustee shall make payments pursuant to a Qualified Domestic Relations Order as soon as practicable after the payment commencement date specified in the Order. If specified in the Qualified Domestic Relations Order, distributions may be made to the Alternate Payee prior to the date that a Participant attains his "earliest retirement age" under the Plan as defined under Code 414(p)(4). If the Participant dies before that date, the Alternate Payee is entitled to benefits only if the Order requires the establishment of a separate account for the Alternate Payee or otherwise requires survivor benefits to be paid. The Order may not specify a payment option for the Alternate Payee other than those provided for in Plan article 8, except that a Qualified Joint and Survivor Annuity is not available to an Alternate Payee and his or her spouse. To the extent that a contrary result is not specified in the Qualified Domestic Relations Order, payments to the Alternate Payee shall be made in a lump sum cash payment.

         (g) Distributions. A distribution or segregation into a QDRO Account made pursuant to a Qualified Domestic Relations Order will be charged pro rata against a Participant's Account and its investments, unless the Order provides otherwise, and if the Alternate Payee is the Participant's Spouse or former Spouse, the Participant's investment in the contract, i.e., his basis in the Plan, will be allocated to that distribution or the segregated QDRO Account on a pro rata basis in accordance with Treasury regulations. If the entire payment to an Alternate Payee does not exceed $3,500, then the payment may be paid to the in a lump sum as provided for Participants in Plan article 9. If a distribution is made to an Alternate Payee under a Qualified Domestic Relations Order before any amounts are segregated pursuant to subsection (e), in no event may the distribution exceed the vested value of the Participant's Account balance under the Plan as of the Valuation Date on or immediately preceding the day of distribution, adjusted to reflect any subsequent gains or losses.

         (h) Alternate Payee's Death. If the Alternate Payee dies before the entire balance in his QDRO Account is distributed to him, any remaining balance in his QDRO Account will be distributed in accordance with the Qualified Domestic Relations Order or in the event that the Qualified Domestic Relations Order does not specify the manner in which the Alternate Payee's interest in his QDRO Account will be distributed upon his death, in accordance with a beneficiary designation form completed by the Alternate Payee, or if the Alternate Payee makes no valid beneficiary designation, to his estate.

7.8      Loans

         (a)    Effective Date.  The provisions of this Plan
section 7.8 regarding loans are not effective until the Administrator announces they are effective. Until then, Participants are not allowed to borrow from their Accounts. Despite the preceding, if a Participant has an outstanding loan from his Account under a Predecessor Plan that is merged into this Plan, such loan may be continued under this Plan until its maturity date or the earlier distribution of the Participant's entire Account.

         (b) General availability. A Participant may apply to the Director of Human Resources in writing (on forms provided by the Director for that purpose) for a loan from the Trust Fund in accordance with the rules and procedures set forth in this section. For purposes of this Plan section only, Participant also refers to a former Participant or Beneficiary who is a party in interest as defined in ERISA section 3(14).

          (1) Loans shall be made available to all Participants on a reasonably equivalent basis.

          (2)  Loans shall not be made available to Highly
         Compensated Employees in an amount greater than the amount made available to other Participants.

          (3) Loans shall bear a reasonable rate of interest. The interest rate shall be determined by the Administrator based on a rate of return commensurate with the prevailing interest rate charged on similar fully secured personal loans by persons in the business of lending money.

          (4) Loans shall be adequately secured with assets of the Participant's Account.

         (c) Amount. Any loan to a Participant, when added to the outstanding balance of all loans from the Plan, including for purposes of this subsection all other Defined Benefit Plans and Defined Contribution Plans maintained by an Employer or a Related Company, to such Participant, shall not exceed the lesser of:

          (1) $50,000, reduced by the excess (if any) of the highest outstanding balance of loans from the Plan during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or

          (2) 50% of the then nonforfeitable portion of the Participant's Account, valued as of the Valuation Date coincident with or immediately preceding approval of the loan request.

An assignment or pledge of any portion of the Participant's interest in the Plan will be treated as a loan under this Plan section.

         (d) Additional terms. Any Plan loan to a Participant shall by its terms require that repayment (principal and interest) be amortized in level payments, made not less frequently than quarterly, over a period not to exceed five years. If, however, such loan is to be used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant, the loan may provide for periodic repayment over a reasonable period of time that may exceed five years. Any loan to a Participant who is an Employee shall be required to be repaid through payroll deduction, and any loan to any other Participant shall be repaid in a manner determined by the Director to assure repayment of the loan.

         (e) Spousal consent rules. To the extent that a Participant's Account (or subaccount) is subject to the survivor annuity rules described in Plan sections 8.5 and 9.4, such Participant may not receive a loan from his Account (or subaccount) without obtaining the consent of his Spouse to the use of his Account as security for the loan.

          (1) The Spouse's consent must be obtained within the 90-day period ending on the date on which the loan is to be so secured, must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent is thereafter binding on the consenting Spouse and on any subsequent Spouse with respect to that loan. A new consent by the Participant's Spouse shall be required if the balance of such Account (or subaccount) is used for renegotiation, extension, renewal, or other revision of the loan.

          (2) If a valid spousal consent has been obtained in accordance with this subsection, then, notwithstanding any other provision of the Plan, the portion of the Participant's vested Account used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Participant's Account payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's vested Account (determined without regard to the preceding sentence) is payable to the Surviving Spouse, then the Participant's Account shall be adjusted by first reducing the vested Account by the amount of the security used as repayment of the loan, and then determining the benefit payable to the Surviving Spouse.

         (f) Note, agreement. If a Participant's loan application is approved by the Director, such Participant shall be required to sign a promissory note, loan agreement, and any other documents required to establish the loan and assign the applicable portion of his Account in the Plan as security for the loan.

         (g) Effect on Account. The Director may adopt rules for determining from which of a Participant's Accounts and investment funds a loan is to be taken.

         (h) Directed investment. To the extent it is consistent with other provisions of this Plan and the Trust Agreement, all loans made under this section are considered directed investments of the borrowing Participant's Account and the earnings attributable to the loan are separately accounted for and credited to the Participant's Account from which it is made.

         (i) Default. In the event of a Participant's default on a Plan loan, the Administrator shall reduce the Participant's vested Account balance by the remaining principal and interest on his or her loan as long as such reduction is permissible under Code 401(a) and 401(k) and such amount is immediately distributable. However, the Administrator shall not be required to commence such action immediately upon default. The Administrator may delay the enforcement of the security interest until a distributable event occurs.

         (j) Additional rules. The Director may adopt and announce additional loan rules not inconsistent with the provisions of the Plan and this section. For example, the Administrator may provide that loans are available only once (or at certain times) each Plan Year, that loans attributable to a Participant may not be renewed or increased until all of the outstanding loans attributable to that Participant are satisfied, that loans may be limited to certain minimum amounts, that a Participant's outstanding loan balance be limited to a certain maximum amount, or that loans are conditioned upon a Participant's agreement to pay the Plan's administrative expenses attributable to the loan. Such loan rules may not discriminate in favor of Highly Compensated Employees and shall comply with the prohibited transaction exemption under ERISA 408(b)(1).

         (k) Distributions before full repayment. Despite any other provision of the Plan, the portion of a Participant's vested Account used as security for a Plan loan to a Participant shall be taken into account for purposes of determining the amount of the Account balance payable at the Participant's death or for other reasons pursuant to this Plan article 7, but only if the reduction is used as a repayment of the loan (and the canceled note is distributed as part of the payment). The preceding sentence shall apply in the case of benefits payable to a Surviving Spouse only if the Participant has obtained the Spouse's consent as provided in subsection (e) above, or if no spousal consent to the loan was required.

         (l) Bona fide loans only. This section authorizes only the making of bona fide loans and not distributions. Before resort is made against a Participant's Account for the failure to repay a Plan loan, the Administrator and Trustee must make all other efforts to collect the loan as they may deem reasonable and practicable under the circumstances.
                          ARTICLE 8

               BENEFIT PAYMENTS TO PARTICIPANTS


8.1      Benefit Payments, Generally

         (a) Cash-outs. If a Participant becomes entitled to a payment from his Account under Plan Article 7 because he has terminated employment or retired, and if the vested balance in his Account does not exceed $3,500 (and did not exceed $3,500 at the time of any prior distribution), the Administrator shall direct payment to the Participant in a single lump sum. The consent of the Participant shall not be required.

         (b) Prior to Normal Retirement Age. If a Participant becomes entitled to a payment from his Plan Account in accordance with Plan article 7 and the Participant has not reached the later of age 62 or Normal Retirement Age, then as provided in Plan section 7.7, no distribution can be without the Participant's consent while the Participant's benefit is considered to be immediately distributable. The failure of a Participant (or, if applicable, the Participant's Surviving Spouse as Beneficiary) to consent to a distribution while his account is immediately distributable shall be deemed an election to postpone payment of his Account until any time sufficient to satisfy subsection (c).

         (c) General distribution rule. Subject to the cash-out rules in subsection (a), unless a Participant otherwise elects, payment of his benefits under the Plan shall commence no later than 60 days after the close of the Plan Year in which occurs the latest of (1) the earlier of his attainment of age 65 or Normal Retirement Age; (2) his Termination Date; or (3) the tenth anniversary of the year in which the Participant commenced participation in the Plan. If the benefit amount cannot be determined before distribution is required, or if it is not possible to distribute when required because the Administrator has been unable to locate the Participant after reasonable efforts, a distribution retroactive to the required date under this subsection may be made no later than 60 days after the earliest date on which the amount of such distribution is finally ascertained or on which the Participant is located, whichever is applicable, but subject to this Plan article's provisions on unclaimed benefits.

         (d) Required Beginning Date. Despite any other provision of the Plan to the contrary, payment of each Participant's entire interest under the Plan must be made or must begin no later than his Required Beginning Date in accordance with Plan section 8.7 and Code 401(a)(9).

8.2      Forms of Payment

         (a) Lump sum payments. A Participant or other person entitled to a distribution from the Plan (other than the Beneficiary of a deceased Participant) shall receive the number of whole shares of Stock credited to his Account invested in the Crestar Stock Fund and cash representing his remaining interest in the Fund; provided, however, that such Participant or other person may, at the time of a request for withdrawal or within fourteen days of the request in writing to the Human Resources Director that the Administrator instruct the Trustee to sell such whole shares of Stock and to distribute the proceeds to him. Notwithstanding the preceding sentence, except in the event of death, Disability or retirement at Normal Retirement Date, an officer of an Employer who is required to file reports under section 16(a) of the Securities Exchange Act of 1934 may not elect to have the whole shares of Stock credited to his Account distributed in cash. The Trustee may, at its option, purchase any such shares of Stock at the fair market value as of the date of distribution for the benefit of other Participants of the Plan or sell such shares on the open market. In the event the Trustee sells such shares on the open market, the applicable charges, if any, including brokerage commissions incident to such sale shall reduce the proceeds of such sale which would otherwise be distributed to the Participant.

         (b) Installment payments. A Participant who retires on his Early, Normal or Postponed Retirement Date in accordance with Plan article 7, may elect, in lieu of receiving a lump sum payment as described in subsection (a), may elect to have his Account distributed in cash installment payments, or a combination of a partial lump sum and installments. Any such installments shall be in cash and in approximately equal amounts over any period elected by the Participant (or his guardian or committee) up to 15 years, but in no event may the payment period exceed the Participant's life expectancy as set forth in the rules and regulations under Code 401(a)(9) with respect to minimum distributions.

         (c)    Medium of payment

          (1)  Cash and Stock.  A Participant or other
         distributee entitled to a non-annuity payment from the Plan under Plan Article 7 or 9 shall receive the number of whole shares of Stock credited to the Participant's Account invested in the Crestar Stock Fund at the applicable Valuation Date and cash representing his remaining investments. Such Participant or other distributee may, however, at the time of his withdrawal or within 14 days of the event requiring a payment, request in writing to the Human Resources Director that such whole shares of Stock be sold by the Trustee and the cash proceeds distributed to him.

                    (A)  Stock purchase.  If a Participant (or
           his Beneficiary) with all or part of his Account invested in the Crestar Stock Fund requests an all-cash distribution, the Trustee may, at its option, purchase any such shares of Stock at the market value as of the date of distribution for the benefit of other Participants of the Plan or sell such shares on the open market. In the event the Trustee sells such shares on the open market, applicable charges, if any, including brokerage commissions incident to such sale shall reduce the proceeds of such sale which would otherwise be distributed to the Participant.

                    (B)  Certain officers.  Despite the
           preceding, except in the event of death, Disability or retirement at Normal Retirement Age, a distributee who is an officer of an Employer required to file reports under 16(a) of the Securities Exchange Act of 1934 may not elect to have the whole shares of Stock credited to his Account distributed in cash.

         (d) Direct rollovers permitted. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election with respect to a distribution of Plan benefits, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution, payable on or after January 1, 1993, and in an amount of at least $500, paid directly to an eligible retirement plan specified by the distributee in a direct rollover. The Administrator may adopt additional rules with respect to direct rollovers which are consistent with applicable Treasury regulations and rules. For purposes of this subsection
(c), the following definitions apply:

          (1) Eligible rollover distribution means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code 401(a)(9);
         and (iii) the portion of any such distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (iv) any other distribution(s) reasonably expected to total less than $200 during a calendar year.

          (2)  Eligible retirement plan means an
         individual retirement account described in
         Code 408(a), an individual retirement annuity described in Code 408(b), an annuity plan described in Code 403(a), or a qualified plan described in Code 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to a
         Participant's Surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (3) Distributee includes a Participant or former Participant. In addition, the Surviving Spouse of a Participant or a former Participant and the Spouse or former Spouse of a Participant or former Participant who is an Alternate Payee under a Qualified Domestic Relations Order are distributees with regard to the interest of the Spouse or former Spouse.

          (4) Direct rollover means a payment by the Plan to the eligible retirement plan specified by the distributee.

8.3      Election Procedure

         (a) Application. The provisions of this section apply to any Participant whose Account (or subaccount) is not subject to the survivor annuity requirements in Plan section 8.5

         (b) Explanation of payment options. No less than 30 days and no more than 90 days before a Participant is to receive a distribution from his Account, the Participant shall be given a written notice about the payment options available. The notice shall be given by first class mail or personal delivery and shall contain a general explanation, written in a manner intended to be understood by the Participant, of (1) the terms, conditions, and material features of the payment options provided under the Plan;
(2) an explanation of the relative values of those optional forms; (3) the Participant's right, if applicable, to postpone distribution of his benefits until what would have been his Normal Retirement Age; (4) the method in which his benefit will be paid if he does not elect a form of benefit payment; (5) the Participant's right to make, and the effect of, an election to receive benefits under the available options; and (6) the Participant's right to make and the effect of a revocation of any election.

         (c) Elections. A Participant's election to postpone any distribution until what would have been his Normal Retirement Age or his election of any payment form shall be made in writing to the Administrator, on such forms as the Administrator may require, during the election period. The election period is the 90-day period ending on the date on which payment of a Participant's benefits are to be paid or are to begin. Despite the preceding, however, a Participant cannot make an election until he has received the explanation required by subsection (b). Unless otherwise announced by the Administrator, any election may be altered, amended, or revoked by the Participant during the election period, subject to the rules of any insurance company that may have issued or is in the process of issuing an annuity contract and subject to the survivor annuity requirements in Plan section 8.5, if applicable. After a Participant's election period ends, no further elections or changes in his elections will be permitted.

8.4      Survivor Annuity Requirements

         (a) Application. The requirements of this Plan section apply to all distributions made from the Plan for any Participant who elects at any time to receive his benefit payments in the form of an annuity. The requirements of this Plan section also apply to all distributions made from a Participant's Account to the extent such Account (or subaccount) is transferred to this Plan from a Predecessor Plan on or after January 1, 1985, under which the Participant's benefit was required to be paid as an annuity under Code 401(a)(11) and
417. For example, the survivor annuity requirements apply to all Pension Accounts.

         (b) Form of distribution. Unless a Participant described in subsection (a) has made an effective election of an optional payment form within the 90-day period ending on his Annuity Starting Date, his vested Account under the Plan must be distributed in the form of a Qualified Joint and Survivor Annuity if he is married and in the form of a single life annuity if he is not married. The Participant may elect to have such annuity distributed upon the attainment of the earliest retirement age under the Plan.

         (c) Explanation required. No less than 30 days and no more than 90 days before the Annuity Start Date of a Participant described in subsection (a), the Administrator must provide the Participant with a general written explanation which contains the information required by subsection (b) and also includes an explanation of (1) the terms and conditions of the Qualified Joint and Survivor Annuity or single life annuity; (2) the Participant's right to make, and the general financial effect of, an election to waive the Qualified Joint and Survivor Annuity or single life annuity; and (3) the rights of the Participant's spouse. This notice shall be given by first class mail or personal delivery.

         (d) Election of optional form. After he has received the explanation required by subsection (c), a Participant may elect to waive the annuity payment at any time during the period beginning 90 days before his Annuity Starting Date and have his Account distribution paid under one of the options set forth in the Plan section entitled "Optional Forms of Payment." A Participant may revoke any such election at any time during his 90-day election period. A Participant may elect, revoke, and elect again as many times as he wishes as long as such actions are taken within the 90-day election period. An election of an optional form of benefit shall be made in writing to the Administrator and, except as provided below, the Participant's election shall become effective as of his Annuity Starting Date. After the Participant's Annuity Starting Date, no further elections or changes in elections will be permitted.

         (e) Spousal consent. A Participant's election pursuant to this Plan section will not become effective as of his Annuity Starting Date unless, within the 90-day period ending on the Annuity Starting Date, his Spouse has consented in writing to his election and the election designates a specific optional form of benefit payment and, if applicable, a specific non-spouse Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries) which may not be changed without spousal consent (or the Spouse has expressly permitted the designations to be changed without further consent by the Spouse). The consent of the Participant's Spouse must acknowledge the effect of the Participant's election and must be witnessed by a Plan representative or notary public. Despite the preceding, the consent of the Participant's Spouse is not required if the Participant establishes to the satisfaction of a Plan representative that such written consent cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as applicable Treasury regulations may prescribe. Any consent under this subsection is valid only with respect to the Spouse who signed the consent.
Any establishment that the consent of a Spouse cannot be obtained is valid only with respect to that designated Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific form of benefit, or if applicable, to a specific Beneficiary and that the Spouse voluntarily relinquishes this right.

8.5      Restrictions on Immediate Distributions

         (a) Application. The consent requirements in this Plan section apply to any distribution of a Participant's Account if the Account is immediately distributable; that is if, at the time the Account is distributable under Plan Article 7, (1) the vested Account balance exceeds (or at the time of any prior distribution exceeded) $3,500, and (2) the Participant has not attained (or if alive would not have attained) the later of Normal Retirement Age or age 62.

         (b) Participant's consent to distribution. A Participant must give consent in writing to any distribution of his Account if the Account is immediately distributable. The consent must be given within 90-day period ending on the Annuity Starting Date. If the Participant's Account (or subaccount) is not subject to the survivor annuity rules in Plan section 8.5, the Spouse's consent to the distribution is not required and the distribution may commence less than 30 days after the notice described in subsection (d) is given, provided that:

          (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice described in subsection (d) to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

          (2) the Participant, after receiving the notice, affirmatively elects a distribution.

         (c) Consent of Participant's Spouse. If the Participant's Account (or subaccount) is subject to the survivor annuity rules in Plan section 8.5, the Participant's Spouse must also give written consent to a distribution of the Participant's Account while it is immediately distributable. Despite the preceding, only the Participant need consent if the distribution is in the form of a Qualified Joint and Survivor Annuity. If the Participant is deceased, only the Surviving Spouse needs to provide written consent to the distribution.

         (d) Notice. The Administrator must notify the Participant and the Participant's Spouse (or their survivor) of the right to defer any distribution that is immediately distributable. The notice must include a general description of the material features and an explanation of the relative values of the optional forms of payment available under the Plan in a manner that would satisfy the notice requirements of Code 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the Annuity Starting Date.

         (e) Exceptions. Neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy Code 401(a)(9), 401(k), 401(m), or 415. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider) and if neither an Employer nor a Related Company maintains another Defined Contribution Plan (other than an employee stock ownership plan as defined in Code 4975(e)(7)), the Participant's Account balance will, without the Participant's consent, be distributed to the Participant. However, if an Employer or Related Company maintains another Defined Contribution Plan (other than an employee stock ownership plan as defined in Code 4975(e)(7)), then the Participant's Account balance will be transferred, without the Participant's consent to the other plan if the Participant does not consent to an immediate distribution.

8.6      Distribution Requirements under Code 401(a)(9)

         (a) Application. Subject to the survivor annuity requirements of Plan section 8.5, the requirements of this Plan section shall apply to any distribution of a Participant's Account and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this Plan section apply to calendar years beginning after December 31, 1984. All distributions required under this Plan section shall be made in accordance with the proposed Treasury regulations under Code 401(a)(9), including the minimum distribution incidental benefit requirement of Proposed Treasury regulation 1.401(a)(9)-2.

         (b) Required Beginning Date. As required by Code 401(a)(9), each Participant's entire interest under this Plan must be or must begin to be distributed not later than his Required Beginning Date. Except as provided below, effective January 1, 1989, a Participant's Required Beginning Date is April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

          (1) For a Participant who is not a 5%-owner (as defined in Code 416(i)), who attains age 70 1/2 during the 1988 calendar year, and who has not retired as of January 1, 1989, the Required Beginning Date is April 1, 1990.

          (2) For a Participant who is not a 5%-owner (as defined in Code 416(i)), and who attains age 70 1/2 before January 1, 1988, his Required Beginning Date is April 1 of the calendar year following the later of (i) the calendar year in which he retires or (ii) the calendar year in which he attains age 70 1/2.

          (3) For a Participant who attains age 70 1/2 before January 1, 1988, and who is a 5%-owner (as defined in Code 416(i)) of the Employer during any Plan Year that ends with or within the calendar year in which he attains 66 1/2 or during any later Plan Year, the Required Beginning Date is April 1 following the later of (i) the calendar year in which the Participant attained age 70 1/2 or (ii) the earlier of the calendar year which ends with or within the Plan Year during which the Participant becomes a 5% owner or the calendar year in which the Participant retires.

          (4) In accordance with an appropriate election made by a Participant by December 31, 1983, to defer distribution in accordance with the pre-TEFRA 242(b) transition rule, which has not been revoked or modified as provided in subsection (k) below.

         (c) Limits on distribution period. As of the first distribution calendar year, distributions, if not made in a single sum, may only be made over one or a combination of the following periods:

           (1)  the life of the Participant;

           (2)  the lives of the Participant and a designated
Beneficiary;

           (3) a period certain not extending beyond the Participant's life expectancy; or

          (4) a period certain not extending beyond the joint and last survivor life expectancy of the Participant and a designated Beneficiary.

If a Participant fails to elect a distribution method that complies with these requirements, the Administrator, in its sole discretion, may direct distribution in any of the Plan's required distribution methods that meets these distribution requirements
(and, if applicable, satisfies Code 401(a)(11) and 417).

         (d) Distribution amount. If a Participant's Account is to be distributed other than in a lump sum, the following rules apply:

          (1) If a Participant's Account is to be distributed over a period described in subsection (c)(3) or (c)(4) or a period not extending beyond the life expectancy of the designated Beneficiary, the amount required to be distributed in each calendar year, beginning with the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's Account by the applicable life expectancy.

          (2) For calendar years beginning before January 1, 1989, if the Participant's Spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the Participant's life expectancy.

          (3) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year must not be less than the quotient obtained by dividing the Participant's Account by the lesser of (i) the applicable life expectancy or (ii) if the Participant's Spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Proposed Treasury regulation 1.401(a)(9)-2, Q&A-4. Distributions after the death of the Participant shall be made using the applicable life expectancy in subsection (d)(1) above as the relevant divisor without regard to Proposed Treasury regulation 1.401(a)(9)-2.

          (4) The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that distribution calendar year.

         (e) Life expectancy. The life expectancy of the Participant, and if the designated Beneficiary is the Participant's Spouse, the life expectancy of the Spouse (other than in the case of a life annuity) may be redetermined but not more frequently than annually. If the Participant fails to make an election with respect to the annual redetermination of his life expectancy or the life expectancy of his Spouse, the Administrator must recalculate life expectancies on an annual basis. A Participant's election is irrevocable as of his Required Beginning Date. Life expectancy of a non-Spouse Beneficiary may not be recalculated.

          (1) Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Table V or VI, as applicable, of Treasury regulation 1.72-9.

          (2) For purposes of this section, life expectancies are calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated, such succeeding calendar year.

         (f)         Annuity purchase.  If a Participant's
benefit is distributed in the form of an annuity purchased from an insurance company, distributions under the annuity contract must comply with the requirements of Code 401(a)(9) and applicable Treasury regulations.

         (g) Death during payment period. If a Participant dies after distribution of his interest has begun according to a method that satisfies the requirements of subsection (c) but before his entire interest has been distributed, then the remaining portion of his interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Participant's death.

         (h) Death before any payments. If a Participant dies before distribution of his interest has been made or has begun according to a method that satisfies the requirements of subsection (c), then the entire interest of the Participant must be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive the distributions in accordance with (1) or (2) below:

          (1) If any portion of the Participant's interest is payable to or for the benefit of a designated Beneficiary, that portion will be distributed according to Treasury regulations over the life of the designated Beneficiary (or over a period not extending beyond the life expectancy of the designated Beneficiary), and distributions must begin not later than December 31 of the calendar year immediately following the calendar year in which the Participant died; or

          (2)  If the designated Beneficiary is the
         Participant's Surviving Spouse, the date distributions are required to begin in accordance with paragraph (1) above shall not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died and
         (ii) December 31 of the calendar year in which the Participant would have attained age 70 1/2. If the Surviving Spouse dies before the distributions to the Spouse begin, then paragraph (1) will apply as if the Surviving Spouse were the Participant.

         If the Participant does not made an election pursuant to this subsection (h) before his death, the designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this subsection, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of the Participant's death. If the Participant has no designated Beneficiary, of if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death. For purposes of this subsection, distribution of a Participant's Account is considered to begin on the Participant's Required Beginning Date (or, if the provisions of the last sentence of subsection (h)(2) apply, the date distribution is required to begin to the Surviving Spouse pursuant to paragraph (2) above).

         (i) Distribution calendar year. A distribution calendar year is a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to this Plan section.

         (j) Participant's benefit. The Participant's benefit is his Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. If, however, any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the Required Beginning Date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

         (k) Pre-TEFRA election transition rule. Despite the preceding provisions of this Plan section and subject to the election procedures described in this Plan article, distribution on behalf of a Participant, including a 5% owner, may be made in accordance with his pre-TEFRA 242(b) election if such election was allowed under a Predecessor Plan and complies with the requirements of this subsection.

          (1) The Participant had an accrued benefit under the Plan as of December 31, 1983, and made a written distribution designation under the transition rule provided in 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982, which satisfies the following requirements:

                    (A)  The distribution designation was in
           writing, was signed by the Participant, and was made before January 1, 1984.

                    (B)  The method of distribution selected in
           the designation is one which would not have disqualified the Plan under Code 401(a)(9) as in effect on December 31, 1982, and the actual distribution conforms with the method selected in the designation.

                    (C)  The designation specifies the time at
           which distribution will commence, the period over which distributions will be made, and for any distribution upon the Participant's death, the Beneficiaries of the Participant listed in the order of priority.

                    (D)  The designation has not been revoked at
           the time distribution is to begin in accordance with the designation. Any change in the designation will be considered a revocation of the designation, but the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation is not a revocation as long as the substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the measuring life).

                    (E)  The designation qualified for the
           special transition rule under applicable Treasury regulations relating to Code 401(a)(9).

         If a distribution designation or the method of distribution specified in the designation fails to meet all of these requirements or if a distribution designation is revoked or deemed to be revoked, then distribution of the Participant's benefit must be made as otherwise provided under the Plan.

          (2) A distribution upon death will not be covered by this transition rule unless the information in the pre-
         TEFRA 242(b) election contains any other information required by the Secretary of the Treasury.

          (3) If a Participant revokes a pre-TEFRA 242(b) election, any subsequent distribution must satisfy the requirements of this Plan section, Code 401(a)(9), and applicable Treasury regulations. If the revocation occurs after the date distributions would otherwise have been required to begin under this Plan section, then the total amount not yet distributed, which, but for the pre-TEFRA 242(b) election, would have been required to have been distributed to satisfy Code 401(a)(9) and applicable Treasury regulations, must be distributed by the end of the calendar year following the calendar year in which such election is revoked. For calendar years beginning after December 31, 1989, such distributions must satisfy the minimum distribution incidental requirements of applicable Treasury regulations.

          (4) If a Participant has a pre-TEFRA 242(b) election with respect to any amount that is transferred or rolled over to this Plan, distribution of such amounts shall be subject to the requirements of applicable Treasury regulations.

8.7      Receipt for Payment.

         The Trustee may refuse to make a distribution or payment to any person who is, in its judgment, incapable for any reason of giving a valid receipt for such distribution or payment and, unless a claim has been made by a duly appointed guardian or other personal representative for such person, may make such payment or a partial payment to any person, institution or agency which, in the judgment of the Trustee, is then contributing toward or furnishing the support of such person, and the receipt of such payee shall be a complete discharge to the Trustee.


8.8      Payments to Minors and Incompetents

         If any Plan benefits become payable to a Participant or Beneficiary who is a minor or who, in the opinion of the Administrator, is not legally capable of giving valid receipt and discharge for such benefits, that payment may be made for the benefit of the Participant or Beneficiary to such person as the Administrator in its discretion designates, including the guardian or legal representative of the Participant or Beneficiary. Such payments shall, to the extent made, be deemed a complete discharge of any liability for such payment under the Plan, and the Trustee may make the payment without obligation to require bond or to see to the further application of payments.

8.9      Unclaimed Benefits

         If the Plan cannot make payments of any amount to a Participant or Beneficiary within five years after the amount becomes payable because the person's identity or whereabouts cannot be determined by the end of the five-year period, all amounts that would have been payable to that Participant or Beneficiary must be segregated by the Administrator and then dealt with according to the laws of the state by which this Plan is governed that pertain to abandoned intangible personal property held in a fiduciary capacity. No payment shall thereafter be due from this Plan to the extent that the person's benefit has been paid to someone else pursuant to the escheat laws of any jurisdiction.
                          ARTICLE 9

                    DEATH BENEFIT PAYMENTS


9.1      General Provisions on Death Benefits

         (a) Application. The provisions of this Plan article 9 relating to death benefits apply to the distribution of the Account of any Participant who dies before his entire vested Account has been distributed. To the extent that a Participant's Account has been applied before his death to purchase an annuity contact, his Beneficiary is entitled to receive only the benefits payable under that contract, if any. To the extent that the Participant's entire vested Account balance has been paid by the Plan before his death, then no death benefits are payable to anyone under the Plan on his behalf. Following a Participant's death, his undistributed Account balance in the Plan shall continue to be adjusted for gains or losses and administrative expenses in accordance with the provisions of the Plan governing the adjustment of Account balances for other distributions.

         (b) Death before Annuity Starting Date. Upon the death of a Participant before his Annuity Starting Date, the entire undistributed vested balance of his Account (less the value of any security interest held by the Plan by reason of a Plan loan outstanding to such Participant) shall be distributed to the Participant's Beneficiary in accordance with the provisions of this Plan article 9. Such distribution shall be made as soon as practicable after the Administrator receives satisfactory evidence of the Participant's death, based on the value of the Participant's undistributed vested Account balance as soon as practicable following the Valuation Date after the Administrator determines that all requirements have been satisfied with respect to the payment of death benefits to the Beneficiary.

         (c) Death after Annuity Starting Date. If a Participant dies after his Annuity Starting Date, any undistributed vested balance in the Participant's Account will be distributed to his Beneficiary as provided in this Plan article 9 except if a Participant has elected an annuity form of payment under Plan article 8. In that case, the death benefits, if any, will be provided in accordance with the terms of the Participant's annuity contract.

         (d) Restrictions on payments. Despite any other provision of this Plan article 9, payment of any death benefits under the Plan must comply with the Code 401(a)(9) restrictions as described in Plan article 8 and applicable Treasury regulations. The Administrator is not obligated to direct the payment of death benefits until the Administrator receives satisfactory evidence of the Participant's death.

9.2      Designation of Beneficiary

         (a)    Designation.  Except as provided in subsection
(b), a Participant may designate a Beneficiary or Beneficiaries, indicating single, multiple, primary, or secondary Beneficiaries. Each designation must be in writing, signed by the Participant, delivered to the Administrator, and if applicable under subsection (b), be consented to by the Participant's Spouse.
Each designation is revocable. A Participant's Beneficiary designation or change in a Beneficiary designation is not effective until received by the Administrator. The Administrator, the Trustee, and an Employer are not liable for a failure to make a Beneficiary change between the time requested and the Participant's death unless the failure is willful or from substantial negligence; and one party is not liable for the failure of another party.

         (b)    Married Participant

           (1) Survivor annuity requirements. If a Participant is married and if the distribution of all or part of his Account is subject to the annuity rules in the section of Plan article 8 entitled "Survivor Annuity Requirements," the Participant's Beneficiary (for that portion of his Account) is his Surviving Spouse unless the Spouse consents as provided in that section or in Plan section 9.4 to the Participant's designation of another Beneficiary.

           (2) Non-annuity requirements. If a Participant is married and all or part of his Account is not subject to the section in Plan article 8 entitled "Survivor Annuity Requirements," the Participant's Beneficiary for such portion of his Account is his Surviving Spouse unless the Spouse consents to the Participant's designation of a different Beneficiary. The Spouse's consent must be in writing, must acknowledge the effect of the Participant's election, and must be witnessed by a Plan representative or a notary public. With the Surviving Spouse's consent, the provisions of subsection (a) are effective for that Participant. If the Administrator is satisfied that the consent described in this subsection may not be obtained because the Participant has no Spouse, because the Spouse cannot be located, or because of such other circumstances as applicable regulations may prescribe, the provisions of subsection (a) are effective;

         (c) Qualified Domestic Relations Order. To the extent provided in a Qualified Domestic Relations Order, the Alternate Payee recognized by such Order as the Participant's Beneficiary shall be the Participant's Beneficiary at his death.

         (d) No designation. To the extent the provisions of subsection (c) do not apply, and if there is no valid Beneficiary designation by the Participant (together with a valid spousal consent described in subsection (b), if applicable) or if the designated Beneficiary or Beneficiaries fail to survive the Participant or are no longer in existence at his death, Beneficiary means the Participant's Surviving Spouse, and if there is no Surviving Spouse, the Participant's estate.

9.3      Payment Form for Death Benefits

         (a) Cash Outs. If the vested balance in a deceased Participant's Account does not exceed $3,500 (and at the time of any prior distribution did not exceed $3,500), the Administrator shall direct payment to the Beneficiary in a single lump sum. No consent of the Beneficiary (including a Surviving Spouse) is required before such distribution is made.

         (b) Spouse's consent. If the value of a deceased Participant's Account exceeds $3,500 (or at the time of any prior distribution exceeded $3,500), the Surviving Spouse must consent to any distribution made before the date on which the Participant would have attained the later of Normal Retirement Age or age 62, and the restrictions on immediate distributions are described in Plan section 8.6 shall apply.

         (c) Code 401(a)(9) restrictions. Death benefits must begin or be paid within the time specified by, and in accordance with, Code 401(a)(9), as described in Plan article 8 and applicable Treasury regulations.

         (d) Beneficiary election. Subject to the preceding subsections, any death benefits payable to a Beneficiary because the Participant dies before his Annuity Starting Date may be paid in any payment option allowed under Plan article 8 and elected by the Beneficiary other than a Qualified Joint and survivor Annuity with such Beneficiary's spouse. If the Participant did not specify a payment option and the Beneficiary does not make a payment election, any death benefits will be distributed to the Beneficiary in a lump sum. If the Participant dies after his Annuity Starting Date, benefits will be paid in the payment method elected by the Participant and in effect at his death. Despite the preceding, if the payment form in effect is an installment option (not an annuity), the Beneficiary may elect to receive a lump sum payment of the remaining installments, if any.

9.4      Qualified Preretirement Survivor Annuity

         (a) Application. The provisions of this Plan section apply only to a Participant whose Account (or subaccount) is subject to the survivor annuity rules described in Plan section 8.5, and who has a Surviving Spouse at his death before his Annuity Starting Date. The provisions of this Plan section apply only to the portion of the Participant's Account that is subject to the annuity rules.

         (b) Form of payment. If such a Participant has a vested interest in his Account and if he is married on the date of his death, his Surviving Spouse shall be entitled to receive a Qualified Preretirement Survivor Annuity unless an effective waiver has been made pursuant to this Plan section. Subject to the cash-out rules in Plan section 9.3, the Surviving Spouse shall receive such benefit in the form of an annuity contract providing payments for his or her lifetime unless such Surviving Spouse elects otherwise. The Surviving Spouse may elect to have the annuity contract distributed within a reasonable time after the Participant's death.

         (c) Explanation required. The Administrator must provide each such Participant with a general written explanation by first class mail or personal delivery of (1) the terms and conditions of the Qualified Preretirement Survivor Annuity coverage described in this section; circumstances under which the qualified Preretirement Survivor Annuity be effective; (3) a general description of the financial effect of selecting an optional form of death benefit payment; (4) sufficient additional information explaining the relative values of the optional forms of benefit under the Plan; (5) (5) the Participant's right to make, and the effect of, an election not to receive such Qualified Preretirement Survivor Annuity coverage; (6) the rights of the Participant's Spouse; and (7) the right to make, and the effect of, a revocation of the waiver. The explanation must be provided during whichever of the following periods ends last:

          (1)  the period beginning on the first day of the Plan
         Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35.

          (2) a reasonable period ending after the individual becomes a Participant.

          (3) a reasonable period after the Participant first becomes subject to the survivor annuity requirements under the Plan.

          (4) a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age 35.

For purposes of paragraphs (2), and (3), a reasonable period is the end of the two-year period beginning one year prior to the date of the applicable event and ending one year after that date. For purposes of paragraph (4), notice must be provided within the two-year period beginning one year prior to separation and ending one year after separation; and if the Participant later returns to employment with the Employer, the applicable period for that Participant shall be redetermined under the rules stated above.

         (d) Waiver of annuity. After the Participant has received the explanation required by subsection (c), the Participant may elect in writing at any time during his election period to waive the Qualified Preretirement Survivor Annuity coverage and to have the other provisions of this Plan article 9 apply with respect to the payment of any death benefits to the Surviving Spouse or to name a non-Spouse Beneficiary. A Participant may revoke any such election at any time during his election period. A Participant may elect, revoke, and elect again as long as such actions are taken within the election period and the Spouse's consent is obtained as required by subsection (e), if applicable. For purposes of this Plan section, a Participant's election period begins on the first day of the Plan Year in which he attains age 35 and ends on the date of his death. If a Participant's Termination Date occurs before the beginning of such election period, his election period shall begin on his Termination Date with respect to his Account balance as of his Termination Date. If the Administrator announces and provides the written explanation required by subsection (c), a Participant may waive the Qualified Preretirement Survivor Annuity coverage before the first day of the Plan Year in which he attains age 35, but on the first day of the Plan Year in which he attains age 35, his waiver becomes invalid and the Qualified Preretirement Survivor Annuity coverage is automatically reinstated; any new waiver on or after that date is subject to the full requirements of this Plan section.

         (e) Spousal consent. A Participant's election to waive the Qualified Preretirement Survivor Annuity coverage shall not take effect at his death unless, during his election period (as described in subsection (c) above), his Spouse consented in writing to such election and the election designates a specific non-Spouse Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries) which may not be changed without spousal consent (or the Spouse has expressly permitted the designations to be changed without further consent). The Spouse's consent must acknowledge the effect of the Participant's election and must be witnessed by a Plan representative or notary public. Despite the preceding sentence, the consent of a Spouse is not required if it is established to the satisfaction of a Plan representative that such written consent cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as applicable Treasury regulations prescribe. Any consent under this provision is valid only with respect to the Spouse who signed the consent. Any establishment that the consent of a Spouse cannot be obtained is valid only with respect to that designated Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary and that the Spouse voluntarily elects to relinquish such right. If a Participant's waiver of the Qualified Preretirement Survivor Annuity is effective upon his death, any amounts payable under the Plan on behalf of such Participant after his death will be distributed as provided in Plan section 9.3.
                          ARTICLE 10

                      CLAIMS PROCEDURES


10.1     Claims Procedure

         (a) Submission of claims. Claims for benefits under the Plan must be submitted to the Human Resources Department (prior to May 14, 1994, to the Administrator) or such persons as it may designate in writing who shall have the initial responsibility for determining the eligibility of any Participant or Beneficiary for benefits. All claims for benefits shall be made in writing and shall set forth the facts which such Participant or Beneficiary believes to be sufficient to entitle him to the benefit claimed. The claims reviewer may adopt forms for the submission of claims for Plana benefits, in which case all claims for benefits shall be filed on such forms.

         (b) Response to claim. On receipt of a claim, the claims reviewer must respond in writing within 90 days. If necessary, the first notice to the claimant must indicate any special circumstances requiring an extension of time for the decision on the claim. The extension notice must indicate the date by which the reviewer expects to give a decision. An extension of time for processing may not exceed 90 days after the end of the initial 90-day period.

         (c) Denied claims. If a claim is wholly or partially denied, written notice must be given to the claimant within that time provided in subsection (b). If notice that a claim has been denied is not furnished within that time, the claim is deemed denied. An adverse notice must be written in a manner calculated to be understood by the claimant and must include (1) each reason for denial; (2) specific references to the pertinent provisions of the Plan or related documents on which the denial is based;
(3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why that material or information is needed; and
(4) appropriate information about the steps to be taken if the claimant wishes to submit the claim for review.

10.2     Review of Denied Claims

         (a) Review request. Within 60 days after receiving a notice of a denied claim for benefits (or within 60 days of the date a claim is deemed denied under Plan section 10.1(c)), a claimant or his duly authorized representative may request in writing to the Human Resources Director (or to the Administrator prior to May 14, 1993) that the denied claim be reviewed. The claimant may request that the Committee review the denied claim.

         (b) Possible hearing. The Human Resources Director (or prior to May 14, 1994, the Administrator) or the designated reviewer must determine whether there will be a hearing. The claimant and an authorized representative are entitled to be present and heard at any hearing that is used as part of the review. Before any hearing, the claimant or a duly authorized representative may review all Plan documents and other papers that affect the claim and may submit issues and comments in writing. Any hearing must be scheduled to give sufficient time for this review and submission, and the claimant must be advised of the schedule and deadlines for submission.

         (c) Time limitations on review. The decision on review must be furnished to the claimant in writing within 60 days after the request for review is received, unless special circumstances require an extension of time for processing. If an extension is required, written notice of the extension must be furnished to the claimant before the end of the 60-day period and the decision then must be given as soon as possible, but not later than 120 days after the request for review was received. The decision on review must be written in a manner calculated to be understood by the claimant and must include specific reasons for the decision and specific references to the pertinent provisions of the Plan or related documents on which the decision is based. If the decision on review is not received by the claimant within the time required in this subsection, the claim is deemed denied on review.

         (d) Allowances for committee review. If a denied claim is reviewed by a committee that has regularly scheduled meetings at least quarterly, the rules in this subsection govern the time for the decision on review and supersede the rules in subsection (c). If the claimant's written request for review is received more than 30 days before a meeting of the committee, a decision on review must be made at the next meeting after the request for review has been received. If the claimant's written request for review is received 30 days or less before a meeting of the committee, the decision on review must be made at the second meeting after the request for review has been received. If an extension of time is required, written notice of the extension must be furnished to the claimant before the extension begins. If notice that a claim has been denied on review is not received by the claimant within the time required in this subsection, the claim is deemed denied on review.

         (e) Determination final. Except for a written request for review of a denied claim, all good-faith determinations by the claim reviewer designated under this Plan section 10.2 are conclusive and binding on all persons, and there is no right of appeal.
                          ARTICLE 11

                     TOP-HEAVY PROVISIONS


11.1     Top-Heavy Years

         The provisions of this Plan article 11 apply only for Plan Years in which this Plan is a Top-Heavy Plan according to the determination described in Plan section 11.2.

11.2     Top-Heavy Determination

         (a) Procedures. The determination of whether this Plan is a Top-Heavy Plan for a Plan Year beginning after December 31, 1983, is made according to Interests (as described in Plan section 11.3) as of that Plan Year's Top-Heavy Determination Date, based on the related Top-Heavy Valuation Date, according to the procedures required in this Plan section.

         (b) Top-Heavy Plan. If this Plan is not part of an Aggregation Group, it is a Top-Heavy Plan if, as of the Top-Heavy Determination Date, the Interests of all Key Employees in the Plan exceed 60% of the combined Interests of all Participants in the Plan.

         (c) Top-Heavy group. If this Plan is part of an Aggregation Group, the determination of whether this Plan and each plan in the Aggregation Group is a Top-Heavy Plan is determined according to the procedures required in this subsection, applying each subparagraph in numerical sequence.

          (1) As of each plan's Top-Heavy Determination Date, separately determine the Interests of all Key Employees in each plan in the Aggregation Group and the Interests of all participants in each plan in the Aggregation Group.

          (2) The Interests of all Key Employees in each plan that is part of the Aggregation Group are added to the Interests of all Key Employees in each other plan in the Aggregation Group. The Interests of all participants in the plans are totaled in the same manner. The Interests are determined as of the plans' Top-Heavy Determination Dates that fall within the same calendar year.

          (3) The Aggregation Group is a Top-Heavy Group if, after application of paragraph (2), the Interests of all Key Employees in the Aggregation Group exceed 60% of the combined Interests of all participants under all plans in the Aggregation Group.

          (4) A plan that is part of an Aggregation Group is a Top-Heavy Plan for a plan year if it belongs to a Required Aggregation Group that is part of a Top-heavy
         Group for that plan year.

         (d) Permissive aggregation. The Administrator may create a Permissive Aggregation Group, but a qualified plan may not be part of a Permissive Aggregation Group unless all qualified plans within the Permissive Aggregation Group continue to meet the requirements of Code 401(a)(4) and 410 with each added qualified plan taken into account.

         (e) Individuals disregarded. If, at any time during the five-year period ending on the applicable Top-Heavy Determination Date, an individual has not performed services for an Employer or Related Company maintaining this Plan or a plan that is a part of this Plan's Aggregation Group, the Interest of such individual is not taken into account for purposes of this section. Former Key Employees are excluded entirely under this section.

11.3     Interests Measured

         (a) Defined Contribution Plan. An individual's Interest in a Defined Contribution Plan is equal to his account balance for that plan (according to paragraphs (1) and (2)) for the Top-Heavy Determination Date and (to the extent not already included in determining his account balance) all distributions (excluding amounts attributable to deductible employee contributions) with respect to that individual from the account during the five-year period ending on the Top-Heavy Determination Date.

          (1) For purposes of subsection (a), an individual's account balance in a qualified plan not subject to Code section 412 (that is, a non-pension plan) is his actual account balance (excluding amounts attributable to deductible employee contributions) on the Top-Heavy Valuation Date and all contributions actually made after the Top-Heavy Valuation Date but on or before the Top-Heavy Determination Date. However, for such a qualified plan's first plan year, the amount determined in the preceding sentence must be added to the amount of any contributions made after the Top-Heavy Determination Date that are allocated as of a date in that first plan year.

          (2) For purposes of subsection (a), an individual's account balance in a Defined Contribution Plan that is subject to Code 412 (that is, a pension plan) is his actual account balance (excluding amounts attributable to deductible employee contributions) on the Top-Heavy Valuation Date, all contributions due as of the Top-Heavy Determination Date (that is, contributions that would be allocated as of a date not later than the Top-Heavy Determination Date, even though those amounts are not yet required to be contributed), and__for the plan year that contains the Top-Heavy Determination Date__all amounts actually contributed (or due to be contributed) after the Top-Heavy Valuation Date but before the expiration of the extended payment period in Code 412(c)(10).

         (b) Defined Benefit Plan. An individual's Interest in a Defined Benefit Plan is equal to the present value (determined according to paragraph (1)) of his cumulative accrued benefit for that Plan as of the Top-Heavy Determination Date and (to the extent not already included in determining his cumulative accrued benefit) all distributions from that plan with respect to that individual during the five-year period ending on the Top-Heavy Determination Date.

          (1) There are no specific prescribed actuarial assumptions that must be used for determining the present value of a cumulative accrued benefit. The assumptions used must be reasonable and need not relate to the qualified plan's actual investment and other experience. The assumptions need not be the same as those used for minimum funding purposes or for purposes of determining the actuarial equivalence of optional benefits under the plan. For purposes of this Plan, if a qualified plan does not specify the actuarial assumptions it uses for determining the present value of a cumulative accrued benefit, the assumptions used must be those used in the qualified plan for purposes of determining the actuarial equivalence of optional benefits under the plan (or, if no optional benefits are available, those used for minimum funding purposes), except that the interest assumption must be (as described in 29 C.F.R. section 2619.26(c)(2)(iv)) the PBGC interest rate for immediate annuities in effect on the Top-Heavy Valuation Date as set forth in Appendix B (as amended) to Part 2619 of 29 C.F.R. If a qualified plan specifies the actuarial assumptions it uses for determining the present value of its cumulative accrued benefit, those assumptions govern for purposes of this Plan as to that qualified plan's cumulative accrued benefits.

          (2) The present value must be computed using an interest and a post-retirement mortality assumption but consistent with paragraph (1). Pre-retirement mortality and future increases in costs of living (but not in the maximum dollar amount permitted by Code 415(d)) may also be assumed. However, assumptions as to future withdrawal or future salary increases may not be used.

          (3) In the case of a Defined Benefit Plan that provides a joint and survivor annuity within the meaning of Code 401(a)(11) and 417 as a normal form of benefit, for purposes of determining the present value of the cumulative accrued benefit, the participant's spouse may be assumed to be the same age as the participant.

          (4) Unless a Defined Benefit Plan provides for a nonproportional subsidy according to paragraph (7), the present value must reflect a benefit payable beginning at the qualified plan's normal retirement age (or attained age, if later). Benefits not relating to retirement benefits, such as pre-retirement death and disability benefits and post-retirement medical benefits, must not be taken into account. Subsidized early retirement benefits and subsidized benefit options must not be taken into account unless they are nonproportional subsidies according to paragraph (7).

          (5) If a Defined Benefit Plan provides for a nonproportional subsidy, the benefit should be assumed to begin at the age at which the benefit is most valuable.

          (6) If two or more Defined Benefit Plans are being tested, the actuarial assumptions used for all qualified plans within an Aggregation Group must be the same. If paragraph (1) of this subsection would otherwise cause the preceding sentence to be violated, the Administrator must select one qualified plan's assumptions and use them as adjusted according to the other paragraphs in this subsection.

          (7) For purposes of this subsection, a subsidy is nonproportional unless the subsidy applies to a group of employees that would independently satisfy the requirements of Code 410(b).

         (c) Excluded individuals. Effective January 1, 1985, if at any time during the 5-year period ending on the applicable Top-Heavy Determinate Date, an individual has not performed any services for an Employer or a Related Company maintaining this Plan or a plan that is part of this Plan's Aggregation Group, the Interest of such individual shall not be taken into account for purposes of this Plan section.

11.4     Minimum Benefits for Top-Heavy Plans

         (a) Superseding effect. For any Plan Year in which this Plan is a Top-Heavy Plan, the provisions of this section supersede conflicting Plan provisions regarding contributions and allocations under the Plan.

         (b) Aggregation of plans. For purposes of this section, all Defined Contribution Plans that are part of an Aggregation Group with this Plan are treated as one Defined Contribution Plan, and all Defined Benefit Plans that are part of an Aggregation Group with this Plan are treated as one Defined Benefit Plan. According to the other provisions of this article, the Administrator may elect to cause the Employers to satisfy the minimum benefit requirements of this section in this Plan, within any one or more of the other qualified plans in this Plan's Aggregation Group, or by aggregating amounts from this Plan and one or more of those other qualified plans.

         (c) Eligible Non-Key Employees. Each Non-Key Employee who is a Participant with regard to this Plan, who is eligible for an allocation of contributions that the Employer or a Related Company might make (or who would be eligible except that after becoming a Participant, he subsequently fails to complete 1,000 Hours of Service (or the equivalent) during the Plan Year), and who has not separated from service at the end of the Plan Year must receive the minimum benefit required by Code 416(c)(2), as described in this section. A Non-Key Employee may not fail to receive such minimum benefit because he is excluded from Plan participation (or is ineligible for an allocation under the Plan) merely because his compensation is less than a stated amount or merely because of a failure to make mandatory or elective contributions under the Plan.

         (d) Minimum benefit. This Plan will satisfy the minimum benefit required by Code 416(c)(2) if the sum of Employer contributions and forfeitures allocated to the Account of each eligible Non-Key Employee Participant under the Plan for each Plan Year in which the Plan is a Top-Heavy Plan equals the amount in paragraphs (1) or (2), as applicable.

          (1)  The minimum benefit applicable to an eligible Non-
         Key Employee Participant who does not participate in a Defined Benefit Plan that is part of this Plan's
         Required Aggregation Group is the lesser of

                    (A)  3% of such Non-Key Employee
           Participant's Earnings for that Plan Year; or

                    (B)  the highest percentage at which
           Employer contributions and forfeitures are allocated to any Key Employee for the Plan Year under this Plan or any plan within this Plan's Required Aggregation Group. The highest percentage will be determined as the ratio of the sum of employer contributions made (or required to be made without regard to waivers granted pursuant to Code 412(d)) and forfeitures allocated to such Key Employee's account divided by his Earnings for the Plan Year. This subparagraph does not apply if this Plan is part of a Required Aggregation Group and if this Plan enables a Defined Benefit Plan included in such Required Aggregation Group to meet the requirements of Code 401(a) or 410.

          (2) The minimum benefit applicable to an eligible Non-Key Employee Participant who participates in a Defined Benefit Plan that is part of this Plan's Required Aggregation Group is 5% of his Earnings for that Plan Year but only to the extent he does not receive the Defined Benefit Plan minimum benefit required by Code 416(c)(1) in that Defined Benefit Plan.

         (e) Offset for other allocations. An individual's minimum benefit that is required from this Plan for a Plan Year is equal to the full benefit described in paragraph (d) reduced by the total of all allocations received for the Plan Year from any Employer contributions or from forfeitures from any other Defined Contribution Plan included in this Plan's Required Aggregation Group.

         (f) Excluded amounts. In determining a Non-Key Employee's minimum-benefit entitlement and in determining whether that entitlement has been satisfied, any Employer contribution attributable to a matching contribution, salary reduction agreement, or similar arrangement may not be taken into account except to the extent expressly required by Code 416(c)(2)(C).

11.5     Top-Heavy Vesting

         (a) Vested percentage. Except as provided in subsection (d), the following table applies to all Accounts not otherwise fully vested in any Plan Year for which this Plan is a Top-Heavy Plan:

         Years of Service         Vested Percentage

          Less than 2          0%
              2        20%
              3        40%
              4        60%
              5        80%
              6 or more        100%

         (b)    Years of service.  For purposes of subsection
(a), years of service are computed in the same manner as service for vesting purposes is otherwise computed under the Plan.

         (c) No decrease in vested percentage. No decrease in a Participant's vested percentage may occur in the event the Plan's status as a Top-Heavy Plan changes for any Plan Year. If the Plan's vesting schedule shifts into or out of the schedule under subsection (a) for any Plan Year because of a change in the Plan's top-heavy status, such a shift is an amendment to the vesting schedule and the election of vesting schedules as described in Plan article 3.

         (d) Participants excepted. The provisions of this Plan section do not apply to the Accounts of any Participant who does not have an Hour of Service after the Plan has initially become a Top-Heavy Plan, and such Participant's Account balance attributable to Employer contributions and forfeitures, if any, will be determined without regard to this section.

11.6     Contribution and Benefit Limitations

         (a) Superseding effect. For any Plan Year in which this Plan is a Top-Heavy Plan, the provisions of this section supersede conflicting Plan provisions regarding limitations on contribution and benefits under this Plan.

         (b) Required adjustments. Paragraphs 2(B) and 3(B) of Code 415(e) will be applied by substituting "1.0" for "1.25," and paragraph 6(B)(i) of Code 415(e) will be applied by substituting "$41,500" for "$51,875" unless the requirements of paragraphs (1) and (2) below are met with respect to the Plan.

          (1)  The minimum benefit requirement of Plan section
         11.4(d)(1) is applied by substituting "4%" for "3%" and the minimum benefit requirement of Plan section
         11.4(d)(2) is applied by substituting "7.5%" for "5%."

          (2) This Plan would not be a Top-Heavy Plan as determined under Plan section 11.2 if "90%" were substituted for "60%" each place it appears.

11.7     Top Heavy Definitions

         For purposes of applying the provisions of this Plan
article 11, the following definitions apply:

         (a) Key Employee means, as of any Determination Date, any Employee, former Employee, or other individual (or
Beneficiaries of such person) who, for any Plan Year in the Determination Period:

          (1) has annual Earnings in excess of 50% of the dollar amount under Code 415(b)(1)(A) (relating to defined benefit plans) and is an officer of the Employer;

          (2) has Earnings in excess of the dollar limitation under Code 415(c)(1)(A) (relating to defined contribution plans) and is one of the Employees owning one of the ten largest interests in the Employer;

          (3)  is a more than 5% owner of the Employer; or

          (4) is a more than 1% owner of the Employer and has Earnings of more than $150,000.

The constructive ownership rules of Code 318 (or the principles of that section, in the case of an unincorporated Employer) will apply to determine ownership in the Employer. The number of officers taken into account under clause (1) will not exceed the greater of 3 or 10% of the total number (after application of the Code 414(q) exclusions) of Employees, but no more than 50 officers. The Administrator will make the determination of who is a Key Employee in accordance with Code 416(i)(1) and the regulations under that Code section.

         (b) Non-Key Employee means an Employee who does not meet the definition of Key Employee.

         (c) Permissive Aggregation Group means the Required Aggregation Group plus any other qualified plans maintained by the Employer, which, when considered as a group, would continue to satisfy the requirements of Code 401(a)(4) and 410. The Administrator will determine the Permissive Aggregation Group.

         (d) Required Aggregation Group means (1) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Determination Period (regardless of whether the plan has terminated); and (2) any other qualified plan of the Employer which enables a plan described in clause (1) to meet the requirements of Code 401(a)(4) or 410. Any qualified plan maintained by an Employer or Related Company which terminated within the 5-year period ending on the Top-Heavy Determination Date must be taken into account.

         (e)    Top-Heavy Valuation Date means

         (f)    Top-Heavy Determination Date means for any Plan
Year the last day of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the last day of that Plan Year.
                          ARTICLE 12

                     TRUSTEE; TRUST FUND


12.1     Trustee

         (a) Appointment, removal. The Board shall have the power to appoint the Trustee, to remove the Trustee at its discretion upon 30 days' advance written notice, unless the Trustee agrees to a shorter period, to appoint a successor to any Trustee who has resigned or been removed, and to appoint a co-Trustee or co-Trustees with the consent of the Trustee or Trustees then serving. The appointment of any Trustee or co-Trustee shall become effective upon such Trustee's written acceptance of the appointment.

         (b) Resignation. Any Trustee or co-Trustee may resign by giving at least 30 days' advance written notice to the Board, unless the Board agrees to a shorter time.

         (c) General duties. The Trustee shall hold and invest the assets of the Plan in the Trust Fund established pursuant to the Trust Agreement. The Trustee shall further carry out all duties assigned to it by the Plan or the Trust Agreement.

12.2     Trust Agreement

         The Sponsor and the Trustee have established a Trust Agreement providing for the administration of the Trust Fund.
The Sponsor may, from time to time, enter into such further agreements with the Trustee or other parties and make such amendments to the Trust Agreement as deemed necessary or desirable to carry out the Plan, and may take any other steps and execute any other instruments as the Sponsor deems necessary or desirable to put into effect or carry out the Plan.

12.3     Trust Fund

         (a) Trustee duties, generally. The Trustee shall accept and receive all sums of money paid to it from time to time by the Employers and shall hold, invest, reinvest, manage and administer such monies and the increments, increases, earnings and income thereon as a Trust Fund for the exclusive benefit of those entitled to receive benefits under the terms of the Plan.

         (b) General Trust Fund. The General Trust Fund is the portion of the Trust Fund consisting of all Plan assets and liabilities which have not been separated for investment purposes into a Segregated Fund. All assets held in the General Trust Fund are invested together as one fund, except for any assets which may be segregated for investment purposes and invested in a Segregated Fund.

         (c) Segregated Funds. A Segregated Fund is a group of assets which have been segregated from the General Trust Fund for separate investment as a common fund for a specific purpose under this Plan. Segregated Funds may be established under other Plan provisions. The Administrator may also establish any other Segregated Funds from time to time for any purpose it deems desirable or appropriate under this Plan, provided that participation in each fund is made available on a nondiscriminatory basis to all Participants (and Beneficiaries) who are similarly situated. The Administrator may establish and enforce any rules it deems necessary or appropriate for the convenient administration of the Segregated Funds and of the Plan generally. Each Segregated Fund is to be charged with all fees and expenses directly attributable to that Fund, as well as any portion of the general administrative fees and expenses of the Plan that the Administrator determines to be equitable.

         (d)    Separate Investment Funds

           (1) Establishment. The Administrator may direct the Trustee from time to time to establish one or more Segregated Funds to be known as Separate Investment Funds, with defined investment objectives. The Participants' Accounts are to be invested among the General Fund and any Separate Investment Funds made available from time to time in the proportions which each Participant may direct by written election filed with the Administrator.

           (2) Participant elections. All Participants are eligible to make investment elections on the first day of each calendar quarter (January 1, April 1, July 1, and October 1), or more frequently if permitted by the Sponsor using forms provided by the Administrator. New investment elections and changes to prior elections are to be given effect as soon as administratively feasible following the Participant's election based on the Participant's Account at that time. Effective June 24, 1994, the provisions of Plan article 5 identify the Separate Investment Funds available for election by Participants and the rules relating to Participants' investment directions.

         (e) Investment Manager. The Committee may, as a named fiduciary for this purpose, appoint an Investment Manager for all or part of the Trust Fund. In that event, the Investment Manager shall have complete control and responsibility over all matters pertaining to the investment of the assets under its control, including brokerage, if any, and timing of Stock purchases pursuant to the terms of the Plan.

12.4     Valuation of Accounts

         (a) At each Valuation Date. As of each Valuation Date, the Trust Fund shall be valued on the basis of the current fair market value of its assets and liabilities. Each Participant's Account (and each respective subaccount) is to be adjusted by the Administrator as of each Valuation Date to reflect its proportionate share of investment adjustments for any funds in which it participates, and payments, transfers, withdrawals and contributions occurring since the last Valuation Date, as follows:

          (1) Any distribution made to or on behalf of a Participant since the last Valuation Date is to be deducted from the Participant's Account from which such distribution was made.

          (2) The value of all monies, securities and other property in each Participant's Account shall be valued by the Trustee at the then fair market value. In determining such value, all income or loss calculated under the method of accounting of the Trust shall be included and all administrative expenses allocated to such Account shall be deducted.

          (3) Each Participant's Account shall be increased by that portion of the contributions and forfeitures, if any, allocated to his Account.

          (4) To the extent that funds attributable to a Participant's Account were transferred since the last
         Valuation Date or are to be transferred between investment funds, the Account from which the funds were transferred shall be decreased and the Account to which the funds were transferred shall be increased.

         Despite the preceding, the Administrator may alter the valuation procedures, in its discretion, in any manner it deems necessary or desirable to achieve an equitable allocation among the Accounts, but no such procedure shall discriminate in favor of Highly Compensated Employees.

         (b) Crestar Stock Fund. Any Stock acquired by the Trustee during the period between Valuation Dates shall be credited to each Participant's Account on the Valuation Date coinciding with or next following such acquisition. For purposes of determining the number of shares of Stock and cash credited to a Participant's Account on any date other than a Valuation Date, the number of shares of Stock and cash credited to the Participant's Account on the last preceding Valuation Date shall be used. Such value so determined shall be reduced based on net withdrawals and distributions subsequent to such Valuation Date and increased by any subsequent contributions on behalf of the Participant and any transfers to the Crestar Stock Fund.

12.5 Annual Accounting. The Trustee shall, as soon as practicable after the end of each Plan Year, render to the Sponsor and the Administrator an accounting for the Plan and the Trust Fund.

12.6 Statement of Participants' Accounts. The Administrator shall, as soon as practicable after the last Valuation Date of each Plan Year, deliver to the Human Resources Director for distribution to each Participant a statement setting forth the Account of each Participant in the Plan as of that Valuation Date. In the discretion of the Administrator, statements may be provided to Participants more frequently, such as semi-annually or quarterly.
                          ARTICLE 13

               FIDUCIARIES; PLAN ADMINISTRATION


13.1     Named Fiduciaries; Allocation of Fiduciary
Responsibility

         (a)    Named Fiduciaries.  The Sponsor and the
Administrator are the Named Fiduciaries of the Plan within the meaning of ERISA 402. Only the Sponsor may designate other
Named Fiduciaries not named in this Plan.

         (b)    Delegation of responsibility.  All
responsibilities not specifically delegated to another fiduciary remain with the Sponsor including designating all additional fiduciaries not named in this Plan or the Trust Agreement. The Sponsor has the power to delegate fiduciary responsibilities not specifically delegated by the terms of this Plan or the Trust Agreement and to designate fiduciaries and nonfiduciaries to carry out fiduciary responsibilities in order to provide for the orderly operation and administration of the Plan. Any allocation, delegation, or other assignment of duties previously made is hereby confirmed and shall continue until such time as it is revoked, modified, or altered by the Sponsor. The Sponsor may permit any person to whom any authority or control has been granted to further allocate, delegate, or assign any or all such duties to such other person or entity as the Sponsor may specify. A person or entity serving as a fiduciary with regard to the Plan may serve in more than one fiduciary capacity and may employ one or more persons to render advice with regard to his fiduciary responsibilities hereunder. To the extent allowed by law, each fiduciary's responsibility is limited to the duties allocated or designated to it.

         (c) Shared responsibility. This Plan and the Trust Agreement allocate to each fiduciary the individual responsibilities assigned. Responsibilities are not shared by fiduciaries unless the sharing is provided specifically in the Plan or the Trust Agreement. Whenever one fiduciary is required by the Plan or the Trust Agreement to follow the directions of another fiduciary, the two have not been assigned to share the responsibility. The fiduciary giving directions bears the sole responsibility for those directions and the responsibility of the fiduciary receiving those directions is to follow those directions as long as on their face the directions are not improper under applicable law.

13.2     Administrator

         (a) Appointment. The Sponsor may appoint one or more persons to serve as Administrator at the Sponsor's pleasure. Persons appointed as Administrator may include, but are not limited to, Employees, Participants, or the Trustee. During any period when no person is currently serving as Administrator, the Sponsor is charged with the Administrator's duties. When two or more persons are serving concurrently as Administrator, they are jointly responsible for all of the Administrator's duties, except to the extent specific duties may have been allocated between.

         (b) Resignation, removal. A person serving as Administrator may resign at any time by giving advance written notice to the Sponsor. The Sponsor may, in its discretion, remove any person serving as Administrator, with or without cause, by giving that person advance written notice of his removal. Any individual who is an employee of an Employer when appointed as Administrator is automatically removed at his Termination Date without the necessity of any notice, unless his continued appointment is expressly requested by the Sponsor. The Sponsor shall notify the Trustee of all appointments, resignations or removals of Administrators.

         (c) Powers and duties. The Administrator shall be responsible for the operation and administration of the Plan, except to the extent its duties are allocated to or assumed by other persons or entities under the Plan. The Administrator must administer the Plan by its terms and has all powers necessary to do so. The Administrator's powers and responsibilities are to be exercised in the Administrator's sole discretion and include, but are not limited to the following:

          (1) to adopt rules and procedures it deems desirable for the efficient administration of the Plan as long as those rules, regulations and procedures apply uniformly to all persons under similar circumstances;

          (2) to determine all questions arising in the Plan's administration, interpretation and application, including questions about the status and rights of Employees, Participants, Beneficiaries, and any other persons;

          (3) to decide any dispute arising under the Plan, but no Administrator may participate in any matter involving any questions relating solely to his own participation or benefits under the Plan;

          (4) to advise the Sponsor about the known future need for funds to be available for distribution in order that the Trust Fund investments may be established accordingly;

          (5) to correct defects, supply omissions, and reconcile inconsistencies to the extent necessary to effectuate the Plan;

          (6) to advise the Sponsor of the maximum deductible contribution to the Plan for each fiscal year;

          (7) to direct the Trustee concerning all payments which are to be made out of the Trust Fund pursuant to the Plan's provisions;

          (8) to maintain all bookkeeping accounts necessary under the Plan for keeping track of each Participant's interest in the Plan, including the source of all contributions, the vested interest, and applicable Account adjustments, except to the extent that the Trustee has, by written agreement with the Sponsor, assumed responsibility for maintaining any part or all of the Participants' Accounts;

          (9) to confer with the Trustee and the Sponsor on the settling of any claims against the Trust Fund;

          (10) to file all reports with government agencies, Participants and other parties as may be required by law, whether such reports are initially the obligations of the Sponsor, an Employer, or the Plan;

          (11) to maintain all records necessary to determine the rights and interests of any Employee under this Plan, including his eligibility, Participant status, service and Beneficiaries; and

          (12) to have all other powers necessary or desirable to discharge its duties as Administrator.

         (d) Administrator action conclusive. Any action on matters within the Administrator's discretion shall be final and conclusive except as provided in Plan article 10 regarding review of denied claims.


13.3     Duties of the Benefits Department

         Effective May 14, 1993, the Benefits Department of Crestar Bank is responsible for handling the day-to-day operations of the Plan including, but not limited to: the enrollment of Participants; the distribution of booklets, notices and other information regarding the Plan; maintaining Beneficiary designation forms; explaining the optional forms of payments that may be elected by a Participant under the Plan; processing election forms executed by Participants and Beneficiaries and any other administrative forms required under the Plan; and communicating all other matters relating to participation and entitlement to benefits to such individuals or entities or the Committee as may be necessary to enable them to discharge their duties under the Plan in a uniform, equitable and nondiscriminatory manner with respect to Participants or Beneficiaries under similar circumstances. The Benefits Department shall also review and monitor the performance of persons and entities appointed by the Administrator or the Committee to serve in various capacities with regard to the Plan and report its findings annually to the Committee.

13.4     Benefits Administrative Committee

         (a) Effective date. The provisions of this Plan section are effective May 14, 1993.

         (b) Membership. The chief executive officer of the Sponsor shall appoint a Benefits Administrative Committee that shall serve pursuant to this Plan section. The chief executive officer shall have the power to remove a member of the Committee at his discretion. Any member of the Committee may resign by giving notice in writing to the chair of the Committee or the chief executive officer at any time or may be removed at any time and for any reason by the chief executive officer. In the event of a removal or resignation, or if for any other reason there are less than three Committee members serving at any time, the chief executive officer shall, as soon as practicable, appoint a new member or members so that there shall be a minimum of three members. If at any time there are less than three members of the Committee, the remaining member or members shall have authority to act as the Committee.

         (c) Officers. The chief executive officer of the Sponsor shall appoint a chair of the Committee from among its members. The Committee may appoint a secretary to keep a record of the acts of the Committee. The secretary may, but need not, be a member of the Committee. The secretary may perform any and all purely ministerial acts which may be delegated to the secretary by the Committee.

         (d) Meetings, actions. The Committee may, but need not, call or hold formal meetings. The Committee acts by a majority of its members in office at the time and may take action either by a vote at a meeting or in writing without such a meeting. The action of the majority shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members in office at the time. In the event of a deadlock or other situation preventing majority agreement, the chief executive officer of the Sponsor or his delegate shall decide the matter. All decisions of the Committee shall be evidenced in writing. All acts and determination of the Committee shall be duly recorded by the secretary and all such records, together with such other documents as may be necessary, shall be preserved by the secretary. Such records and documents hall at all times be open for inspection and for the purpose of making copies by any person designated by the Sponsor. The Committee shall provide such information, resulting from the application of its responsibilities under the Plan, as may be needed by the individuals, entities or committees providing services to the Plan to enable them to effectively discharge their duties.

         (e) Authorized representative. The Committee may authorize any one or more of its members or its secretary to sign any documents on its behalf or to perform solely ministerial acts, but such person shall not exercise any discretion over matters delegated to him without obtaining the concurrence of a majority of the members. The Committee must evidence this authority by an instrument signed by all its members or by a resolution passed by the Committee. The Trustee and each Employer must accept and rely upon any document executed by such authorized individual as representing action of the Committee until the Committee files a written revocation of that authorization with the Trustee.

         (f)         Powers of the Committee.     The Committee
shall have control of all duties specifically allocated to it under the Plan or which are delegated to it by the Administrator and shall have all necessary powers to carry out its duties. including the following, which shall be exercised in the Committee's discretion:

          (1) to construe the Plan and to determine all questions about the Plan; and

          (2) to review and recommend all proposed action regarding substantial changes in the Plan which must be passed on by the Board or the Executive Committee and make its recommendations regarding such proposals to the appropriate entity.

In exercising its duties, the Committee shall at all times act in a uniform, equitable and nondiscriminatory manner in construing provisions of the Plan as they relate to Participants and Beneficiaries under similar circumstances. Notwithstanding its powers granted hereunder, the Committee shall have no power to modify in any way any provision of the Plan.

         (g) Agents and counsel. The Committee may engage agents to assist it in its duties, and may consult with counsel, who may be counsel for the Sponsor, with respect to the meaning or construction of this document and its obligations hereunder or with respect to any action, proceeding, or question of law related to the Plan.

         (h) Compensation. The Employers shall pay the reasonable expenses incurred by the Committee in carrying out its duties and responsibilities under the Plan, including reasonable legal and accounting expenses. Should the Employers fail to pay these expenses, they shall be paid by the Trustee out of the Trust Fund. The Sponsor agrees to supply such stenographic or administrative assistance as may be necessary to assist Committee members in the performance of their duties and responsibilities.

         (i) Rules and regulations. The Committee may formulate rules and regulations not inconsistent with the purpose of the Plan as it may deem necessary to enable it to carry out its duties.

         (j) Indemnification. The Committee members shall be indemnified by the Employers for any liability and expenses incurred in respect of any suit or proceeding the Committee or its members may incur in connection with the performance of their duties under the Plan.

         (k) Plan participation. A member of the Committee who is also a Participant in the Plan shall abstain from any action which directly affects him specifically as a Participant. In the event of an abstention, matters shall be decided by the remaining members of the Committee. Nothing herein, however, shall prevent any member of the Committee who is also a Plan Participant or Beneficiary from receiving any benefit to which he may be entitled, so long as the benefit is computed and paid on a basis that is consistently applied to all other Participants or Beneficiaries under similar circumstances.

13.5 Funding Policy. The Administrator shall establish a funding policy and method to carry out the objectives of the Plan. In formulating and maintaining such policy, the Administrator shall consult with such advisors when and as it deems necessary to review the Plan's liquidity needs, the anticipated level of annual contributions and any material changes occurring during the year.

13.6     Expenses - Compensation.   Each Employer shall pay its
share of the reasonable expenses incurred in the administration of the Plan, including reasonable legal and accounting expenses, compensation for services rendered to the Plan, and reimbursement of expenses actually and properly incurred by persons who are not otherwise compensated for providing services to the Plan, and the Employers may be reimbursed by the Trustee from the Trust Fund for any reasonable administrative expenses that may be paid from Plan assets. If any Employer should, for any reason, fail to pay administrative expenses, they shall be paid by the Trustee out of the Trust Fund. No employee of any Employer shall be entitled to compensation for his services with respect to the Plan other than his normal compensation received as an employee of an Employer.

13.7 Directions to Trustee. All directions from the Administrator to the Trustee shall be in writing from either the chief executive officer of the Sponsor, the Director of Human Resources, or the Chair of the Committee or such other persons as may be appointed in writing by such persons. The Trustee may rely on directions from such persons and shall act in accordance therewith, unless it knows or should know that the directions constitute a breach of such person's or its own obligations under the Plan.

13.8     Indemnification; Limitation on Liability

         As permitted by law and as limited by any written agreement between the Employer and a non-Trustee fiduciary, the Employer must indemnify each Employee who serves as a non-Trustee fiduciary (but not a corporate fiduciary) against expenses, claims, and liability arising out of being a fiduciary, except expenses, claims, and liability arising out of the fiduciary's own gross negligence, wilful misconduct, or bad faith. The Employer may obtain insurance against acts or omissions of a non-Trustee fiduciary. If the Employer fails to obtain insurance to indemnify, an individual non-Trustee fiduciary may obtain insurance and be reimbursed according to the Plan, as permitted by law. At its own expense, the Employer is entitled to defend or maintain, either in its own name or in the name of the fiduciary, any suit or litigation arising under this Plan with respect to any individual non-Trustee fiduciary.

13.9     Exercise of Discretion by Fiduciaries

         (a) Exclusive discretion. In discharging the duties assigned to it under the Plan, the Administrator, the Committee, the Director of Human Resources, and the Benefits Department and any other fiduciary have the discretion to interpret the Plan; adopt, amend, and rescind rules and regulations pertaining to their duties under the Plan; and to make all other determinations necessary or advisable for the discharge of their duties under the Plan. The express grant in the Plan of any specific power to a fiduciary with respect to any duty assigned to it under the Plan must not be construed as limiting any power or authority of the fiduciary to discharge its duties. Each fiduciary's discretionary authority is absolute and exclusive if exercised in a uniform and nondiscriminatory manner with respect to similarly situated individuals. Subject to the Plan's appeals procedures for denied claims, a fiduciary's decisions made in good faith are binding upon all parties and persons concerned, including but not limited to all persons having or claiming any interest or benefits under this Plan.
         (b) Nondiscrimination. The fiduciaries must exercise their discretion and make their determinations in a uniform and consistent manner for all Participants and Beneficiaries under similar circumstances and may not permit discrimination in favor of Highly Compensated Employees. The fiduciaries must discharge their duties with respect to the Trust in the manner prescribed by Title I, Part 4, of ERISA. To the extent appropriate, any discretionary action taken under this Plan must be consistent with any prior discretionary action taken under similar circumstances.

13.10    Bonding of Fiduciaries

         Every Trustee or other fiduciary must be bonded to the extent, if any, required by ERISA. If the law requires bond, the Trustee or Administrator must secure the minimum (or any greater amount set by the Employer) and obtain reimbursement pursuant to the terms of the Plan.
                          ARTICLE 14

         PROVISIONS CONCERNING SPONSOR AND EMPLOYERS


14.1     Duties of Employers

         Each Employer agrees: (1) to make all Employer contributions and pay all expenses incurred under the Plan with respect to its Employees (unless paid or reimbursed to the Employer from the Trust Fund); (2) to maintain all personnel records necessary for the Plan's proper administration; (3) to provide on a timely basis all notices, records and information required for Plan administration purposes; (4) to abide by the terms of the Plan and the Trust Agreement; and (5) that the Sponsor and the Administrator and other fiduciaries under this Plan shall act on the Employer's behalf as set forth in this Plan.

14.2     Separate Amendments by an Employer

         By action of its board and with the approval of the Sponsor's Board of directors, any Employer may amend this Plan in any manner which affects the Plan's application only as to that Employer and its Employees, provided that the amendment would comply with the restrictions in Plan article 15 if made by the Sponsor and such amendment would not cause the Plan to lose its qualified status under the applicable provisions of the Code.
Any such amendment must be made in the form of an amendment to the Plan document and executed by the appropriate officers of both the Sponsor and that Employer.

14.3     Termination of Employer's Participation

         Any Employer who has Employees covered by this Plan ma withdraw as an Employer only with the express approval of the Sponsor's Board of Directors as evidenced by a Board resolution. An Employer will also cease to be an Employer (and its Employees will cease to be Covered Employees) when any of the following events occur:

         (a) When the Sponsor, in its discretion, terminates that Employer's right to participate a an Employer under the Plan, provided that the Sponsor gives written notice of that termination to the affected Employer at least 60 days prior to the effective date of such termination (unless the parties agree to a shorter notice period);

         (b) Upon the Employer's consolidation, merger, reorganization or the sale of substantially all of its property, unless the successor entity resulting from that transaction either qualifies as a Related Company of the Sponsor or any other Employer (ignoring that entity's relationship with the Employer affected by that transaction) or contractually assumes (with the approval of the Sponsor's Board of Directors) that Employer's obligations under this Plan at the time the transaction occurs;

         (c) Upon the Employer's legal dissolution or liquidation (other than as part of its consolidation, merger or reorganization) or a judicial determination that it is bankrupt or insolvent; or

         (d) When that Employer's Board of Directors, by written resolution, terminates its continued participation in, and its further responsibilities as an Employer under this Plan, provided that the Employer gives the Sponsor written notice of that termination at least 90 days prior to that termination's effective date (unless the parties agree to a shorter notice period) and such termination is approved by the Sponsor's Board of Directors.

Upon termination of an Employer' participation under this section, the Trustee is to dispose of that portion of the Trust
Fund assets attributable to the Accounts of the affected
Participants in the manner directed by the Sponsor, subject to Plan article 15.
                          ARTICLE 15

              AMENDMENT, TERMINATION, AND MERGER


15.1     Amendment

         (a) Authority to amend. The Board of Directors of the Sponsor or any executive committee of the Board shall have the right to modify, alter, or amend the Plan or the Trust Agreement in whole or in part by a majority vote of its members at a meeting, by unanimous consent in lieu of a meeting or in any other manner permissible under applicable state law. In addition, the Sponsor's Board or any executive committee of the Board may delegate to an appropriate officer, or officers of the Sponsor or an Employer, or committee, all or part of the authority to amend the Plan or Trust Agreement.

         (b)    Restrictions on amendments.       An amendment
may be made retroactively if it is necessary to bring the Plan or the Trust Agreement into conformity with the Code and Code regulations or with any other statute or regulation applicable in order to permit an Employer to deduct for income tax purposes all (or as much as the law might allow) money and property contributed to the Trust Fund. No amendment to the Plan or the Trust Agreement may increase the duties, powers, and liabilities of the Trustee, the Administrator, or any other fiduciary under the Plan without its written consent nor may any amendment affect adversely the benefits of persons who have retired or the benefits that have accrued prior to the effective date of such action. Except as otherwise allowed by Treasury regulations, no amendment may eliminate or reduce an early retirement benefit or a retirement-type subsidy (as defined in applicable Treasury regulations) or eliminate an optional form of benefit with respect to benefits attributable to service before the amendment. No amendment may provide for the use of funds or assets held under this Plan and Trust other than for the exclusive benefit of Participants and Beneficiaries or for defraying the reasonable expenses of administering the Plan, except as provided in Plan section 4.7 or this Plan article.

15.2     Termination of Plan

         (a) Authority to terminate. While the Sponsor and each other Employer expects to continue the Plan indefinitely, continuance of the Plan is not assumed as a contractual obligation. The Board of Directors of the Sponsor or any executive committee of the Sponsor's Board shall have the right to terminate the Plan and Trust with respect to all Employers at any time and for any reason, in whole or in part, by a majority vote of its members at a meeting, by unanimous consent in lieu of a meeting, or in any other manner permissible under applicable state law. In addition, the Board or any executive committee of the Board may delegate to an appropriate officer, or officers of the Sponsor or an Employer, or committee, all or part of the authority to terminate the Plan. Each Employer other than the Sponsor shall have the right to withdraw from the Plan as provided in Plan article 14. A withdrawal by one Employer (other than the Sponsor) does not terminate the Plan with respect to any other Employer.

         (b) Automatic termination. The Plan shall terminate automatically on the bankruptcy, insolvency, or legal dissolution of the Sponsor or on the termination of business by the Sponsor without a successor.

         (c) Notice. Notice of a termination by one Employer or by the Sponsor must be given to the affected Participants, the Administrator, the Trustee, the Employers, and all necessary authorities. If any authority's approval is necessary, termination is effective according to that approval; otherwise, the date of the notice or a later date contained in the notice is the termination date for purposes of this Plan article.

         (d) Discontinuance of contributions. The Employers have the right at any time to reduce or discontinue their contributions to this Plan. If there is a complete discontinuance of contributions, all Accounts that are then forfeitable become fully vested. A discontinuance of Employer contributions is not a termination of the Plan unless the Sponsor gives the notice described in subsection (c).

         (e) Rights of Participants. If this Plan and Trust should be terminated (in whole or in part) pursuant to the provisions of this Plan article and determined in a manner consistent with legal authorities, each Participant (in the case of a complete termination) or each affected Participant (in the case of a partial termination) shall be fully vested in his accrued benefit under the Plan as of the date of such termination, to the extent then funded. In the event of a Plan termination by the Sponsor, no further contributions shall be made to the Plan.

15.3     Plan Termination Distributions

         (a) Withdrawing Employer. When the Administrator receives notice from an Employer that it intends to withdraw from or terminate its participation in the Plan, the Administrator shall determine the liabilities of the Plan with respect to such Employer's Employees participating in the Plan and shall establish the amount of the Trust Fund to be allocated to such Employees. As of the actual date of such Employer's withdrawal or termination, the Trustee shall revalue the portion of the Trust Fund allocated pursuant to the preceding sentence and allocate any previously unallocated contributions, forfeitures, realized and unrealized appreciation or depreciation, income or loss of the Trust Fund to the Accounts of the Participants affected by the termination. After such allocation, the Trustee shall transfer assets of the Trust Fund representing the portion of the Trust Fund allocated to the withdrawing Employer's participation in the Plan to the trustee designated by the withdrawing Employer and such assets shall thereafter be held and invested as a separate trust fund pursuant to the terms of the plan adopted by the withdrawing Employer. If the withdrawing Employer is not adopting another plan with respect to its Employees, the Administrator must determine in accordance with subsection (c) whether the Accounts of affected Participants may be immediately distributed in a lump sum or must continue to be held in the Trust and distributed in accordance with Plan sections 7, 8, and 9.

         (b) Complete Plan termination. If the Plan terminates as to all Employers, the Administrator must direct the Trustee to allocate the assets of the Trust Fund (exclusive of any Suspense Account established pursuant to Plan article 4) among the Participants and Beneficiaries as required by ERISA. After providing for payment of any expenses properly chargeable against the Trust Fund, and confirming compliance with all other precedent requirements of law, the Administrator must determine in accordance with subsection (c) whether the Accounts of Participants may be immediately distributed or must continue to be held in Trust.

         (c) Liquidation of Trust. Unless the Sponsor specifies otherwise, when the Plan terminates as to one Employer or as to all Employers, the Administrator must determine whether immediate or deferred liquidation of the Trust Fund is in the best interests of affected Participants and is in compliance with applicable Code provisions for qualified plans. The Administrator must communicate that decision to the affected Participants and the Trustee, indicating the expected liquidation date or the terms under which the Trust Fund will continue. If all of the Employers have withdrawn from participation in the Plan or the Sponsor has terminated the Plan with respect to all Employers, until actual liquidation of the Trust Fund, the Administrator must assume all powers and duties of the Sponsor and other Employers (except duties relating to contributions in each Plan Year). After such termination date, administrative expenses must be paid from the Trust Fund unless at least one of the Employers affirmatively agrees to pay the expenses. Despite the preceding, if the Sponsor or another Employer or a Related Company establishes or maintains another Defined Contribution Plan (other than an employee stock ownership plan as defined in Code 4975(e)(7)), Trust Fund assets may not be liquidated and distributed to Participants and their Beneficiaries if prohibited under Code 401(k) and any other Code provisions restricting such distributions on Plan termination.

         (d) No further rights. In accordance with the Administrator's directions, the Trustee must continue the Trust Fund, transfer or deliver property to the Participants or Beneficiaries, or transfer property to another qualified plan, either without endorsement or endorsed as the Administrator directs. The Trust Fund is the only source from which a claimant may satisfy any claim based on a Participant's Account or on his entitlement to assets; he has no other recourse. A Trustee will have no further right, title, or interest in property distributed in accordance with the Administrator's directions. After all distributions are completed and the Trust Fund is liquidated, each Trustee is discharged from all obligations under the Trust Agreement. Except by statute, no Participant or Beneficiary has any further right or claim.

15.4     Merger, Consolidation, or Succession

         (a) Continuation by successor. If an Employer is merged or consolidated with any other business or is succeeded by a corporation or other legal entity that acquires substantially all the Employer's assets, the surviving or purchasing corporation or legal entity may elect, with the consent of the Sponsor's Board, to continue this Plan as to that Employer's Participants.

         (b) No continuation. If the Sponsor is liquidated or merged or consolidated with another company or other legal entity and the Plan is not continued, the Administrator or a person designated by the Sponsor succeeds to the functions of the Sponsor and its Board under the Plan and the Trust Agreement, including the function of naming a new Administrator. If the Plan has no Administrator and none has been designated as provided in this subsection, the Trustee may appoint an Administrator.

         (c) Restrictions. No merger or consolidation with, or transfer of assets or liabilities to this Plan or from this Plan to any other qualified plan shall be made, unless each Participant would receive immediately after such event a benefit (determined as if the Plan had terminated at that time) that is equal to or greater than the benefit he would have been entitled to receive under the Plan immediately before such event had the Plan terminated at that time.
                          ARTICLE 16

                        MISCELLANEOUS


16.1     Exclusive Benefit

         This Plan has been created for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan and except as permitted by law, under no circumstances shall any corpus or income of the Trust Fund or any Plan assets be used for or diverted to any other purpose. Despite the preceding, the restrictions of this section shall not prevent the return to an Employer of any Employer contributions in accordance with the terms of this Plan.

16.2     No Contract or Inducement

         The Plan shall not be deemed to constitute a contract between any Employer and an Employee, or to be consideration or inducement for, the employment of any Employee by any Employer. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of any Employer or to interfere with the rights of such Employer to discharge or to terminate the service of any Employee at any time without regard to the effect such discharge or termination may have on any rights under the Plan.

16.3     No Guarantees

         Neither the Trustee, the Sponsor, nor any other Employer in any way guarantees the payment of any benefit or amount that may become due under the Plan to any Participant or retired Participant, or to the legal representative or Beneficiary of any such Participant or retired Participant. Neither the Trustee, the Sponsor, nor any other Employer or fiduciary guarantees the payment by any insurance company of any benefit or amount that may be due under any policy or contract. Each Participant, retired Participant, or legal representative or Beneficiary of any deceased or retired Participant, shall look solely to the assets of the Trust Fund for the payment of benefits under the Plan and, in the case of an annuity contract or policy, solely to the insurer issuing the contract or policy.

16.4     Non-Alienation of Benefits

         (a) Prohibitions. Except as specifically provided in Code 401(a) and subsection (b), no benefit payable under the Plan will be subject in any manner to anticipation, assignment, garnishment, or pledge, and any attempt to anticipate, assign, garnish or pledge the same will be void. No benefits will be in any manner liable for or subject to the debts, liabilities, engagements or torts of any Participant. If any Participant is adjudicated bankrupt or attempts to anticipate, assign, or pledge any benefits, then, in the discretion of the Committee, such benefits will cease, and the Committee will have the authority to cause the same or any amount thereof to be held or applied to or for the benefit of such Participant, his Spouse, his children or other dependents, or any of them, in such manner and in such proportion as the Committee may deem proper.

         (b) QDRO exception. Despite any other Plan provisions to the contrary, the Administrator must comply with the terms of a Qualified Domestic Relations Order as described in Plan article 7. The Plan is not liable for any payments pursuant to a domestic relations order until the Administrator has received the order and determined that it is a Qualified Domestic Relations Order.

16.5     Changes in Capital Structure

         The existence of the Plan shall not limit or in any way affect the right of the Sponsor and its Related Companies to change their capital structure or their accounting practices in any form or manner the Sponsor or a Related Company may deem advisable.

16.6     Errors and Omissions

         (a) In general. Individuals and entities charged with the administration of the Plan must see that it is administered in accordance with its terms as long as it is not in conflict with the Code or ERISA. If an innocent error or omission is discovered in the Plan's operation or administration, and the Plan Administrator determines that it would cost more to correct the error than is warranted, and if the Plan Administrator determines that the error did not result in discrimination in operation or cause a qualification or excise-tax problem, then, to the extent that an adjustment will not in the Plan Administrator's judgment result in discrimination in operation, the Plan Administrator may authorize any equitable adjustment it deems necessary or desirable to correct the error or omission, including but not limited to the authorization of additional Company contributions designed, in a manner consistent with the goodwill intended to be engendered by the Plan, to put Participants in the same relative position they would have enjoyed if there had been no error or omission. Any contribution made pursuant to this Plan section is an additional discretionary contribution. Any contribution made pursuant to this section shall be considered a Special Contribution.

         (b) Mistaken 401(k) Contributions. If a mistake is made and the Trustee receives funds that are nominally a 401(k) Contribution but that should have been paid directly to a Participant, those funds must not be allocated to that Participant and must be returned to that Participant according to the provisions in this Plan governing Excess Deferrals and Excess 401(k) Contributions. If those funds cannot be returned entirely to that Participant, then to the extent possible, those funds must be returned to the contributor according to subsection (a). To the extent that the funds cannot be returned to the contributor, they must be considered as soon as possible to be a 401(k) Contribution or some other Employer contribution, as elected by the contributor, for the first Plan Year for which the funds may be allocated. The appropriate Employer must pay an additional identical amount (excluding appropriate withholding according to law) directly to the Participant who should have received those Funds.

16.7     Construction

         (a) Interpretation consistent with law. This Plan has been created for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. The Plan shall be interpreted in a manner consistent with applicable provisions of the Code and of ERISA.

         (b) Definitions. Any term with an initial capital not expected by normal capitalization rules is a defined term according to the definitions of the Plan and the Trust Agreement and the Code and ERISA.

         (c) Governing law. Except as otherwise may be required by the controlling law of the United States, the Plan shall be construed, administered and enforced in accordance with the laws of the Commonwealth of Virginia (except to the extent that its choice-of-law rules would require the application of a state law other than Virginia).

         (d) Headings and subheadings. The headings and subheadings in this Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions of the Plan.

         (e) Construction rules. In the construction of the Plan the masculine shall include the feminine and the singular, the plural in all cases where such meanings are indicated by the context.

         (f) Invalid provisions. If any provision of this Plan is determined to be invalid or not enforceable, that fact does not affect the validity or the enforceability of any other provision.
                        SIGNATURE PAGE


         As evidence of its adoption of the Crestar Merger Plan for Transferred Employees, as amended through December 31, 1994, the Sponsor, through action of its Board of Directors, has caused this document to be executed by a duly authorized officer as of the ______ day of December, 1994. The provisions of the Plan, as amended and restated, that are intended to comply with the Tax Reform Act of 1986 and subsequent legislation applicable to the Plan are adopted subject to the Plan's approval by the Internal Revenue Service (the IRS). The Plan, as amended and restated, shall be fully effective on approval by the IRS, except as to any amendments required by the IRS as a condition of issuing a determination letter. Such additional amendments shall be adopted within the applicable Code 401(b) deadline period.

                                    CRESTAR FINANCIAL CORPORATION



                                    By
_________________________________
                                       James M. Wilson, III
                                       Director of Human
Resources
                          EXHIBIT A

                     PRIOR CONTRIBUTIONS


A-3.1    Profit Sharing Contributions

         (a) Prior to May 14, 1993. The provisions of this subsection (a) apply to the Former Plan and are effective on and after July 1, 1992, and until May 14, 1993.

               (1) Discretionary amount. In each Plan Year the Employers may make discretionary Profit Sharing Contributions to the Trust Fund in such amounts as they may determine from time to time. The Employers have no obligation to make Profit Sharing Contributions for any Plan Year and may completely terminate Profit Sharing Contributions at any time.

               (2) Undesignated amount. The Profit Sharing Contributions for a Plan Year include all Employer payments designated as Profit Sharing Contributions for that Plan Year. All other Employer payments received between the first day of the Plan Year and the last date by which Employer contributions must be made to the Plan to be deductible for that Plan Year (inclusive), except (i) payments specifically designated for other purposes, such as 401(k) Contributions, Matching Contributions and Special Contributions; (ii) payments made after the last day of the Plan Year which the Employer expressly advises the Trustee are to be credited to the next Plan Year (that is, the Plan Year in which they are paid); and (iii) contributions paid before the date for making deductible contributions for the prior Plan Year and credited to that prior Plan Year, plus all other amounts credited to the Suspense Account as of the last day of that Plan Year are deemed to consist of an equal amount of Profit Sharing Contributions and Matching Contributions for the Plan Year; provided, however, that the amount in excess of the maximum amount of Matching Contributions as in effect prior to May 14, 1993, for that Plan Year shall be deemed to be Profit Sharing Contributions for that Plan Year.

               (3) Allocation. As of the last day of the Plan Year, all Profit Sharing Contributions allocable for that Plan Year are to be credited to the Profit Sharing Accounts of all Active Participants for the Plan Year in proportion to each such Participant's Compensation for the Plan Year, but not in excess of the Maximum Permissible Amount for Annual Additions as described in Plan article 4.

         (b) May 14, 1993 and later. The provisions of this subsection (b) are effective under the Former Plan only for periods on and after May 14, 1993, during which 401(k)
Contributions are allowed to be made under this Plan (that is, until July 2, 1993).

               (1)  Amount.  Effective May 14, 1993, the
         Employers shall contribute to the Plan from the aggregate of their current and accumulated earnings and profits an amount on behalf of eligible Active
         Participants equal to a percentage of their Compensation determined under the table set forth below based on the Return on Equity ("ROE") for 1993:

                ROE                      % of Pay

           Less than 7.0%                0.0%
           7.0%   but less than 7.5%         1.0%
           7.5%   but less than 8.0%         1.5%
           8.0%   but less than 8.5%         2.0%
           8.5%   but less than 9.0%         2.5%
           9.0%   but less than 9.5%         3.0%
           9.5%   but less than 10.0%        3.5%
           10.0%  but less than 10.5%        4.0%
           10.5%  but less than 11.0%        4.5%
           11.0%  but less than 11.5%        5.0%
           11.5%  but less than 12.0%        5.5%
           12.0%  and greater            6.0%

               (2) Special definitions. For purposes of this subsection (b), Compensation for an Active Participant shall include only his base pay (including amounts deferred pursuant to a Salary Reduction Election under this Plan or a cafeteria plan maintained by the Employers pursuant to Code section 125) received during the time he had a Salary Reduction Election in effect under this Plan on and after May 14, 1993. Return on Equity ("ROE") means the ratio of Net Income (as reported in the Sponsor's annual report) to Average Total Stockholders' Equity (as reported in the Sponsor's annual report).

A-3.2    Qualified Nonelective Contributions.  The provisions of
this section apply to the Former Plan and amend any Predecessor
Plan except to the extent that such Predecessor Plan provided for Qualified Nonelective Contributions to be allocated to all Participants.

         (a) Definition. Qualified Nonelective Contributions are Employer discretionary contributions to the Plan which (i) are neither 401(k) Contributions nor Matching Contributions, (ii) are 100% vested immediately when made, (iii) are not subject to a Participant's election to have paid in cash instead of being contributed to the Plan, and (iv) are subject to the same distribution restrictions as 401(k) Contributions as provided in Plan article 7.

         (b) Method. The Employers may make Qualified Nonelective Contributions to the Plan for any Plan Year for allocation to Qualified Nonelective Accounts. Qualified Nonelective Contributions are to be determined by the Employers in their discretion, and the Employers have no obligation to make such Contributions for any Plan Year. Qualified Nonelective Contributions may be made by an Employer:

                    (1)  by a direct contribution to the Plan
           which is designated as a Qualified Nonelective Contribution and made on or before the date by which deductible contributions may be made by the Employer to the Plan for that Plan Year;

               (2) by the Employer directing that any portion or all of the forfeitures available for allocation for that Plan Year, if any, be recharacterized as Qualified Nonelective Contributions for that Plan Year; or

                (3)  by any combination of the foregoing.

         (c) Allocation. As of the last day of each Plan Year, all Qualified Nonelective Contributions allocable for that Plan Year (including those designated as such after the last day of the Plan Year) are to be credited to the Qualified Nonelective Accounts of all Participants who are not Highly Compensated Employees for that Plan Year in the proportion which each such Participant's Compensation for that Plan Year bears to the total Compensation of all such Participants for that Plan Year.

         (d) Treatment. Once allocated, Qualified Nonelective Contributions may either be treated as 401(k) Contributions, as Matching Contributions, or both, as determined by the Administrator, for purposes of determining each Participant's deferral percentage under the ADP Test or Contribution Percentage under the ACP Test; provided, however, that the same Qualified Nonelective Contribution may not be treated as both a 401(k) Contribution and a Matching Contribution.

A-3.3    401(k) Contributions

         (a) In general. The Employers' 401(k) Contribution for a Plan Year is the total of all amounts deferred pursuant to Participants' Salary Reduction Elections for that Plan Year. Each Employer must transfer 401(k) Contributions to the Trustee as soon as practicable after the payroll period to which they relate but in no event more than 90 days after that date.

         (b) Amount. An Active Participant may enter into a Salary Reduction Election for the purposes of this Plan in which he agrees with his Employer to reduce his Compensation by at least 1% and not more than 15%, on the condition that the Employer is to contribute an equal amount to this Plan on behalf of the Participant for the Plan Year in which the corresponding Compensation is reduced. 401(k) Contributions must be stated in even increments of 1%. The Administrator may adopt policies limiting the amount of 401(k) Contributions to be made on behalf of any Participant and the manner in which those contributions are to be made. Any designated 401(k) Contribution may be effective only after the Salary Reduction Agreement is executed and while the Participant is an Active Participant. A Salary Reduction Agreement will become effective on the next Entry Date after the Administrator receives it. 401(k) Contributions on behalf of any Participant for any calendar year may not exceed $7,000 (adjusted at the same time and in the same manner as under Code 415(d)) in any calendar year.

         (c) Changes in Salary Reduction Elections. A Participant may change the rate of his salary deferral under his Salary Reduction Election at the next Entry Date during each Plan Year by filing a form as required by the Administrator. A Participant may voluntarily suspend his 401(k) Contributions at any time by giving written notice to that effect to the Administrator, and the suspension shall be effective as soon as administratively feasible after that notice is received by the Administrator. 401(k) Contributions on behalf of a Participant shall be automatically suspended for any Participant who makes a hardship withdrawal pursuant to Plan article 7 (or pursuant to any other qualified plan under a cash-or-deferred arrangement under Code 401(k) which is maintained by an Employer or Related Company) until the first Entry Date which is at least 12 months after the Participant receives such a withdrawal. In addition, for the calendar year following receipt of a hardship withdrawal, the maximum permissible amount of 401(k) Contributions under this Plan, as determined under Code 401(g), shall be reduced by the amount of 401(k) Contributions allocated to the Participant in the year in which the hardship withdrawal was received. The Administrator shall determine any other procedures by which a Participant may designate from time to time the rate of 401(k) Contributions on his behalf, provided that any such designation must apply prospectively -- that is, the designation is not to apply to Compensation earned prior to the date that designation is filed with the Administrator.

         (d) Allocation. 401(k) Contributions under the Plan shall be allocated to the 401(k) Accounts of Participants with effective Salary Reduction Elections, as of the Valuation Date on or immediately following the date such contributions are made.

         (e) Excess Deferrals. An Excess Deferral means a Participant's elective deferral for a taxable year beginning after December 31, 1986, to the extent that such elective deferral exceeds $7,000 (adjusted at the same time and in the same manner as under Code 415(d)). This dollar limitation does not apply to elective deferrals of amounts attributable to service performed during 1986 and described in 1105(c)(5) of the Tax Reform Act of 1986. For purposes of this subsection, "elective deferrals," with respect to any taxable year of a Participant means the sum of the following:

          (1) any employer contribution under a qualified cash-or-deferred arrangement (as defined in Code 401(k)) to the extent not includible in gross income for the taxable year under Code 402(e)(3) (determined without regard to Code 402(g));

          (2) any employer contribution under a simplified employee pension (as defined in Code 408(k)) to the extent not includible in gross income for the taxable year under Code 402(h)(1)(B) (determined without regard to Code 402(g));

          (3) any employer contribution to an annuity contract under Code 403(b) under a salary reduction agreement (within the meaning of Code 3121(a)(5)(D)) to the extent not includible in gross income for the taxable year on account of Code 401(b) (determined without regard to Code 402(g)); and

          (4)  any employee contribution designated as
         deductible under a trust described in Code 501(c)(18) to the extent deductible from the individual's income for the taxable year on account of Code 501(c)(18)
         (determined without regard to Code 402(g)).

         Any deferrals that, but for Code 402(e)(3), 402(h)(1)(B), and 403(b) would have been received or treated as received by an individual for the taxable year are to be treated as elective deferrals for such year.

         (f)    Distribution of Excess Deferrals.
Notwithstanding any other provision of the Plan, Excess Deferrals and any income or loss allocable thereto shall be distributed no later than April 15 following the year which the Excess Deferrals were made, to the Participants to whose Account such Excess Deferrals were allocated for the preceding calendar year.

          (1) A Participant who makes elective deferrals (as defined in Code 402(g)) to a plan of an employer that is not a Related Company may assign to this Plan any Excess Deferrals made during the Participant's taxable year by notifying the Administrator on or before the date announced by the Administrator of the amount of the Excess Deferrals to be assigned to the Plan. A Participant is deemed to notify the Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of this Employer and its Related Companies.

          (2) Excess Deferrals and any income or loss allocable thereto may be distributed during the calendar year in which the Excess Deferrals were made to the Participants to whose Account such Excess Deferrals were allocated for that calendar year. A Participant is deemed to notify the Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of this Employer and its Related Companies. The correcting distribution cannot occur until after the Plan has received the 401(k) Contributions that caused the Excess Deferral.

          (c) Excess Deferrals shall be adjusted for any income or loss for the Plan Year. The income or loss allocable to Excess Deferrals is the income or loss attributable to the Participant's Elective Deferral Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Deferrals and the denominator of which is the Participant's account balance attributable to 401(k) Contributions without regard to any income or loss occurring during such Plan Year.

          (d) The amount of Excess Deferrals that may be distributed with respect to a Participant shall be reduced by any Excess Contributions previously distributed with respect to such Participant for the Plan Year beginning with or within such taxable year. In no event may the amount distributed pursuant to this Plan section exceed the Participant's total 401(k) Contributions for such taxable year.

A-3.4    Other Limitations on 401(k) Contributions

         (a) Prohibitions. To meet the limitations of this Plan section and to avoid discrimination prohibited by Code 401(a)(4), to prevent the creation of Excess 401(k)
Contributions for purposes of Code 401(k), or, if it is necessary to do so, to preserve the Plan's status as a qualified plan or the Plan's cash-or-deferred arrangement according to Code 401(k), the Director of Human Resources may adjust or reject, in whole or in part, any Salary Reduction Elections from Highly Compensated Employees. The Administrator may reduce any Participant's Salary Reduction Election to prevent that Participant from causing Excess Deferrals to his 401(k) Account.

         (b) ADP testing. Despite any other provision of the Plan to the contrary, for Plan Years beginning after December 31, 1986, the Actual Deferral Percentage (ADP) for all Highly
Compensated Employees must satisfy one of the two following tests:

                     Test 1:       The ADP for Participants who
                     are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25.

                     Test 2:       The ADP for Participants who
                     are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 2.0; provided, however, that the ADP for Highly Compensated Employees does not exceed the ADP for Non-Highly Compensated Employees by more than two percentage points.

          (1) Actual Deferral Percentage, or ADP, for purposes of measuring compliance with Code 401(k), for a specified group of Employees for a Plan Year, means the average of the ratios (calculated separately for each Employee in the group) of

                    (A)  the amount of Employer contributions
           made on behalf of the Employee for the Plan Year, to

                    (B)  the Employee's compensation (as defined
           in Code section 414(s)) for the Plan Year.

               For purposes of this definition, Employer contributions shall include (i) 401(k) Contributions, including Excess Deferrals of Highly Compensated Employees, but excluding Excess Deferrals of Non-Highly Compensated Employees and 401(k) Contributions taken into account under the Contribution Percentage test described in Plan section 3.5 provided that the ADP Test described in this subsection is satisfied both with and without the exclusion of these 401(k) Contributions, and (ii) at the election of the Employers, Qualified Non-Elective Contributions. The Actual Deferral Percentage of an Employee who is eligible to but does not make a Salary Reduction Election and who does not receive an allocation of a Qualified Non-Elective Contribution is zero.

          (2) Employees tested. Any Employee who is eligible to participate in the Plan and make a Salary Reduction Election at any time during the Plan Year and who would be a Participant but for the failure to have 401(k) Contributions made on his behalf for all or any part of the Plan Year (without regard to any suspension due to a distribution or election not to participate or by reason of Code 415) shall be treated as a Participant on whose behalf no 401(k) Contributions are made.

          (3) Other testing rules. For purposes of determining the ADP of a Highly Compensated Employee who is a 5% owner (as defined in Code 416(i)(1) or one of the 10 most highly paid Highly Compensated Employees for the Plan Year, his 401(k) Contributions (and Qualified Nonelective Contributions if treated as 401(k) Contributions under the ADP Test in this subsection), and compensation shall include the 401(k) Contributions (and Qualified Nonelective Contributions if treated as 401(k) Contributions under the ADP Test in this subsection) and compensation of Family Members. Family Members with respect to such Highly Compensated Employees shall be disregarded as separate Employees in determining the ADP both for Non-Highly Compensated Employees and Highly Compensated Employees.

          (4) Timing of contributions. For purposes of the ADP Test, 401(k) Contributions and Qualified Nonelective Contributions must be contributed to the Trust Fund before the last day of the 12-month period immediately following the Plan Year to which the contributions relate.

          (5) Maintenance of records. The Administrator shall maintain records sufficient to demonstrate satisfaction of the ADP Test and the amount of Qualified Nonelective
         Contributions used in such test.

          (6) Other requirements. The determination and treatment of 401(k) Contributions and the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury from time to time.

         (c)    Multiple plan limitations

          (1) Disaggregated plans. The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have 401(k) Contributions (and Qualified Nonelective Contributions if treated as 401(k) Contributions for purposes of the ADP Test under subsection (b)) allocated to his Account under this Plan and under any other qualified plan under Code 401(k) which is maintained by an Employer or a Related Company shall be determined as if all his 401(k) Contributions (and, if applicable, Qualified Non-elective Contributions) under such plans were made under a single cash or deferred arrangement under Code 401(k). If a Highly Compensated Employee participates in two or more such cash or deferred arrangements that have different plan years, all cash or deferral arrangements ending with or within the same taxable year shall be treated as a single arrangement. Despite the preceding, certain of such plans shall be treated as separate plans if mandatorily disaggregated under Treasury regulations under Code 401(k).

          (2) Aggregated plans. In the event that this Plan satisfies the requirements of Code 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then the ADP Test in subsection (b) shall be applied by determining the ADPs of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated to satisfy Code 401(k) only if they have the same plan year.

         (d) Adjustments to 401(k) Contributions. If and to the extent necessary to comply with the ADP Test in subsection
(b), the Administrator may reduce or suspend any Highly Compensated Employee's rate or amount of 401(k) Contributions (for 401(k) Contributions that have not yet been earned). The Employer may also make Qualified Nonelective Contributions as described in section A-3.2 of this Exhibit A.

         (e)    Determination of Excess 401(k) Contributions.
If, after any adjustments under subsection (d), Excess 401(k) Contributions remain, the Administrator shall determine each Highly Compensated Employee's share of the excess. The Administrator first lists the Highly Compensated Employees in the order of descending ADPs, as if on an individual basis. The Administrator then reduces the 401(k) Contributions attributable to all Highly Compensated Employees who deferred the highest percentage level by percentage increments, but not below the next highest percentage level. If the needed reduction will cause a reduction below that second highest percentage level, all Highly Compensated Employees who deferred that second percentage level and those whose deferral percentages have been reduced are reduced by percentage increments as needed. If the needed reduction will cause a reduction below the next lower percentage level, the same procedure is followed as to all Highly Compensated Employees who deferred that percentage level and those whose deferral percentages have already been reduced. The Administrator must repeat this procedure until all Excess 401(k) Contributions have been determined.

         (f)         Distribution of Excess 401(k) Contributions.
Despite any other provisions of the Plan, Excess 401(k) Contributions for a Plan Year and any income or loss allocable to such Excess 401(k) Contributions shall be distributed to the Participants on whose behalf such Excess 401(k) Contributions were made. Such distributions shall be made no later than the last day of the Plan Year following the Plan Year for which the Excess 401(k) Contributions were made. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess 401(k) Contributions attributable to each of such Employees as determined under
subsection (e).   Excess 401(k) Contributions of Participants who
are subject to the Family Member aggregation rules shall be allocated among the Family Members in proportion to the 401(k) Contributions (and any amounts treated as 401(k) Contributions) of each Family Member who is combined to determine the combined ADP.

          (1) Excess 401(k) Contributions distributed under this subsection shall be adjusted for any income or loss based on a reasonable method of computing the allocable income or loss. The method selected must be applied consistently to all Participants and used for all corrective distributions under the Plan for the Plan Year, and must be the same method that is used by the Plan for allocating income or loss to Participants' Accounts. Income or loss allocable to the period between the end of the taxable year and the date of distribution may be disregarded in determining income or loss.

          (2) Excess 401(k) Contributions shall be distributed from the Participant's 401(k) Account in proportion to the Participant's 401(k) Contributions for the Plan Year. Excess 401(k) Contributions attributable to Qualified Nonelective Contributions shall be distributed from the Participant's Qualified Nonelective Account only to the extent that such Excess 401(k) Contributions exceed the balance in the Participant's 401(k) Account.

         (g) Use of alternative test. Despite the preceding provisions, if and to the extent necessary to comply with the nondiscrimination requirements of Code 401(m) as described in applicable Treasury regulations and section A-3.6 of this Exhibit A, the Administrator in its sole discretion elects to comply with Test 1 of the ADP Test described in subsection (b), and the sum of the ADP and the Contribution Percentage for Highly Compensated Employees exceeds the aggregate limit described in Treasury regulation 1.401(m)-2(b)(3)(i), then the Administrator shall not use Test 1, but instead shall comply with Test 2 for purposes of meeting the nondiscrimination requirements of Code 401(k).



A-3.5    Matching Contributions

         (a) Amount. For Plan Years that begin prior to July 1, 1991, the Employer shall make Matching Contributions for each Plan Year in an amount which, when added to all other amounts credited to the Suspense Account as of the allocation date is equal to the 401(k) Contributions for that Plan Year made by each Participant up to a maximum of 3% of the Participant's Compensation for that Plan Year (but not exceeding the Maximum Permissible Amount for Annual Additions for that Plan Year in which those Matching Contributions are to be credited to the Participant's Account). For Plan Years that begin after June 30, 1992, the Employer may, in its absolute discretion, make Matching Contributions for each Plan Year in an amount which does not exceed the 401(k) Contributions made on behalf of each Participant up to a maximum of 3% of such Participant's Compensation for that Plan Year (but not exceeding the Maximum Permissible Amount for Annual Additions for the Plan Year in which those Matching Contributions are to be credited to the Participant's Account). Despite the preceding, Matching Contributions shall not be made with respect to any 401(k) Contributions contributed for any pay period after December 31, 1990, but before July 1, 1992. Effective as of the close of business on July 2, 1993, all Matching Contributions are suspended.

         (b) Supplemental Matching Contributions. The Employer may also make supplemental Matching Contributions to the Trust Fund for any Plan Year for allocation among certain eligible Participants, as described in this subsection. The supplemental Matching Contribution amount for any Plan Year is to be determined by the Employer, in its discretion, and contributed by the time for making deductible contributions for that Plan Year. The Employer has no obligation to make supplemental Matching Contributions for any year and may completely terminate such contributions at any time. As of the last date of each Plan Year, all supplemental Matching Contributions allocable for that Plan Year, whether contributed before or after the last day of the Plan Year, are to be credited to the Matching Accounts of all Participants who are Active Participants during the Plan Year and are not Highly Compensated Employees for the Plan Year in proportion to such Participant's Compensation for the Plan Year.

         (c) Undesignated amounts. Matching Contributions for any Plan Year include all Employer payments designated as Matching Contributions. All Employer payments received between the first day of the Plan Year and the last date by which Employer contributions must be made to the Plan to be deductible for that Plan Year (inclusive), except (i) payments specifically designated for other purposes, such as Profit Sharing Contributions, 401(k) Contributions and Special Contributions;
(ii) payments after the last day of the Plan Year which the Employer expressly advises the Trustee are to be credited to the next Plan Year (that is, the Plan Year in which they are paid); and (iii) contributions paid before the date for making deductible contributions for the prior Plan Year and credited to that prior Plan Year, plus all other amounts credited to the Suspense Account as of the last day of the Plan Year are deemed to consist of an equal amount of Profit Sharing Contributions and Matching Contributions for the Plan Year; provided, however, that the amounts in excess of the maximum amount of Matching Contributions under Plan section 3.8 for that Plan Year shall be deemed to be Profit Sharing Contributions for that Plan Year.

A-3.6    Limitations on Matching Contributions

         (a) In general. The Administrator is to determine from time to time whether the Matching Contributions (including supplemental Matching Contributions) made or anticipated under this Plan in Plan Years beginning after December 31, 1986, comply with the nondiscrimination provisions of Code 414(m).

         (b) ACP testing. Despite any other provision of the Plan to the contrary, for Plan Years beginning after December
31, 1986, the Actual Contribution Percentage, or ACP, for all
Highly Compensated Employees must satisfy one of the two following tests:

                    Test 1:   The Contribution Percentage for
                Participants who are Highly Compensated
                Employees for the Plan Year shall not exceed the Contribution Percentage for Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25.

                    Test 2:   The Contribution Percentage for
                Participants who are Highly Compensated
                Employees for the Plan Year shall not exceed the Contribution Percentage for Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 2.0; provided, however, that the Contribution Percentage for Highly Compensated Employees does not exceed the Contribution Percentage for Non-Highly Compensated Employees by more than two percentage points.

          (1) Contribution Percentage means, for purposes of the preceding ACP Tests, the average of the ratios
         (calculated separately for each Employee in the respective group) of

                         (i)  the Matching Contributions (and
           401(k) Contributions and Qualified Nonelective Contributions to the extent not taken into account in the ADP Test for 401(k) Contributions) allocated to the Account of each such Employee for the Plan Year, to

                         (ii) the Employee's compensation (as
           defined n Code 414(s)) for the Plan Year (whether or not the Employee was a Participant for the entire
           Plan Year),

          (2) Forfeitures. For purposes of the ACP Test, the Contribution Percentages shall include forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Participant's Account which shall be taken into account in the Plan Year in which such forfeiture is allocated. Forfeitures shall be included as Contribution Percentage amounts only to the extent such forfeitures are used to reduce or supplement Matching Contributions. The Employer may include Qualified Nonelective Contributions in the Contribution Percentages and may elect to use 401(k) Contributions in the Contribution Percentages as long as the ADP Test is met before the 401(k) Contributions are used in the ACP Test and continues to be met following the exclusion of those 401(k) Contributions that are used to meet the ACP Test.

          (3) Other contributions. The Employers may treat Qualified Nonelective Contributions to the extent not used to satisfy the ADP Test) and all or part of the 401(k) Contributions for a Plan Year as Matching Contributions for purposes of calculating the ACP, provided the ADP Test for 401(k) Contributions is satisfied both including and excluding 401(k) Contributions that are treated as Matching Contributions for purposes of the ACP Test.

          (4) Employees tested. If a 401(k) Contribution or any other contribution by an Employee is required as a condition of participation in the Plan, any Employee who would be a Participant if such an Employee made such contribution shall be treated as an eligible Participant on behalf of whom no such contributions are made.

          (5) Other testing rules. For purposes of determining the Contribution Percentage of a Highly Compensated Employee who is a 5% owner (as defined in Code 416(i)(1) or one of the 10 most highly paid Highly Compensated Employees for the Plan Year, the Matching Contributions (and 401(k) Contributions, Qualified Nonelective Contributions, and supplemental Matching Contributions, if treated as Matching Contributions under the ADP Test in this subsection), and compensation shall include the Matching Contributions (and such other contributions which are treated as Matching Contributions under the ACP Test in this subsection) and compensation of Family Members. Family Members with respect to such Highly Compensated Employees shall be disregarded as separate Employees in determining the Contribution Percentage both for Non-Highly Compensated Employees and Highly Compensated Employees.

          (6) Timing of contributions. For purposes of the ACP Test, Matching Contributions, Qualified Nonelective Contributions, and supplemental Matching Contributions used in the ACP Test must be contributed to the Trust Fund before the last day of the 12-month period immediately following the Plan Year for which such contributions are deemed to be made.

          (7) Maintenance of records. The Administrator shall maintain records sufficient to demonstrate satisfaction of the ACP Test and the amount of Matching
         Contributions and other contributions used in such test.

          (8) Other requirements.s The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury from time to time.

         (c)    Multiple plan limitations.

          (1)  Disaggregated plans.  For purposes of subsection
         (b), the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Matching Contributions or other Contribution Percentage amounts allocated to his Accounts under two or more plans described in Code 401(a) or arrangements described in Code 401(k) that are maintained by an Employer or a Related Company, shall be determined as if the total of such contribution percentage amounts were made under each plan. If a Highly Compensated Employee participates in two or more such cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same taxable year shall be treated as a single arrangement. Despite the preceding, certain plans shall be treated as separate plans if mandatorily disaggregated under Code 410(b) regulations.

          (2) Aggregated plans. In the event that this Plan satisfies the requirements of Code 401(m), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then the ACP Test shall be applied by determining the contribution percentages of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Code 401(m) only if they have the same plan year.

         (d) Excess Aggregate Contributions. If there are Excess Aggregate Contributions for a Plan Year, the Administrator may implement the provisions of this subsection and take any other action permissible according to Code 401(m)(6) and Treasury regulations to reduce or avoid other adverse consequences associated with Excess Aggregate Contributions. The Administrator must determine the amount of Excess Aggregate Contributions after first determining the amount of Excess Deferrals and, second, after determining the amount of Excess 401(k) Contributions and causing those Excess Deferrals and Excess 401(k) Contributions to be adjusted, as authorized in Code 401(k)(8) and 402(g).

          (1) Excess Aggregate Contributions, and any income or loss allocable to such contributions, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of the Plan Year beginning after December 31, 1986, to Participants to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year.

          (2) As provided in Code 401(m)(6)(C), distributions or forfeitures of Excess Aggregate Contributions must be made to the Highly Compensated Employees on the basis of the respective portions of the Excess Aggregate Contributions attributable to each of those Employees. Excess Aggregate Contributions of Participants who are subject to the Family Member aggregation rules shall be allocated among the Family Members in proportion to any employee contributions and Matching Contributions (or amounts treated as Matching Contributions) of each Family Member that is combined to determine the combined Contribution Percentage.
          (3) Excess Aggregate Contributions shall be adjusted for any income or loss for the Plan Year. The income or loss allocable to Excess Aggregate Contributions is the income or loss attributable to the Participant's Matching Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions and the denominator of which is the Participant's Account balance attributable to Matching Contributions without regard to any income or loss occurring during such Plan Year.

          (4) Forfeitures of Excess Aggregate Contributions shall be applied to reduce Employer contributions (or, if required under the terms of a Predecessor Plan, other than the Former Plan, reallocated to the Accounts of Employees who are not Highly Compensated Employees). Forfeitures according to this paragraph occur in the Plan Year after the allocation that caused those amounts to be Excess Aggregate Contributions. Such forfeitures are allocated as if they were contributions for the Plan Year in which the forfeiture occurs. Amounts forfeited under this paragraph shall be treated as Annual Additions under the Plan. The Administrator must not allocate forfeitures of Excess Aggregate Contributions so the individuals who receive distributions or whose Accounts are reduced under this subsection.

          (5) Pro rata distribution or forfeiture. Excess Aggregate Contributions shall be forfeited, if forfeitable, or distributed on a pro-rata basis from the Participant's Matching Account (and if applicable, the Participant's After-Tax Account, the Participant's
         Qualified Nonelective Account or 401(k) Account).   To
         the extent that a Participant's share of the Excess Aggregate Contributions is attributable to his allocations from 401(k) Contributions, the Administrator may cause the distributions authorized in this Plan section from his 401(k) Account. To the extent that a Participant's share of the Excess Aggregate Contributions is attributable to allocations from his Matching Contributions, the Administrator must cause forfeitures authorized in this Plan section from the Participant's Excess Aggregate Contributions, if forfeitures are then allowed under the terms of the Plan at that time, and the Administrator must cause distributions authorized in this subsection from the Participant's Matching Account. After adjustment, as described, for Excess Deferrals or Excess 401(k) Contributions that are distributed, to the extent that the Administrator causes forfeitures and distributions to a Participant according to this Plan section, those distributions must come from the Matching Contribution allocations to that Participant's Matching Account, and next from that Participant's 401(k) Contribution allocations to his 401(k) Account.

A-3.7    Special Allocation Rules

         Notwithstanding the foregoing, for Plan Years beginning on or after January 1, 1989, if the number of Employees receiving an allocation of Profit Sharing Contributions under the Plan, including the Former Plan and any Predecessor Plan, is less than the number of Employees required to receive a benefit for purposes of satisfying the minimum participation requirements under Code 401(a)(26) or the minimum coverage requirements using the ratio percentage tests set forth in Code 410(b)(1)(A) or
(B), then, for purposes of determining such Employer contributions as of any Plan Year, the term "Participants" who are entitled to allocations shall include all other individuals:

          (a) who are Participants in the Plan and who are employed on the last day of the Plan Year and who have completed at least 501 Hours of Service but less than 1,000 Hours of Service;

          (b) who are Participants in the Plan and who are employed on the last day of the Plan Year and who have completed fewer than 501 Hours of Service during the Plan Year, provided, however, that the Plan fails to satisfy the minimum participation requirements under Code 401(a)(26) or the minimum coverage requirements using the ratio percentage tests set forth in Code 410(b)(1)(A) or (B) after the inclusion of those Participants described in subsection (a);

          (c) who are Participants whose employment ceased after they completed at least 1,000 Hours of Service during the Plan Year, provided, however, that the Plan fails to satisfy the minimum participation requirements under Code 401(a)(26) or the minimum coverage requirements using the ratio percentage tests set forth in Code 410(b)(1)(A) or (B) after the inclusion of those Participants described in subsections (a) and
         (b); and

          (d) who are Participants whose employment ceased after they completed more than 500 Hours of Service but less than 1,000 Hours of Service during the Plan Year, provided, however, that the Plan fails to satisfy the minimum participation requirements under Code 401(a)(26) or the minimum coverage requirements using the ratio percentage tests set forth in Code 410(b)(1)(A) or (B) after the inclusion of those Participants described in subsections (a), (b) and (c).

         Despite the preceding, if the Plan uses elapsed time methods for counting eligibility, then the following individuals shall be substituted for those individual identified in (a) through (d) above: (1) individuals who are Participants whose severance from service date occurred after the last day of the sixth month of the Plan Year; and (2) individuals who are Participants whose severance from service date occurred during the second quarter of the Plan Year, provided, however, that the Plan fails to satisfy the minimum participation requirements under Code 401(a)(26) or the minimum coverage requirements using the ratio percentage tests set forth in Code 410(b)(1)(A) or (B) after the inclusion of those Participants described in
         (1) of this sentence.

A-3.8    Rollover Contributions

         (a) General. With the Administrator's approval, a Participant may make one or more Rollover Contributions by delivering those contributions in cash to the Trustee and by filing any forms as required by the Administrator. Rollover Contributions must be attributable solely to an eligible rollover distribution as described in Code 402(c)(4) (or prior to January 1, 1993, to a qualifying rollover distribution as described in Code 401(a)(5)) from another qualified plan, but may not include nondeductible amounts contributed by the Participant or amounts attributable to contributions by the Participant under that other plan that were deductible under Code 219.

         (b) Acceptability; allocation. The Participant must establish the acceptability of any Rollover Contribution to the satisfaction of the Administrator. Rollover Contributions must consist of cash, unless the Administrator and Trustee agree, in their discretion, to accept any property other than cash which was included in the relevant eligible rollover distribution. All Rollover Contributions are to be credited to the Participant's Rollover Account.

         (c) Administrator rules. Nothing in this Plan section restricts the Administrator's power to adopt rules for administrative convenience, including additional restrictions on a Participant's right to make or withdraw Rollover Contributions.
Those rules are to have the same force and effect as if incorporated in this Plan.

         (d) Suspension. Effective as of the close of business on July 2, 1993, no additional Rollover Contributions will be accepted by this Plan.
                          EXHIBIT B

                     PRIOR CONTRIBUTIONS


B-6.1    401(k), Qualified Nonelective, Matching and Rollover
         Accounts

         A Participant shall be fully vested at all times in his 401(k) Account, his Qualified Nonelective Account, his Matching
Account, and his Rollover Account.

B-6.2    Vesting of Profit Sharing Accounts

         (a) May 14, 1993 and after. Despite the remaining provisions of the Plan, including this Exhibit B, an individual who is a Participant in the Plan on or after May 14, 1993, shall be fully vested in his entire Profit Sharing Account under the Plan. The remaining provisions of this Plan section are effective for periods prior to May 14, 1993.

         (b) Certain events during employment. To the extent not otherwise fully vested, a Participant's entire Account that is not otherwise fully vested will immediately become 100% vested if, while he is an Employee, he dies, reaches his Normal
Retirement Age, or becomes Disabled.

         (c) Special vesting rule. Despite any other provision of the Plan as in effect on July 1, 1992, a Participant is 100% vested in his Profit Sharing Account if he has three or more Years of Service for vesting as of July 1, 1992.

         (d) Vesting based on service. Effective July 1, 1992, at any time, the portion of a Participant's Profit Sharing Account that is not then fully vested under other provisions of the Plan shall become 100% vested when he completes five Years of Service for vesting. This change in the vesting schedule is subject to the requirements stated in Plan article 6 with respect to amendments to the vesting schedule.

         (e) Vesting on Plan termination. In the event of this Plan's complete termination (including termination resulting from complete discontinuance of Employer contributions), each Participant shall be 100% vested in the non-vested portion of his Profit Sharing Account which has not been conditionally or permanently forfeited by that date. In the event of a partial termination of the Plan, each Participant with respect to whom such partial termination has occurred shall be 100% vested in the non-vested portion of his Profit Sharing Account which has not been conditionally or permanently forfeited at that date.

         (f) Prior Plan versions. A Participant who terminated his employment with an Employer prior to July 1, 1992, shall have the vested portion of his Profit Sharing Account computed in accordance with the provisions of the Plan as in effect at the date of his termination of employment.

B-6.3    Calculation of Vesting after Distributions.  If a
payment (other than a cash-out payment as described in Plan article 8) is made to a Participant from any Account that is not 100% vested at that time, then the vested portion of that Account at any time after that payment is made is to be determined exclusively under the following formula:

         Vested Portion = (P (A + D)) - D, where:

         "P" is the appropriate vesting percentage specified under the preceding section or Plan article 11 (top-heavy vesting schedule), at the relevant time;

         "A" is the Account balance at the relevant time;

         "D" is the sum of all payments made from the Account as of the relevant time; and

         the "relevant time" is the date as of which the vested portion of that Account is being determined.

The provisions of this Plan section will no longer apply, once the Account becomes 100% vested or the nonvested portion of the Account is conditionally or permanently forfeited.

B-6.4    Forfeitures and Their Disposition

         (a) Permanent forfeitures. Except as otherwise provided in this Plan section, with respect to conditional forfeitures, the nonvested portion of a Participant's Account will be permanently forfeited at the later of the date he ceases to actively work as an Employee or the date he incurs five consecutive one-year Breaks in Service, unless he returns to actively work as an Employee before the permanent forfeiture occurs.

         (b) Conditional forfeitures. If a former Participant receives a cash-out payment under Plan article 8, or if he terminates employment with no vested interest in his Account (other than his 401(k) Account and Matching Account), before he incurred a permanent forfeiture under subsection (a), the nonvested portion of his Account will be conditionally forfeited when he receives his cash-out distribution, or in the case of a nonvested Participant, when he separates from service. Unless reinstated as provided in subsection (d) below, that conditional forfeiture will become permanent when the former Participant incurs five consecutive one-year Breaks in Service.

         (c) Disposition. When the nonvested portion of a Participant's Account is either conditionally or permanently forfeited, the forfeiture will be subtracted from the Participant's Account and reallocated to the Accounts of remaining Participants in the Plan who are eligible to receive an allocation of such forfeitures in the Plan Year in which the forfeiture occurs.

         (d) Reinstatement of conditional forfeitures. If a former Participant who has conditionally forfeited the nonvested portion of his Account returns to employment with an Employer or Related Company before the date he incurs five consecutive one-year Breaks is Service (that is, before the date the conditional forfeiture becomes a permanent forfeiture), the amount of that conditional forfeiture (without adjustment for gains or losses in the interim) is to be restored to the Participant's Account; provided, however, that the conditional forfeiture of a Participant who received a cash-out payment will not be reinstated unless the Participant repays to the Plan an amount equal to the portion of the cash-out payment. That repayment must be made no later than the earlier of (i) the date which is five years after the first date on which the Participant returns to employment for an Employer or Related Company, or (ii) the close of the first period of five consecutive one-year Breaks in Service commencing after the cash-out-payment. The source for any reinstated amount under this subsection may be made, as directed by the Administrator, from forfeitures under the Plan or income or gain to the Plan. If the restored amount is not otherwise available, the Employer shall make a corresponding Special Contribution for the Plan Year in which the reinstatement is to be made.

B-6.5    Vesting Service

         When an Employee incurs five or more consecutive one-year Breaks in Service for vesting and the number of those consecutive one-year Breaks equals his Years of Service for vesting, all of his Years of Service completed prior to such Breaks shall be disregarded in determining the vested portion of the Participant in benefits accruing after the Break, unless the Participant then has a vested interest in his Account.
















                   CRESTAR MERGER PLAN
                FOR TRANSFERRED EMPLOYEES


                     TRUST AGREEMENT





    As Amended and Restated Through December 31, 1994













INTRODUCTION                                   Introduction

ARTICLE 1     CREATION OF TRUST; INTERPRETATION OF
AGREEMENT

1.1  Establishment of Trust                             1-1
1.2  Other Employer-maintained Qualified Plans          1-1
1.3  Impossibility of Diversion                         1-1
1.4  Interpretation of Trust Agreement                  1-2
1.5  Additional Definitions                             1-2

ARTICLE 2    TRUSTEE APPOINTMENT AND REMOVAL; FIDUCIARY
               LIABILITY

2.1  Trustee Appointment; Removal; Successors           2-1
2.2  Operation of Trustee                               2-1
2.3  Bonding                                            2-2
2.4  Limitation of Liability                            2-2
2.5                                   Insurance; Annuities
2-3
2.6                                      Trust Fund Losses
2-3
2.7  Reliance on Communications                         2-3
2.8  Reliance on Experts                                2-4
2.9  Protection of Trustee                              2-4

ARTICLE 3    INVESTMENT DUTIES, POWERS

3.1  Investment Policy                                  3-1
3.2  Additional Investment Powers of Trustee            3-2
3.3  Insurance Contracts; Annuities                     3-5
3.4  Investment Manager                                 3-5
3.5                        Participant-Directed Investments
3-6
3.6  Prohibited Transactions                            3-6

ARTICLE 4    OTHER DUTIES OF TRUSTEE

4.1  Payments from the Trust Fund                       4-1
4.2  Trustee Compensation and Expenses                  4-1
4.3  Payment of Taxes                                   4-2
4.4  Transfers and Direct Rollovers                     4-2
4.5  Accounting                                         4-2
4.6  Valuation                                          4-3
4.7  Other Duties                                       4-3
4.8  Trustee Appointment of Agents                      4-3
4.9  Administration of Plan                             4-4

ARTICLE 5     AMENDMENT, TERMINATION, AND MERGER

5.1  Amendments                                         5-1
5.2  Termination of Trust                               5-1
5.3  Withdrawal from Trust Fund. . . . . .              5-2
5.4  Merger, Consolidation or Succession                5-2
5.5  Approval of Appropriate Agencies                   5-3

ARTICLE 6    MISCELLANEOUS

6.1      Rights of Participants, Beneficiaries, and Others
6-1
6.2  No Assignment                                      6-1
6.3  No Guarantee of Plan Benefits                      6-1
6.4  Legal Action                                       6-1
6.5  Frustrated Actions                                 6-2
6.3  Binding Nature                                     6-2

SIGNATURE PAGE

                       INTRODUCTION


       On May 14, 1993, Crestar Financial Corporation and
Crestar Bank became successors to CFS Financial Corporation and Continental Federal Savings Bank, respectively, and
Crestar Financial Corporation assumed sponsorship of the Continental Federal Savings Bank Investment Savings Plan
(the "CFSB Savings Plan"). Effective as of the close of business on July 2, 1993, the CFSB Savings Plan was frozen as to participation and all contribution under the CFSB
Savings Plan were suspended.  Effective June 24, 1994, the
CFSB Savings Plan was renamed the Crestar Merger Plan for
Transferred Employees (the "Merger Plan").  This Trust
Agreement constitutes a complete amendment and restatement of the prior Trust Agreement and it continues the trust fund established under the original trust agreement to hold assets of the Plan. Effective December 31, 1994, all trust fund assets are to be held and distributed by the Trustee in accordance with the terms of the Plan and this Trust
Agreement. Also, this Trust Agreement is renamed the Crestar Merger Plan for Transferred Employees Trust
Agreement to reflect the change in Sponsor and the name of the Plan.

       The Corporation's intent in executing this Trust
Agreement is to continue the trust as a qualified trust under Code 401(a) and 501(a), to which money and property contributed to the Plan by an Employer will be immediately deductible for income tax purposes. All questions arising in the construction of this Trust Agreement and in the administration of the Trust must be resolved accordingly.


                           ARTICLE 1

        CREATION OF TRUST; INTERPRETATION OF AGREEMENT


1.1     Establishment of Trust

        (a) Creation of Trust. The Sponsor has previously established with the Trustee a trust consisting of such funds and other property as the Employers have delivered and may deliver to the Trustee as Plan contributions, earnings and profits on such funds and other property, and other property acquired by the Trustee with such funds. Such funds and other property constitute the Trust Fund, which shall continue to be held in trust by the Trustee pursuant to the terms of the Plan and this Trust Agreement.

        (b) Acceptance of Trust. The Trustee named in this Trust Agreement has consented to act as a Named Fiduciary with trustee responsibilities under ERISA 405(c)(3). By executing this Trust Agreement, the Trustee accepts trusteeship, as provided in ERISA 403(a), of the Trust Fund or confirms that acceptance and its consent to act as Trustee.

        (c) Contributions to Trust Fund. The Trustee must advise the Employers of the forms of property unacceptable to the Trustee as contributions; otherwise, the Trustee must receive all contributions in cash or other property permissible under the Plan. All Plan contributions received by the Trustee and income received from those contributions must be held, managed, invested, reinvested, and administered in trust according to the terms of this Agreement.

1.2     Other Employer-maintained Qualified Plans

        (a) Multiple plans permitted. With the Sponsor's consent, the Trust governed by this Trust Agreement may be used for accumulating or holding assets under any other (one or more) qualified plans maintained by an Employer, but only if the Sponsor approves and only if this Trust's tax-exempt status under Code 501(a) is not adversely affected. No provision of this Trust Agreement supersedes or otherwise invalidates the provisions of any qualified plan funded in whole or in part through the Trust.

        (b) Commingling assets; separate accounting. If the Trust holds assets for more than one qualified plan, the Trustee may pool or commingle the assets of all such plans for investment purposes, but the assets of one qualified plan may not be used to provide benefits under any other qualified plan. The provisions of this Trust Agreement apply separately to each qualified plan, and separate funding, separate accounting, and separate benefits apply as though each qualified plan had a separate Trust Fund. The Administrator of the Plan and the plan administrator of each other qualified plan must provide the Trustee with current information so that the Trustee may maintain adequate records to reflect the separate accounts, sub-accounts, or sub-trusts of each qualified plan, as necessary. The separation may be dissolved as appropriate after the termination of a qualified plan, but only if the merger is consistent with statutes and regulations governing such plan mergers and transfers of plan assets and liabilities.

1.3     Impossibility of Diversion

        (a) Exclusive benefit. Except to defray reasonable administrative expenses and to return Employer contributions as provided in this section and in the Plan, assets of the Trust Fund may not be used for or diverted to purposes other for than the exclusive benefit of Participants and their Beneficiaries.

        (b) Termination of Plan. In the event the Plan terminates and the Trust Fund is liquidated, the Trustee, at the Administrator's direction and as allowed by the Code and ERISA, may return to the contributor any assets attributable to Employer contributions that are held in a suspense account established to prevent benefits or contributions from exceeding statutory limitations.
        (c) Mistake of fact. The Trustee, at the Administrator's direction, may return the portion of any Employer contribution made by a mistake of fact (as allowed in ERISA 403(c)(2)(A)(i)), but repayment must be made within one year after the contribution.

        (d) Nondeductible contributions. All Employer contributions to the Trust Fund are conditioned on their deductibility under Code 404(a), exclusive of Code 404(a)(5). If any Employer contribution is not deductible in whole or in part, the Trustee, at the Administrator's direction, may return the nondeductible portion of the contribution (as allowed in ERISA 403(c)(2)(C)) to the Employer who made the contribution, but repayment must be made no later than one year after the disallowance.

1.4     Interpretation of Trust Agreement

        (a) Purpose of Trust Agreement. The Sponsor's intent and purpose in executing this Trust Agreement is to create and maintain a qualified trust to hold Plan assets, including those assets transferred into the Plan from a Predecessor Plan. All questions arising in the administration of the Trust Fund and in the construction of this Trust Agreement must be resolved accordingly.

        (b) Incorporation of the Plan. The provisions of the Crestar Merger Plan for Transferred Employees are incorporated by reference into this Trust Agreement.

        (c) Definitions. Any term with an initial capital not expected by normal capitalization rules is a defined term according to the definitions in the Plan and this Trust Agreement and the Code and ERISA. Any term defined in Plan article 1 or elsewhere in the Plan must be used in construing this Trust Agreement.

        (d) Governing law. Except as otherwise may be required by the controlling law of the United States, this Trust Agreement must be construed, administered and enforced in accordance with the laws of the Commonwealth of Virginia (except to the extent those laws would require the application of a state law other than Virginia law).

        (e) Construction rules. For construction, one gender includes all, and the singular and plural include each other. The headings and subheadings in this Trust Agreement have been inserted for convenience of reference only and are to be ignored in any construction of the provisions.

        (f) Invalid provisions. If any provision of this Trust Agreement is determined to be invalid or not enforceable, that fact does not affect the validity or the enforceability of any other provision. All provisions of this Trust Agreement shall be enforced to the fullest extent of all applicable laws.

1.5     Additional Definitions

        (a)     Agreement or Trust Agreement means the Crestar
Merger Plan for Transferred Employees Trust Agreement as set forth in this document and as amended as of any relevant time.

        (b) Fiscal Year means the accounting year on which the Trust Fund is operated. The Fiscal Year is the same as the Plan's Plan Year.
        (c) Trust Fund, as used in this Agreement, means the entire undistributed amount of all contributions to the Plan that are placed in custody of the Trustee, and any investments acquired by the Trustee with such contributions, as adjusted for expenses, gains, and losses. The Trust Fund may include one or more trusts, as determined by the terms of this Trust Agreement and the Trustee. Whenever the Trustee deems it necessary or appropriate, the Trustee may establish and maintain as part of the Trust Fund a separate, segregated account for any identifiable type of asset or investment fund. Segregated accounts may be named by any descriptive identification determined by the Trustee and the unsegregated assets will be known by some other descriptive identification determined by the Trustee. For purposes of this Agreement, the unsegregated assets shall be referred to as the General Trust Fund. A segregated account experiences its own earnings and losses, without regard to the investment performance of any other segregated account or the unsegregated assets of the Trust Fund.

        (d) Trustee, as used in this Agreement, means any current Trustee or co-Trustee or any duly appointed successor Trustee or co-Trustee. Co-Trustees are referred to collectively as the Trustee. The current Trustee is named on the most recently signed signature page of this Trust Agreement. Any Trustee or Co-Trustee who resigns, accepts or is removed as Trustee or Co-Trustee following the execution of this Trust Agreement shall be required to evidence such resignation, acceptance or removal in writing which shall become a part of this Trust Agreement.
                          ARTICLE 2

     TRUSTEE APPOINTMENT AND REMOVAL; FIDUCIARY LIABILITY


2.1     Trustee Appointment; Removal; Successors

        (a) General. The Sponsor or its delegate has exclusive authority for the appointment and removal of Trustees.

        (b) Original appointment. As the Sponsor's Board determines, there must be one or more individuals or entities acting as Trustee under this Agreement. The Board may appoint an additional co-Trustee or additional co-Trustees with the consent of the Trustee or the co-Trustees then serving.

        (c) Resignation and removal. Any Trustee may resign by delivering at least 30 days' advance written notice to the Board, unless the Board agrees to a shorter notice period. The Board may remove any Trustee for cause or without cause by delivering at least 30 days advance written notice to the Trustee, effective as of the date specified in the notice.

        (d) Trustee vacancy. If a vacancy arises for any reason in the trusteeship under this Agreement, the Board may, appoint a successor Trustee, provided that at all times, at least one Trustee must be acting. Until a successor is appointed, the remaining Trustee or Trustees have full authority to act under the terms of the Plan and this Agreement. If the Board fails to appoint a successor Trustee by the effective date of the departure of the last remaining Trustee, the Trustee may apply to a court of competent jurisdiction to have a successor Trustee appointed.

        (e) Qualification of Trustee. Each Trustee must accept his appointment by executing and delivering written acceptance to the Board in a form satisfactory to the Board. Except as otherwise agreed in writing by the Board and the Trustee, each additional co-Trustee and each successor Trustee without further act, deed, or conveyance is then vested with all the estate, rights, powers, discretion, duties, privileges, and immunities as if it were originally named as a Trustee in this Agreement. Written notice of the appointment of a successor Trustee must be delivered promptly to the remaining Trustees, if any, and to the departing Trustee, and to any insurance company from which policies or contracts have been purchased.

        (f) Duties on departure. A departing Trustee (or his personal representative if the departing Trustee is deceased or incompetent) must, within 30 days of the effective date of his departure, execute, acknowledge, and deliver all documents and written instruments necessary to transfer and convey to the successor Trustee (or to the remaining Trustee or Trustees if no successor is appointed) all the right, title, and interest in funds and properties (or the Trustee's legal interest in them) then constituting the Trust Fund. The departing Trustee (or his personal representative) is authorized, however, to reserve a sum of money that the departing Trustee deems advisable and the Sponsor agrees is necessary to pay fees and expenses in connection with the settlement and transfer of the Trust Fund or otherwise; any balance of that reserve remaining after the payment of such fees and expenses must be promptly paid over to the successor Trustee (or to the remaining Trustee or Trustees) upon settlement of the departing Trustee's accounts.

2.2     Operation of Trustee

        (a) Rules and guidelines. The Trustee may adopt or amend rules and guidelines that the Trustee deems desirable for the conduct of Trustee affairs.

        (b) Records. The Trustee must keep a record of all Trustee proceedings and acts and all other data necessary for the proper administration of the Trust Fund. The Trustee must notify the Sponsor of any Trustee action other than routine investment actions and, when required by law, must notify any other person.

        (c) Co-Trustee acts and decisions. A meeting of co-Trustees need not be called or held to make decisions or take any action. Decisions may be made or action taken by written documents signed by the required number of co-Trustees. Acts and decisions of the Trustee must be made by a majority vote if the number of the co-Trustees is three or more; otherwise, such acts and decisions must be by unanimous vote. If the co-Trustees are deadlocked, the Sponsor must make the determination and that determination is binding on all persons.

        (d) Delegation of authority among co-Trustees. When two or more co-Trustees serve under this Agreement, they may, by written agreement, allocate specific responsibilities, obligations, or duties among themselves. An original copy of any such agreement must be delivered to the Administrator and the Sponsor. The co-Trustees may delegate to one or more of their number authority to sign documents on behalf of the Trustee or to perform ministerial acts, but no co-Trustee to whom that authority is delegated may perform an act involving the exercise of discretion without first obtaining the concurrence of the required number of other co-Trustees, even though the one alone may sign a document required by third parties. Without designation, one co-Trustee may execute instruments or documents on behalf of all co-Trustees until the other co-Trustees object in writing and file that objection with the Sponsor. Except as provided in this subsection, an application for a contract, agreement, or policy, or changes of any kind in them requiring Trustee execution may be executed by one Trustee.

2.3     Bonding

        To the extent permissible by law, the Trustee serves without bond. If the law requires bond, the Trustee must secure and pay for required bonds not provided by the Sponsor.

2.4     Limitation of Liability

        (a) General rule. A Trustee is liable for his own acts or omissions. Except as otherwise provided by statute or by provisions of the Plan or this Agreement, a Trustee is not liable for any act or omission of any other Trustee or for any act or omission of any other Fiduciary. Except to the extent, if any, otherwise provided by ERISA, no successor Trustee shall be personally liable for any act or omission which occurred prior to the time he became a Trustee.

        (b) Participation in breach. A Trustee is not liable for the actions or omissions of another Fiduciary unless he has knowingly acted or participated in acts to conceal the breach of the other Fiduciary; or by failure to perform properly the specific fiduciary responsibilities that give rise to his status as a Fiduciary, the Trustee has enabled the other Fiduciary to commit a breach; or has knowledge of the breach and fails to make reasonable efforts to remedy the breach.

        (c) Allocations, delegations. A Trustee is not liable for the actions of another to whom responsibility has been allocated or delegated according to the provisions of the Plan or this Agreement unless, as the allocating or delegating Fiduciary, the Trustee was imprudent in making the allocation or delegation, or in continuing the allocation or delegation, or unless the Trustee would be liable according to subsections (a) or (b).

        (d) Co-Trustees. Each co-Trustee must use reasonable care to prevent another co-Trustee from committing a breach. All co-Trustees must jointly manage and control the assets of the Trust Fund unless specific duties have been allocated between them in writing signed by each and filed with the Company. Subject to subsections (a) and (b), if specific responsibilities, obligations, or duties have been allocated among all co-Trustees, a co-Trustee to whom certain responsibilities, obligations, and duties have not been allocated is not liable either individually or as a co-Trustee for any loss resulting to the Trust Fund from the acts or omissions on the part of another co-Trustee to whom such responsibilities, obligations, or duties have been allocated.

        (e)     Directed actions.  Subject to subsections (a) and
(b), a Trustee is not liable for his directed actions or omissions when he relies on or follows the specific directions of the Sponsor, the Administrator, the Committee, an Investment Manager, or their duly authorized representatives, unless such directions are improper on their face.

2.5     Insurance; annuities

        The Trustee has no responsibility for the validity or effect of any insurance policy or annuity contract, including any policy or contract providing benefits under the Plan on behalf of a Participant or Beneficiary; for any failure on the part of any insurer to make any payments or provide any benefits under such policy or contract; for any act or omission of the Sponsor, the Administrator, an Investment Manager, a Participant, a Beneficiary, or any other person or entity which may render such policy or contract void; for the failure of any insurer to pay the proceeds of any such policy or contract as and when they become payable; for any delay occasioned by any provision in such policy or contract of any insurer to take any action requested by the Trustee; or if, through no fault of the Trustee, any policy or contract shall not be issued, shall lapse, or shall become uncollectible. Notwithstanding the foregoing, the Trustee will, when purchasing annuities or insurance policies for the Plan or its Participants, invest the Plan funds or Participants' funds in a manner that it believes to be consistent with its fiduciary duties under ERISA 404.

2.6     Trust Fund Losses

        Subject to any contrary provision of ERISA, the Trustee shall not be liable for any losses that may be incurred with respect to the investments of the Trust Fund, except to the extent that such losses have been caused by the Trustee's bad faith, gross negligence, or willful misconduct.

2.7     Reliance on Communications

        (a) Written communications. Despite any contrary agreement between the Sponsor and any person (including an Investment Manager) or any other provision of this Agreement, all notices, directions, and other communications to the Trustee shall be in writing or in such other form, including transmission by electronic means through the facilities of third parties or otherwise, specifically agreed to in writing by the Trustee. Except as specifically provided by statute, the Plan, or this Trust Agreement, the Trustee does not incur liability to any person or party and is fully protected when acting on a notice, request, consent, certificate, letter, telegram, or other paper, document, or electronic, mechanical, computer or telephone operated system, believed by him or any of them to be genuine and to have been signed, sent or initiated by the proper person.

        (b) Reliance on written statements. The Trustee is under no duty to make any investigation or inquiry as to any statement contained in a written communication or document signed or sent by the proper person, but may accept it as conclusive evidence of the truth and the accuracy of the statements contained as to any question of fact.

        (c) Reliance on electronic computer or other mechanical systems. The Trustee is under no duty to make any investigation or inquiry with regard to instructions received him via computer or initiated by telephone to a Third Party Administrator for the Plan or by any other electronic or mechanical means. The Trustee may accept such instruction as conclusive evidence of the truth and the accuracy of the statements contained as to any question of fact. However, the Trustee must be able to produce written documentation supporting any instructions carried out by him under this subsection.

        (d) Communication from agents. The Trustee is fully protected when relying on a written communication from a properly designated agent of the Sponsor, the Administrator, an insurer, or the Investment Manager concerning an instruction or direction of the Sponsor, the Administrator, the insurer, or the Investment Manager and in continuing to rely upon such a communication until a later communication is filed with the Trustee.

        (e) Confirmation of event. Whenever the Sponsor, the Employers, the Administrator, the insurer, or the Trustee is directed to take an action caused by the occurrence of an event, none is under an obligation to take that action until it has received proper and satisfactory written notice of the occurrence. A written authorization or communication from an officer of the Sponsor, the Administrator, the insurer or their authorized agent, or the Trustee that an event has occurred is conclusive evidence of the occurrence, and the Administrator, the Employers, the insurer, or the Trustee is fully protected and discharged from all liability in accepting and relying upon that authorization or communication.

2.8     Reliance on Experts

        The Trustee may consult with experts (who may be experts employed by the Sponsor), including legal counsel, appraisers, pricing services, accountants or actuaries, selected by it with due care with respect to the meaning and construction of this Agreement or any provision of this Agreement, or concerning its powers and duties under this Agreement, and shall be protected for any action taken or omitted by it in good faith pursuant to or on the basis of the opinion of any such expert.

2.9     Protection of Trustee

        (a)     Employee or board member.  Subject to subsections
(d) and (e), as to any Trustee or co-Trustee who is an employee of the Sponsor or an Employer, or a member of the Sponsor's Board, the Sponsor agrees to indemnify and save him harmless against any liabilities, loss, cost, or damage arising out of the exercise of his duties under this Agreement and not arising out of his own gross negligence, willful misconduct, or bad faith. The Sponsor may obtain insurance against the acts or omissions of such a Trustee and if it fails to do so, the Trustee may obtain such insurance and must be reimbursed for the cost by the Sponsor and as permitted by law.

        (b) Defense of Trustee. Subject to subsections (c) and (d), the Sponsor agrees to assume the defense of, or, at its discretion, indemnify and hold the Trustee harmless from, any and all actions, suits, or proceedings that the Trustee brings at the request of the Sponsor or is a party to solely to protect the qualification of the Plan or Trust or to protect the Trust Fund or any action that is a direct or indirect result of any act or omission of any predecessor Trustee. This provision also applies to any actions, suits, or proceedings brought or advanced directly or indirectly by any Employee, Participant, Beneficiary, or the personal representative of any such person, or any combination of them, in which the Trustee is named a party only because of its relationship to the Plan or Trust, to protect the Trust Fund as a result of actions taken or not taken because of following the directions of the Sponsor, the Administrator, an insurer, any Investment Manager, or their duly authorized representative or relying on information provided by the Sponsor, the Administrator, an insurer, or such persons as contemplated by the provisions of this Trust Agreement Article 2 and related sections.

        (c) Indemnification first. Despite any provision of this Agreement to the contrary, a Trustee shall not be obligated to take any action which would subject him to any expense or liability without first being indemnified by the Company in an amount and manner satisfactory to him or being furnished with funds sufficient in his sole judgment to cover such expense or liability.

        (d)     Limitations on defense, indemnification.
Despite the preceding subsections, the Sponsor shall have no responsibility to indemnify or defend a Trustee with respect to any action, suit, or proceeding arising out of

                (1) the Trustee's knowing participation in or knowing concealment of any act or omission of any Fiduciary of the Plan or Trust knowing that such act or omission constituted a breach of such person's fiduciary responsibilities;

                (2) the Trustee's failure to perform any of the duties specifically undertaken by it under the provisions of this Agreement;

                (3) the Trustee's failure to act in conformity with duly given and authorized directions under this Agreement; or

                (4) the Trustee's own gross negligence, willful misconduct, or bad faith or breach of its own fiduciary duty under this Agreement, the Plan or ERISA.

The responsibility of the Sponsor to directly or indirectly indemnify, protect, or defend a Trustee may not exceed the greatest responsibility permissible under the laws of the jurisdiction from which the Sponsor's, articles of incorporation, or similar governing documents has or have been granted. If a Trustee rejects a proffered undertaking to defend or prosecute any matter for which the Sponsor is otherwise obligated to undertake the defense or prosecution according to this Agreement, then as to that matter, the Sponsor is discharged from any further responsibility (and related liabilities) to indemnify, protect, or defend.

        (e) Actions or directions of the Committee. The Committee shall have the authority, on behalf of all persons having or claiming any interest in the Trust fund or under the Plan to adjust and settle all claims against the Trust Fund and to determine all questions with respect to the administration of the Trust Fund and the Plan. The Trustee shall be fully discharged from liability to all persons having or claiming any interest in the Trust Fund by receiving a release which may be given it by the Committee. In addition, the Trustee shall be fully discharged from any liability arising from, or for carrying out, any actions or directions of the Committee pursuant to the powers and duties assigned to it under the Plan.
                          ARTICLE 3

                  INVESTMENT DUTIES, POWERS

3.1     Investment Policy

        (a) Stated investment policy. The purpose of the Plan and this Trust is to give the Sponsor and Employers an opportunity to provide a savings and retirement plan for their eligible Employees to which Employer contributions will be immediately deductible. The investment policy for the Trust Fund is consistent with the purposes and terms of the Plan and this Trust Agreement. The investment policy for assets within the Trustee's investment control is to realize the greatest appreciation of the Trust Fund as may be possible within the limits of prudent investments, whether the appreciation is by way of current income accumulated or by appreciation in the market value of assets obtained.

        (b) Discretion of Trustee. The Trustee shall have the power and authority in its sole discretion to manage and administer the Trust Fund in accordance with the terms of the Plan and this Trust Agreement. the Trustee shall establish or provide investment funds in accordance with the terms of the Plan. In making investments of the Trust Fund, the Trustee must consider, among other factors, the short-term and long-term financial needs of the Plan on the basis of information provided by the Sponsor or the Administrator.

        (c) Investments, generally. Subject to the provisions of the Plan and this Agreement regarding investments directed by a named fiduciary or an Investment Manager or a Participant or Beneficiary and subject to the provisions of this Agreement regarding prohibited transactions, the Trustee must invest and reinvest the principal and income of the Trust Fund and keep Trust assets invested, without distinction between principal and income, in securities or in property, real or personal, wherever situated, as the Trustee deems advisable including, but not limited to, stocks (common or preferred), participation in any pooled or collective trust fund established and maintained for the collective investment of employee benefit funds, shares of open-end management type investment companies as defined in the Investment Company Act of 1940, notes, bonds, mortgages, and other evidences of indebtedness or ownership. Except as allowed by an exemption existing according to ERISA or an individual or blanket exemption obtained according in ERISA 408(a), the Trust Fund may not acquire or hold any real property of an Employer or Affiliate that is not qualifying employer real property according to ERISA 407(d)(4). In making such investments, the Trustee shall not be restricted to securities or other property of the character expressly authorized by the applicable law for trust investments; but the Trustee must give due regard to any limitations imposed by the Code or ERISA so that at all times the Plan and the Trust remain qualified under Code 401(a) and 501(a).

        (d)     Crestar Stock Fund.  In managing and
administering the Trust Fund, the Trustee is authorized and empowered to maintain the Crestar Stock Fund in accordance with the terms of the Plan and this Trust Agreement and to invest and reinvest contributions under the Plan and amounts which a Participant elects to have invested in Crestar Stock pursuant to the applicable provisions of the Plan in such Fund.

                (1) Shares of Stock for the Crestar Stock Fund shall be acquired by the Trustee as set forth in the Plan. The Trustee may, to the extent it deems necessary or appropriate to maintain the liquidity of the Fund to provide for distributions, withdrawals, loans, and investment transfers from the Crestar Stock Fund, maintain in cash a part of the funds available for investment in Stock and may invest such cash in suitable cash equivalents pending investment in Stock. U.S. Treasury Bills, commercial paper, or short term investments of similar character shall be considered as cash equivalents hereunder.

                (2) In amplification of the preceding paragraph, it is intended that the Trustee invest the amounts described above in shares of Stock pursuant to the terms of the Plan; but, if, in the discretion of the Trustee, short term investments are deemed prudent and desirable pending investment in Stock, the Trustee is specifically authorized and empowered to make such investments and to alter, change and vary such investments and reinvestment and to determine the rate of interest or income yield pursuant thereto to be realized for the Trust Fund and the times within which all such investments and reinvestment are to be made.

3.2     Additional Investment Powers of Trustee

        Except as limited by the preceding section, the Trustee has the following powers and authority in the administration and investment of the Trust Fund within the Trustee's control, in addition to all powers and authorities under common law, statutory authority, including ERISA, and other provisions of the Plan and this Agreement, to be exercised in its sole discretion, but subject to Trust Agreement section 3.1:

        (a) Acceptance, retention, disposal of property. To accept, retain, and safeguard for as long as the Trustee deems advisable any securities or other property received or acquired as Trustee, whether or not the securities or other property would normally be purchased as investments under this Trust Agreement and regardless of any lack of diversification, risks, or nonproductivity.

        (b) Purchase of property. To purchase, or subscribe for, and hold in its own name as nominee, securities or other property (including put, call, and straddle options) as a proper investment for the Trust Fund, and to retain such property in trust, and with respect to the purchase of securities, and to open and maintain margin accounts.

        (c) Sale, transfer of property. To sell, assign, exchange, convey, transfer, or otherwise dispose of any securities or other property (including put, call, and straddle options) held by the Trustee, by private contract or at public auction, and for cash, credit, or other consideration, and in connection with such sale or other disposition, to make, execute, acknowledge, and deliver any and all instruments of conveyance or assignment in such form and with such warranties and covenants as the Trustee may deem proper. No person dealing with the Trustee is bound to see to the application of the purchase money or other consideration or to inquire into the validity, expediency, or propriety of any sale or other disposition.

        (d) Voting, ownership powers. To vote upon any stocks, (including the stock of the Sponsor owned by the Plan) bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights, or other options, and to make any incidental payments; to oppose, or to consent to, or otherwise participate in, the reorganization, consolidation, sale, merger, or other change of a corporation or property in which the Trustee holds stocks, bonds, or other securities, or in which the Trustee may be interested, and (unless prohibited by statute) to delegate discretionary powers, and to pay any related assessments or charges; and generally to exercise any ownership powers over stocks, bonds, securities, or other property held as part of the Trust Fund. Notwithstanding any provision in this subsection, shares of Stock that are allocated to Participants' Accounts shall be voted in accordance with the provisions of Plan articles 5 and 12 and Code 409.

        (e) Options, stand-by agreements. As to any Trust asset susceptible to sale or exchange, to write and repurchase options such as call options against securities or other property or other forms of options directly related to any such call options outstanding, and to enter into stand-by agreements for future investments, either with or without a stand-by fee, and to utilize similar investment techniques to the extent the Trustee deems prudent under the circumstances.

        (f) Cash. To keep such part of the Trust Fund in cash or cash balances as the Trustee deems in the best interests of the Participants or their Beneficiaries.

        (g)     Pooled funds.  To limit investments to
participation in one or more pooled or collective trust funds established and maintained for the collective investment of qualified plans or to shares of open-end management type investment companies as defined in the Investment Company Act of 1940.

        (h) Loans. Subject to restrictions in statutes and regulations and according to rules in the Plan and this Trust Agreement, to obtain loans for the Trust Fund or to engage in any similar transaction that is not prohibited under the Plan, in the amount and on terms and conditions determined in a nondiscriminatory manner any pursuant to applicable statutes and regulations by the Trustee or by the Administrator under whose direction the Trustee has so acted; and for any sum so borrowed, to issue a promissory note as Trustee and to secure the note's repayment by pledging Trust Fund assets, and to pay interest for any monies so borrowed. No person lending money to the Trustee is bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of the borrowing. The Trustee may lend money or property to any borrower on any terms (as to security, repayment, and interest) as the Trustee deems desirable, but the Trustee may make loans to Participants or Beneficiaries only if such loans are permissible under the terms of the Plan and then only in the amount and under the conditions as directed by the Administrator.

        (i) Transactions involving real estate. To execute leases and subleases for as long as 99 years, even though the term extends beyond the Trust's termination, and upon such conditions (including, but not by way of limitation, agreements for the purchase or disposal of buildings on such real estate and options to the tenant to renew such lease from time to time, or to purchase such property) as the Trustee deems proper; to subdivide, develop, or improve real estate and to tear down, repair, or alter improvements; to grant easements, give consents, and make contracts relating to real estate or its use; to release or dedicate any interest in real estate; and to purchase such insurance on behalf of the Trust Fund at its expense, including, without limitation, public liability, fire and extended coverage, rent insurance, and such other insurance covering such other risks as the Trustee may deem appropriate.

        (j) Mortgages, guarantees. To renew or extend or participate in the renewal or extension of a mortgage on terms the Trustee deems advisable and to agree to a reduction in the rate of interest on a mortgage or of a related guarantee in a manner and to the extent the Trustee deems advisable for the protection of the Trust Fund or the preservation of the value of the investment; to waive a default--even in the performance of a guarantee--or to enforce the default, whether in the performance of a covenant or condition of a mortgage or in the performance of a guarantee or to enforce a default in the manner and to the extent the Trustee deems advisable; to exercise and enforce rights of foreclosure; to bid in property on foreclosure; to take a deed in lieu of foreclosure with or without paying a consideration for it, and in connection with the taking, to release the obligation on the bond secured by the mortgage; and to exercise and enforce rights or remedies regarding a mortgage or guarantee.

        (k) Life insurance; annuities. When directed by the Administrator or the Sponsor, to make or cause proper application for life insurance policies or annuity contracts (including a Group Annuity Contract) to be purchased as provided in the Plan and this Agreement; to purchase and hold such policies or contracts in trust according to the terms of this Trust Agreement until the time of transfer and delivery as directed by the Administrator or Sponsor to the persons then entitled to such policies or contracts or to their proceeds.

        (l) Deposits with banks or trust companies. To enter into arrangements for the deposit of funds with banks or trust companies (including a corporate Trustee or a related party as permitted under ERISA 408(b)(4) and Code 4975(d)(4) or any individual or blanket exemption issued pursuant to ERISA 408(a)) and in connection with the arrangements--

                (1)     to authorize the depositary to act as
        custodian of the cash, securities, or other property comprising the funds;

                (2)     to authorize the depositary to convert
        the funds in whole or in part into, or to invest and reinvest the funds in, securities of any kind and nature permitted in this Agreement; and

                (3)     to provide for the payment to the
        depositary of reasonable compensation for its services.

        (m) Registration of property. To cause any securities or other property held as part of the Trust Fund to be registered in its own name or in the name of one or more of its nominees, to retain such investments unregistered or to hold any investments in bearer form, and to deposit any securities or other property in a depositing or a clearing corporation; but the books and records of the Trustee must at all times show that such investments are part of the Trust Fund.

        (n) Investment advisers. To enter into contracts, in a form determined by the Trustee, with one or more persons, firms, associations, or corporations to obtain advice and counsel about the investment or administration of the Trust.

        (o) Other advisers and agents. To appoint, employ, and rely on counsel (who may be the Sponsor's counsel) and on appraisers, investment analysts, and other agents (who may be any person including the Sponsor or an Employer), and to pay their reasonable expenses and compensation and to terminate their employment or appointment; to vest any agent with discretionary authority as to any part of the Trust Fund and functions related to the Trust Fund when, in the Trustee's sole discretion, such delegation is necessary to facilitate the Trust's operation and is not inconsistent with the Trust's purposes or in contravention of any law; and to require any reports, bonds, or written agreement from any of its agents as the Trustee deems necessary to properly monitor such agents.

        (p) Claims, debts, damages. To settle, compromise, adjust, abandon, or submit to arbitration any claims, debts, or damages due or owing to or from the Trust Fund; to commence or defend suits or legal or administrative proceedings relating to the Trust Fund or any of its assets; and to represent the Trust Fund in all suits or legal and administrative proceedings.

        (q) Documents of transfer, other instruments. To make, execute, acknowledge, and deliver documents of transfer and conveyance or assignment and other instruments that may be necessary or appropriate to carry out the Trustee's powers.

        (r)     Bonds.  To act at any time and in any
jurisdiction without bond or other security for insuring the faithful performance of the Trustee's duties.

        (s) Formation of entities. To form corporations and to create trusts to hold title to any securities or other property, all upon such terms and conditions as the Trustee deems advisable.

        (t) Other powers. To do all acts, take part in all proceedings, and exercise all rights and privileges, although not specifically mentioned in this Agreement, as the Trustee deems necessary to administer the Trust Fund and to carry out the purposes of this Agreement.

3.3     Insurance Contracts; Annuities

        In the event a Fiduciary having authority to direct the Trustee under the Plan or this Agreement with respect to investments directs the Trustee to invest Trust Fund assets in insurance policies or annuity contracts (including a Group Annuity Contract), the provisions of this section shall apply. The Fiduciary directing the Trustee shall select the insurer or insurers with respect to which such investments shall be made and shall further direct such insurer or insurers to notify the Administrator of all premiums or contributions due or to become due, the respective amounts of any such premiums or contributions, and the dates when the premiums or contributions are due. Each such policy or contract held in the Trust Fund shall designate the Trustee as the owner with the power to exercise all rights, privileges, options, and elections granted by or permitted under such policy or contract or under the rules of the insurer. Despite the preceding, the Trustee's exercise of any such incidents of ownership shall be subject to the direction of the Fiduciary directing the investment and none of the assets held by an insurer under any such policy or contract shall be considered assets of the Trust except as otherwise provided by law. The Trustee will, when purchasing investment products or life insurance contracts from an insurer or insurers on behalf of the Plan, invest the Plan funds or Participants' funds in a manner that is consistent with the fiduciary duties under ERISA 404.

3.4     Investment Manager

        (a) Appointment. At its own expense, the Sponsor action of its Board, or if so authorized by the Board, the Administrator, or any officer of the Sponsor or an Employer to whom such authority is delegated, acting as a Named Fiduciary for this purpose, may in its discretion appoint one or more Investment Managers to direct the Trustee to manage, acquire, or dispose of any or all the assets of the Trust Fund.

        (b) Notice to Trustee. The Sponsor or the Administrator, as appropriate, must notify the Trustee in writing of the appointment of an Investment Manager and must furnish the Trustee a copy of the Investment Manager's written acceptance of its fiduciary responsibility to the Plan. The written notice must specify that part of the Trust Fund that is subject to the Investment Manager's control or the particular assets within the Trust Fund that are subject to the Investment Manager's control.

        (c) Changes related to Investment Manager. The Sponsor or the Administrator or the designated officer, as appropriate, must notify the Trustee in writing whenever an Investment Manager is changed or terminated or resigns, or whenever there is a change in the portion of the Trust Fund to be managed by any Investment Manager or a change in the assets within the Trust Fund that are within the control of the Investment Manager. Notice to the Trustee must be given at least 30 days prior to the date any such event is to occur.

         (d) Custody. An Investment Manager does not assume custody of or custodial responsibility for Trust Fund assets subject to the Investment Manager's control. Except as may otherwise be provided in a custodial agreement not prohibited by the Plan or this Agreement or ERISA, the Trustee retains custody for all Trust Fund assets.

        (e) Release of Trustee. The Trustee is released as of the date of the appointment of an Investment Manager from any obligation or liability for the management, investment, or control of the Trust Fund assets for which the appointment is made. The Trustee must follow the instructions of the appointed Investment Manager with respect to the assets under the Investment Manager's control, unless doing so would cause the Trustee to incur liability for its acts as Trustee or would result in knowing concealment of or participation in another Fiduciary's breach of a duty owed to the Plan. The Trustee is not required to ascertain whether any person or entity designated as Investment Manager does, in fact, so qualify as such, and the Trustee must be indemnified and held harmless by the Sponsor for any liability or expense it may incur by reason of the person or entity designated as Investment Manager not so qualifying.

3.5     Participant-Directed Investments

        (a) Administrator's notice. The Plan allows Participants to direct the investment of their individual accounts under the Plan among certain investment funds. The Administrator or its delegates shall receive the directions of Participants with respect to their investment options and provide notice of such directions to the Trustee within sufficient time for the Trustee to act. Neither the Trustee nor the Administrator will be held liable for the Participant's investment choice, so long as the investment is made in accordance with the provisions of the Plan.

        (b) Trustee's compliance. The Trustee shall comply as promptly as practicable with notice it receives from the Administrator or its delegates regarding a Participant's direction as to the investment of his Account. The Trustee shall have no responsibility for complying with any such directions that have not been received or for timely compliance with any such directions that are not forwarded in sufficient time for the Trustee to act on such directions. The Trustee may refuse to comply with any such direction that the Trustee deems improper under applicable law or contrary to the provisions of the Plan or this Agreement, and in that event, the Trustee shall not be liable for any loss or expense which may result from the Trustee's refusal or failure to comply with such direction.

        (c) Segregation of directed accounts. Any Account or portion of an Account that is individually directed by a Participant and invested in investment options not offered by the Plan to all Participants, must be segregated from the General Trust Fund for the purposes of allocating Trust Fund earnings and administrative expenses. Any costs and expenses related to compliance with the Participant's directions, including brokerage fees, state and federal income taxes arising from unrelated business taxable income, and any other incidental expenses, shall be paid solely with funds from the Participant's directed investment Account.

3.6     Prohibited Transactions

        Except as otherwise permitted by applicable law, regulations, or administrative exemptions, neither the Trustee nor any other fiduciary shall cause this Trust to engage in any of the prohibited transactions set forth in ERISA 406(a) or Code 4975 nor shall any Fiduciary engage in any of the prohibited transactions set forth in ERISA 406(b) or Code 4975.
                          ARTICLE 4

                   OTHER DUTIES OF TRUSTEE


4.1     Payments from the Trust Fund

        (a) At Administrator's direction. On the written direction of the Administrator or its agent, the Trustee must direct payments and transfers from the Trust Fund to the persons or entities, in the manner, in the amounts, and for the purposes specified in the written directions of the Administrator or its agent. After payment, the amount paid is no longer a part of the Trust Fund. Each such direction constitutes a representation by the Administrator or its agent that the payment is one that the Administrator or its agent is authorized to direct and is in accordance with the Plan. The Trustee shall be fully protected in relying on the direction of the Administrator or its agent in making such payments and shall have no responsibility for the application of the payments or for the adequacy of the Trust Fund after payment to meet and discharge Plan liabilities.

        (b) Other payments. Any and all payments provided under this Trust Agreement article 4 and not made by the Sponsor or Employers may be made by the Trustee without written direction or approval of any kind from the Administrator.

        (c)     No prohibited transactions.  No provision of this
section is effective to the extent that it would violate Code 4975 or ERISA 406 regarding compensation from the Trust to pay an Employer's employee and regarding taxes imposed on prohibited transactions by disqualified persons.

4.2     Trustee Compensation and Expenses

        (a) Compensation. Any Trustee who receives full-time pay as an Employee of the Sponsor or a Related Company is not entitled to compensation for the performance of his duties as Trustee, but he may be reimbursed for expenses properly and actually incurred in the performance of his duties as Trustee, as provided in the following subsection. Any other Trustee is entitled to such reasonable compensation for services rendered by it in such amount and on such basis as the Sponsor and the Trustee may agree in writing from time to time.

        (b) Expenses. The Trustee is entitled to be reimbursed for its specific ordinary expenses, disbursements, and advances incurred in performing its duties under this Agreement, as agreed upon in writing by the Sponsor and the Trustee, except that the Trustee is not entitled to be paid or reimbursed for any such expense, disbursement, or advance that is attributable to the Trustee's negligence, wilful misconduct, or bad faith.

        (c) Source of payments. The Trustee's compensation and authorized expenses will be paid by the Employers if the Sponsor so agrees or, subject to section 3.6 of this Agreement, from the Trust Fund if the Sponsor so directs. The Trustee must render statements for such fees, compensation, and expenses no less frequently than annually. If the Sponsor fails to pay (or cause to be paid) the Trustee's compensation and authorized expenses according to the agreement between the Sponsor and the Trustee and if the failure continues for 30 days after the Sponsor receives the Trustee's written request for payment, subject to section 3.6 of this Agreement, the Trustee may reimburse itself from the Trust Fund without the necessity of instituting proceedings to foreclose upon the Trustee's lien against the Trust Fund.

        (d) Allocation of payments. Identifiable direct expenses (including Trustee expenses and compensation) paid from the Trust Fund and incurred because of an identifiable asset or transaction must be charged against the appropriate account or interest giving rise to the expense.

4.3     Payment of Taxes

        (a) Taxes on Trust Fund. The Trustee shall pay from the Trust Fund or withhold for satisfaction all taxes levied or assessed on or in respect of Trust Fund assets or income other than taxes properly attributable to Participants or their Beneficiaries or taxes that the Company or an Employer are required to pay directly. To the extent that any taxes are incurred because of the investment in or receipt of an identifiable asset or transaction, the taxes must be charged against the appropriate accounts or interests, giving appropriate effect to computations of income and deductions according to the asset or transaction, and allocating any exemption available among the taxable interests in proportion to tax liability incurred.

        (b) Validity of taxes. The Trustee may assume that any taxes assessed on or with respect to Trust Fund assets or income are lawfully assessed unless the Sponsor advises the Trustee in writing that in the opinion of counsel for the Sponsor, the taxes are or may be unlawfully assessed. When so advised and requested in writing by the Sponsor, the Trustee must contest the validity or the taxes in any manner deemed appropriate by the Sponsor or its counsel, in which event the Trustee must execute all documents, instruments, claims, and petitions necessary or advisable in the opinion of the Sponsor or its counsel for the refund, abatement, reduction, or elimination of taxes. The Sponsor must reimburse the Trustee for any of the Trustee's reasonable expenses in any such contest.

4.4     Transfers and Direct Rollovers

        At the direction of the Administrator, the Trustee may transfer the vested Account of a terminated Participant to another qualified trust established to implement a qualified plan or to an individual retirement account as provided in the Plan provisions with respect to Direct Rollovers. At the direction of the Administrator, the Trustee may accept funds from another qualified trust for the Rollover Account of a Participant under the Plan, either directly or through a rollover from an individual retirement account established pursuant to Code 408 or another employer's plan and trust qualified under sections 401(a) and 501(a) of the Code. Any such amounts transferred to the Trust Fund must be separately accounted for and must be nonforfeitable.

4.5     Accounting

        (a) Records and inspection. The Trustee must keep accurate and detailed accounts of all investments, receipts, disbursements, and other transactions. All accounts, books, and records relating to Trust Fund transactions are open to inspection and audit at any reasonable time by any person designated by the Sponsor or the Administrator.

        (b) Periodic reports. The Trustee shall file with the Sponsor such reports concerning the Plan with such information and at such times as the Trustee and the Sponsor may agree. Within a reasonable time after the end of the Fiscal Year and within 30 business days after a Trustee ceases to serve as provided in Trust Agreement article 2, the Trustee or the departing Trustee must file a written report of the investments, receipts, disbursements, and other transactions during the year or during the period from the close of the last Fiscal Year or from its last statement to the date of the Trustee's departure, including the current value of the Trust Fund. A Trustee may apply to a court of competent jurisdiction for the judicial settlement of its accounts.

        (c) Actions for accounting. Except as specifically provided by statute, no person other than the Sponsor or the Administrator may require an accounting or bring an action against the Trustee about the Trust or the actions of the Trustee. The Trustee is not required to make reports to any courts, except as specifically required by statute.


4.6     Valuation

        (d) Reports required. As of the last Valuation Date of the Plan Year and at such other times as may be agreed to by the Sponsor and the Trustee, the Trustee must determine the fair-market value of each asset in the Trust Fund and the net income or loss (including expenses and other charges against the Trust
Fund) earned by the Trust Fund since the last preceding Valuation Date and must make the adjustments relating to such determinations as required by the Plan. The Trustee must report those determinations to the Sponsor and the Administrator in writing. Non-cash contributions are valued at fair-market value, determined by the Trustee, on the actual date that the Trustee accepts the property. The valuation determined is binding on the Sponsor, the Employers, the Participants and their Beneficiaries, and all other persons interested in the Plan and the Trust.

        (e) Segregated assets. Any assets held by the Trustee as segregated amounts or in separate accounts experience gains or losses, contributions, and increases or decreases separately from the General Trust Fund. In allocating expenses to such segregated amounts or accounts, the Trustee must first allocate expenses identifiable to such amount or account alone. Next, the Trustee must allocate expenses attributable to all segregated amounts or accounts and the General Trust Fund. The Trustee has sole power to determine expense allocations, and the Trustee's determination is conclusive.

        (f) Allocations. After receiving the Trustee's report, the Administrator or its agent will allocate as of each Valuation Date the sums contributed by the Employers and by Participants, if any, plus the net income or minus the net loss of the Trust Fund plus the net appreciation or minus the net depreciation and withdrawals and loans in the Trust assets to separate bookkeeping accounts in the names of the respective Participants under the Plan in accordance with the provision of Plan article 4. The Trustee may act as the Administrator's agent for purposes of this section if both parties so agree.

4.7     Other Duties

        (g) Record keeping. If the Trustee accepts the duties, the Administrator may appoint the Trustee to keep any records required to be maintained for the Plan. At any time, the Administrator may require assistance from the Trustee about the results or specific transactions made by the Trustee, whether or not at the direction of the Administrator or its agent.

        (h) Other functions. The Trustee shall perform all other functions that may be assigned to it by the Plan and this Trust Agreement from time to time and such other functions as may be agreed upon in writing by the Trustee and the Sponsor or the Administrator from time to time.

4.8     Trustee Appointment of Agents

        The Trustee is authorized to appoint agents with discretionary authority as to any part of the Trust Fund and its functions when, in the sole discretion of the Trustee, such delegation is necessary to facilitate the operation of the Trust and such delegation is not inconsistent with the purposes of the Trust or in contravention of any law. In the delegation of such discretionary authority, the Trustee may appoint as agent any person or entity including the Sponsor. Upon such delegation, the Trustee may require such reports, bonds, or written agreements as it deems necessary to properly monitor the actions of its delegate. The Trustee shall have the sole responsibility for continuing or terminating any such delegation of discretionary authority to any agent appointed by the Trustee pursuant to this section.

4.9      Administration of Plan

        (i) Duties of Administrator. The Trustee in its capacity as Trustee is not responsible for the administration of the Plan. The Trustee may assume the Administrator and other authorized persons are discharging their duties under the Plan and under this Trust Agreement until and unless it is notified to the contrary in writing by the Sponsor or by any person known to the Trustee to be covered under the Plan. If the Trustee receives such written notice, the Trustee may exercise its own discretion and may, if the Trustee so desires, apply to a court of competent jurisdiction for guidance with respect to its responsibilities.

        (j) Reporting and disclosure; Participant records. Except for returns and reports required on the Trust Fund exclusively, the Administrator is responsible for complying with all reporting and disclosure requirements under ERISA and under the Code, and for maintaining records with respect to Participant eligibility and coverage and with respect to claims presented and paid. Except as otherwise required under the terms of this Agreement or the Plan as the Trustee may otherwise agree in writing, the Trustee shall not be required to maintain any separate records or accounts with respect to any Plan Participant; and any records or accounts required to be maintained pursuant to the Plan or to comply with ERISA or the Code shall be the responsibility of the Sponsor or the Administrator. The Trustee shall furnish to the Sponsor such information as it may require and the Trustee may agree in writing to provide for purposes of fulfilling any duties concerning reporting to state and federal agencies and to Plan Participants or their Beneficiaries.

        (k) Determination of contributions and benefits. The Trustee has no right or duty to inquire into the amount of or the method used in determining Employer contributions and has no duty to compute or collect the amount of Plan contributions to be paid to the Trust Fund. The Trustee is accountable only for funds or property actually received as Trustee. The Trustee shall have no authority concerning the entitlement of any person to Plan benefits or the amount of any person's Plan benefit.

        (l) Terminated Participants. When directed in writing by the Administrator, the Trustee must segregate the Accounts of terminated Participants in accordance with the provisions of the Plan and make payments out of the Trust Fund from time to time to the Participants or their Beneficiaries, in the manner and in the amounts as may be specified in the written instructions of the Administrator.

        (m) Administrator's advice. The Trustee may consult with the Administrator or the Committee to learn the meaning or construction of any provision in the Plan or to determine its fiduciary obligations or duties according to the Plan. After the consultation, the Trustee may rely on the Administrator's written interpretation or construction and is fully protected for any action or failure to act based on good-faith reliance on the Administrator's written advice.
                          ARTICLE 5

              AMENDMENT, TERMINATION, AND MERGER


5.1     Amendments

        (a) Authority of Sponsor. The Sponsor, by action of its Board or its executive committee, reserves the right to amend this Trust Agreement at any time and from time to time, in whole or in part, or to terminate the Trust Agreement by a majority vote of its members at a meeting, by unanimous consent, or in any other manner permissible under applicable law. In addition, the Sponsor's Board or executive committee may delegate to an appropriate officer or officers of the Sponsor or an Employer or to the Committee or another committee, all or part of the authority to amend the Trust Agreement. No such amendment may be made, however, that would violate the restrictions in the following subsections or would violate the Plan's restrictions on Plan and Trust Agreement amendments, including but not limited to, the Plan's prohibitions on amendments that cut back benefits of Participants or Beneficiaries or discriminate in favor of Highly Compensated Employees.

        (b) Retroactive changes. An amendment may be made retroactively if it is necessary to bring the Trust Agreement into conformity with the Code and Treasury regulations or with any other statute or regulation applicable in order to permit an Employer to deduct for income tax purposes all (or as much as the law might allow) money and property contributed to the Trust Fund.

        (c) Trustee consent. No amendment may be made that increases the duties or liabilities of the Trustee without the Trustee's written consent.

        (d) No diversion. Except to return amounts to the Employers in accordance with Trust Agreement section 1.3, no amendment may authorize or permit any assets of the Trust Fund (other than those required to pay taxes and other reasonable administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of Employees, Participants, and their Beneficiaries.

        (e) Third party rights. Any third party will be protected in assuming that this Trust Agreement has not been amended until it has received notice of the amendment.

5.2     Termination of Trust

        (a) Termination, liquidation. The Trust Agreement may be terminated or amended as provided in Trust Agreement section 5.1 and the Plan, and the Trust Fund may be liquidated according to the Plan and this Trust Agreement. This Trust Agreement automatically terminates when there are no remaining assets of the Trust Fund.

        (b) Termination of Plan. The Sponsor has reserved the right to discontinue Employer contributions and to terminate the Plan at any time. Upon termination of the Plan, each Participant (in the case of a complete Plan termination) or each affected Participant (in the case of a partial Plan termination) shall be fully vested in his accrued benefits under the Plan, to the extent then funded. The Trustee must execute any documents that will help accomplish the termination and must take no action which the Trustee knows or should know would adversely affect the qualified status of the Plan or the tax-exempt status of the Trust under Code 401(a) and 501(a) or would not comply with the applicable provisions of ERISA. This subsection shall not prevent the Trustee from liquidating the Trust Fund as provided in this section.

        (c) Trustee's duties. If the Plan is terminated, the Trustee on receipt of written instructions from the Administrator must administer the Trust Fund as specified in this Trust Agreement but subject to any specific provisions in the Plan governing termination or partial termination. The Administrator may either direct the Trustee according to the terms of the Plan to maintain the assets of the Plan in trust and distribute them pursuant to the terms of the Plan as if a termination had not occurred, or it may direct the Trustee to distribute all assets of the Trust Fund, less any amounts withheld for charges and expenses payable from the Trust Fund to such persons or to such other qualified plan and in such manner as the Administrator directs. The Trustee may assume that any such distributions directed by the Administrator are in full compliance with the Plan and the law, and the Sponsor shall indemnify and hold the Trustee harmless for any liability arising from any such distribution made by the Trustee at the direction of the Administrator.

        (d) Judicial determination. The Trustee may seek a judicial or administrative determination as to the proper method of distribution of the Trust Fund upon termination of the Plan or this Trust Agreement.

        (e) Discharge after distributions. After the Trust Fund is exhausted by Administrator-directed distributions, modified according to any liquidation provisions, the Trustee is discharged from all obligations under this Agreement, and no Participant or Beneficiary has any further right or claim not otherwise provided by statute.

5.3     Withdrawal from Trust Fund

        (a) Notice. An Employer maintaining any qualified plan that is funded, in whole or in part, through the Trust Fund may terminate the Trust Agreement as to that qualified plan and withdraw assets by giving at least 30 days advance written notice of the intention to withdraw (unless the Sponsor's Board and the Trustee agree to a shorter notice). If the qualified plan of the withdrawing Employer is not to be terminated, then, as of the date of withdrawal, the Trustee shall distribute securities, property, and money of the Trust Fund representing the portion of the Trust Fund allocated to the qualified plan being withdrawn to the trustee or trustees designated by the withdrawing Employer and such securities, property, or money shall thereafter be held and invested as a separate trust pursuant to the terms of the trust agreement adopted by the withdrawing Employer.

        (b) Termination of a qualified plan. If a qualified plan for which this Trust holds assets is terminated, the Trust is not to be terminated except according to the provisions of the Employer-maintained qualified plan that terminates last. Distribution of the assets of a terminated qualified plan shall be governed by the provisions of such Plan and this Trust Agreement article 5.

5.4     Merger, Consolidation, or Succession

        (a) Continuation of Plan by successor employer. If a corporation with which the Sponsor is merged, or a corporation or other legal entity that acquires substantially all the assets of the Sponsor, elects pursuant to the Plan to continue the Plan, the surviving or purchasing corporation or other legal entity must so notify the Trustee in writing. After that, every reference in this Trust Agreement to the Sponsor will be treated as a reference to the surviving or purchasing corporation or other legal entity.

        (b) Plan not continued by successor employer. If the Sponsor is liquidated or merged or consolidated with another company or other legal entity and the Plan is not continued, this Trust Agreement survives, and the Trust Fund continues in trust. The Administrator or a person designated by the Sponsor succeeds to the functions of the Sponsor and its Board under the Plan and this Trust Agreement, including the function of naming a new Administrator. If the Plan has no Administrator and none has been designated as provided in this subsection, the Trustee may appoint an Administrator.

        (c) Restrictions. The merger or consolidation of the Plan with, or a transfer of assets or liabilities of the Plan from this Trust Fund to, another employee benefit plan is not permitted unless each Participant is entitled to receive immediately after that event a benefit that is equal to or greater than the benefit to which he would have been entitled to receive under the Plan if the Plan had terminated immediately before the merger, consolidation, or transfer.

5.5     Approval of Appropriate Agencies

        The Trustee, in its discretion, may condition delivery, transfer, or distribution of any assets withdrawn or distributed from the Trust Fund pursuant to this Trust Agreement article 5 upon receipt of assurances satisfactory to the Trustee that any notice required to be given under ERISA or the Code has been given and that any filing required to be made under ERISA or the Code have been made, and that a termination has not adversely affected the qualified status of the Plan. The Trustee is not responsible under the Plan to give or apply for any such notice or to make any such filings or to maintain any termination-related records required under ERISA or the Code, all of which, for purposes of this Trust Agreement, are the responsibility of the Sponsor or the Sponsor's designee.
                          ARTICLE 6

                        MISCELLANEOUS

6.1     Rights of Participants, Beneficiaries, and Others

        (a) Rights derive only from Plan. No Employee, Participant, or Beneficiary or their representative has any vested rights under this Trust Agreement except to the extent that he has rights that have accrued under the Plan or under a former Employer-maintained qualified plan for which the Trust holds assets. The Sponsor and the Administrator have complete control and authority to determine the existence or non-existence and the nature and amount of the rights and interests of all persons under the Plan and in or to the Trust Fund. The Trustee has no power, authority, or duty with respect to such matters, and has no responsibility to question or examine any determination made by the Sponsor and Administrator or any direction given by the Sponsor and Administrator to the Trustee with respect to such matters.

        (b) Trust Fund creates no separate rights. The creation, continuation, or change of the Trust Fund (or any fund, account, or trust) or any payment does not give an employee or any person whose interest derives from an employee a non-statutory legal or equitable right against the Sponsor or any Employer; any officer, agent, or other person employed by the Sponsor or any Employer; the Trustee or any co-Trustee; an Investment Manager; or the Administrator. Participation in the Plan does not give any employee of an Employer any right or interest in the Trust Fund other than as provided in this Agreement or in the Plan. This Trust Agreement creates no employment rights and does not modify the terms of an individual's employment with an Employer.

6.2     No Assignment

        Except as permitted by law and specific Plan provisions, no assignment of any rights or benefits arising under the Plan is permitted or recognized, nor may any such rights or benefits be subject to attachment or other legal or equitable process or subject to the jurisdiction of any bankruptcy court.

6.3     No Guarantee of Plan Benefits

        Neither the Trustee nor any Employer in any way guarantees the adequacy of the Trust Fund for the payment of any benefit or amount that may become due under the Plan to any Participant or Beneficiary. Except as otherwise provided by statute, each person having a claim under the Plan must look solely to the assets constituting the Trust Fund for satisfaction. Neither the Trustee nor any Employer guarantees the payment of any benefit or amount that may be due under any policy, contract or other investment vehicle of this Trust Fund.

6.4     Legal Action

        (a) Agent for service of legal process. In all matters regarding the Plan and this Agreement, the Sponsor's
General Counsel is agent for service of legal process.

        (b) Necessary parties. Unless otherwise provided by statute, and even then only to the extent explicitly permitted by statute, in any action or proceeding involving the Plan or this Trust Agreement or Trust Fund, or any Plan or Trust property, the Trustee and the Sponsor are the only necessary parties. No current or former Participant or his Beneficiary or any person having or claiming to have an interest in the Trust Fund or under the Plan or Trust Agreement, or to any Plan or Trust property is entitled to any notice of process.

        (c) Final judgments. A final judgment entered in an action or proceeding against the Plan or Trust Fund that is not appealed or appealable is binding and conclusive on the parties to this Agreement and all person having or claiming to have any interest in the Trust Fund or under the Plan.

6.5     Frustrated Actions

        (a) Impossibility of performance. If it becomes impossible for the Sponsor, the Administrator, an Investment Manager, or the Trustee to perform an act, then that act must be performed which, in the discretion of the Sponsor or the Administrator most nearly carries out the intent and purpose of the Plan and this Trust Agreement.

        (b) Trustee's inability or unwillingness to comply. If a Trustee is unable or unwilling to comply with instructions or directions it receives from the Sponsor or the Administrator, the Trustee may resign upon written notice to the Sponsor within a reasonable time after the receipt of those instructions or directions; and despite any other provisions in this Trust Agreement, in that event, the Trustee so resigning has no liability to any person for failure to comply with those instructions or directions.

6.6     Binding Nature

        This Agreement is binding upon the heirs, executors, administrators, successors, and assigns of all parties, present and future.
                        SIGNATURE PAGE




        IN WITNESS WHEREOF, Crestar Financial Corporation, through action of its Board, has caused this Trust Agreement for the Crestar Merger Plan for Transferred Employees to be executed on its behalf by a duly authorized officer, and the Trustee has set his hand hereunto this _____ day of December, 1994.

                                   CRESTAR FINANCIAL CORPORATION

                                   By
______________________________
                                   James M. Wilson, III




                                   CRESTAR BANK, TRUSTEE


                                   By
______________________________
EXHIBIT I

                       AMENDMENTS TO THE
         CRESTAR MERGER PLAN FOR TRANSFERRED EMPLOYEES
       AS AMENDED AND RESTATED THROUGH DECEMBER 31, 1994



The Crestar Merger Plan for Transferred Employees, as amended and restated through December 31, 1994, is further amended as follows to correct scriveners' errors:


1.   Plan section 11.7(e) is revised to read as follows:

          (e)  Top-Heavy Valuation Date means, for a
     Qualified Plan's plan year, the plan's most recent valuation date occurring within a 12-month period ending with the Top-Heavy Determination Date for that plan year. A Defined Benefit Plan's Top-Heavy Valuation Date must be the same valuation date used for computing that plan's costs for determining minimum funding according to Code section 412 for the plan year that contains the Top-Heavy Determination Date, regardless of whether a valuation is performed that year.

2.   The heading in Exhibit B is amended by changing "PRIOR
     CONTRIBUTIONS" to "PRIOR VESTING".

                   PROPOSED AMENDMENTS TO THE
         CRESTAR MERGER PLAN FOR TRANSFERRED EMPLOYEES
       AS AMENDED AND RESTATED THROUGH DECEMBER 31, 1994



The Crestar Merger Plan for Transferred Employees, as amended and restated through December 31, 1994, is further amended as follows to correct scriveners' errors:


1.   Plan section 11.7(e) is revised to read as follows:

          (e)  Top-Heavy Valuation Date means, for a
     Qualified Plan's plan year, the plan's most recent valuation date occurring within a 12-month period ending with the Top-Heavy Determination Date for that plan year. A Defined Benefit Plan's Top-Heavy Valuation Date must be the same valuation date used for computing that plan's costs for determining minimum funding according to Code section 412 for the plan year that contains the Top-Heavy Determination Date, regardless of whether a valuation is performed that year.

2.   The heading in Exhibit B is amended by changing "PRIOR
     CONTRIBUTIONS" to "PRIOR VESTING".

CERTIFICATE


CRESTAR MERGER PLAN FOR TRANSFERRED EMPLOYEES
AS AMENDED AND RESTATED THROUGH DECEMBER 31, 1994


     I, James J. Kelley, hereby certify that I am the duly appointed and qualified Director of Human Resources of Crestar Financial Corporation, and that the amendments to the Crestar Merger Plan for Transferred Employees, as amended and restated through December 31, 1994, and subsequently amended, as set forth in Exhibit I attached hereto were implemented by me this date pursuant to action of the Board of Directors on January 27, 1995, which action remains in full force and effect as of the date of this certificate.





Dated:______________               ___________________________
                              James J. Kelley
                              Director of Human Resources

EXHIBIT I

                       AMENDMENTS TO THE
         CRESTAR MERGER PLAN FOR TRANSFERRED EMPLOYEES
       AS AMENDED AND RESTATED THROUGH DECEMBER 31, 1994



The Crestar Merger Plan for Transferred Employees, as amended and restated through December 31, 1994, and subsequently amended, is further amended as follows, effective as of January 1, 1996, and to be implemented as soon as practicable thereafter:

1. Plan section 5.1 is amended by adding the following paragraphs (5), (6) and (7) to the end of Plan section
     5.1(a):

               (5) Government Bond Fund seeks to provide a high level of current income in a manner consistent with preserving principal by investing primarily in obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities (U. S. Government Securities). In seeking current income, this fund may also consider potential for capital gains.

               (6) Capital Appreciation Fund seeks to provide long-term capital appreciation by investing primarily in equity securities of companies with medium to large market capitalizations.

               (7) Other Mutual Funds, whether or not they are CrestFunds, Inc. mutual funds, may be offered from time to time on the recommendation of the Committee. In addition, on the recommendation of the Committee, any mutual funds available for investment may be dropped from the funds available for investment by Participants. The Administrator shall communicate any such changes in investment fund availability to Participants and shall provide them such information about such changes as the Administrator deems necessary or appropriate.

2. The first sentence of Plan section 5.2(a) is revised to read as follows:

          After a Participant has made the initial investment election provided under Plan section 5.2, he may elect to transfer a portion of his balance in any investment fund to any other investment fund available under the Plan, provided that any such transfer must be in multiples of 10% of the balance of his Account in the fund from which such transfer is to be made.

3.   Article 7 of the Plan is amended by adding the following
     Plan section 7.9:

          7.9  Partial Distributions to Terminated Employees

               (a) Eligibility. A Participant who has separated from service with the Employers, is not required to receive a cash-out payment pursuant to Plan section 8.1(a), and does not elect to receive a total distribution of his Account may request a partial distribution of his vested Account balance one time in each calendar year.

               (b) Procedure. A Participant who is eligible in accordance with subsection (a) and wishes to receive a partial distribution from his Account must file a written request with the Administrator. For purposes of the withdrawal, the Participant's Account will be valued in a manner consistent with the valuation of Accounts for which in-service withdrawals are requested pursuant to Plan section 7.5(c). A Participant's partial distribution pursuant to this Plan section may not be less than $100 or the total of his vested Account balance. The distribution request must comply with any other rules and procedures adopted by the Administrator or the Committee as applicable to all partial distributions under this Plan section. For example, such rules and procedures may state that the Participant may choose which of his eligible Accounts are to be liquidated for his distribution request or which of the investment funds in which his Account is invested are to be liquidated to provide for his distribution request, or they may state a specific ordering of eligible Accounts and investment funds to be liquidated to provided for the Participant's distribution request.

               (c) Other rules. Partial distributions from a terminated Participant's Account shall be paid in accordance with the provisions of Plan section 8.2(a),
          (c) and (d) and must comply with the spousal consent requirements of Plan sections 8.4 and 8.5 and with Plan section 8.4 with respect to distribution requirements under Code 401(a)(9).


                 CRESTAR FINANCIAL CORPORATION



                          CERTIFICATE



CRESTAR MERGER PLAN FOR TRANSFERRED EMPLOYEES


     I, James J. Kelley, hereby certify that I am the duly appointed and qualified Human Resources Director of Crestar Financial Corporation, and that the amendments to the Crestar Merger Plan for Transferred Employees as forth in Exhibit I attached hereto were implemented by me this date pursuant to recommendations of the Benefits Administrative Committee and action of the Board of Directors taken on December 16, 1994, which action remains in full force and effect as of the date of this certificate.







Dated: ___________________
_________________________________
                                   James J. Kelley
                                   Human Resources Director
EXHIBIT I

                       AMENDMENTS TO THE
         CRESTAR MERGER PLAN FOR TRANSFERRED EMPLOYEES
       AS AMENDED AND RESTATED THROUGH DECEMBER 31, 1994



The Crestar Merger Plan for Transferred Employees, as amended and restated through December 31, 1994, and subsequently amended, is further amended as follows, effective as of November 1, 1996, unless otherwise stated:

1. Plan section 5.4(e) is amended by adding the following language to the end of that subsection:

          The Plan Administrator may also take any action authorized under this subsection to be taken by the Trustee.


2. The second sentence of Plan section 8.2(a) beginning with the words "Notwithstanding the preceding sentence," is deleted and the following sentence is added to the end of that subsection:

          Despite the preceding provisions of this subsection
          (a), the Plan Administrator may adopt and announce rules that restrict or prohibit the election of a distributee who is an officer of an Employer required to file reports under 16(a) of the Securities Exchange Act of 1934 to have the whole shares of Stock credited to his Account distributed in cash.


3.   Plan section 8.2(c) is deleted.
                 CRESTAR FINANCIAL CORPORATION



                          CERTIFICATE



CRESTAR MERGER PLAN FOR TRANSFERRED EMPLOYEES


     I, James J. Kelley, hereby certify that I am the duly appointed and qualified Human Resources Director of Crestar Financial Corporation, and that the amendments to the Crestar Merger Plan for Transferred Employees as forth in Exhibit I attached hereto were implemented by me this date pursuant to action of the Board of Directors taken on December 16, 1994, which action remains in full force and effect as of the date of this certificate.







Dated: ___________________
_________________________________
                                   James J. Kelley
                                   Human Resources Director
                 CRESTAR FINANCIAL CORPORATION



                          CERTIFICATE



CRESTAR MERGER PLAN FOR TRANSFERRED EMPLOYEES


     I, James J. Kelley, hereby certify that I am the duly appointed and qualified Human Resources Director of Crestar Financial Corporation, and that the amendments to the Crestar Merger Plan for Transferred Employees as forth in Exhibit I attached hereto were implemented by me this date pursuant to action of the Board of Directors taken on December 16, 1994, which action remains in full force and effect as of the date of this certificate.







Dated: ___________________
_________________________________
                                   James J. Kelley
                                   Human Resources Director
                 CRESTAR FINANCIAL CORPORATION


                          CERTIFICATE


MERGER OF THE
CITIZENS BANK OF MARYLAND DEFERRED PROFIT SHARING PLAN
INTO THE
CRESTAR MERGER PLAN FOR TRANSFERRED EMPLOYEES



     I, James J. Kelley, hereby certify that I am the duly appointed and qualified Human Resources Director of Crestar Financial Corporation, and that the resolutions and amendments relating to the Citizens Bank of Maryland Deferred Profit Sharing Plan and the Crestar Merger Plan for Transferred Employees as set forth in Exhibit I, attached to this certificate, were implemented by me this date pursuant to action of the Executive Committee of the Board of Directors of Crestar Financial Corporation taken on June 4, 1996, and action of the Board of Directors of Citizens Bank of Maryland taken on December 18, 1996, which actions remain in full force and effect as of the date of this certificate.




Dated: ___________________
_________________________________
                              James J. Kelley
                              Human Resources Director


Seen and Agreed To:

CRESTAR BANK, Trustee of the
Crestar Merger Plan for Transferred Employees

By:  _______________________________________

Date: _______________________

CRESTAR BANK, Trustee of the
Citizens Bank of Maryland Deferred Profit Sharing Plan

By:  _______________________________________

Date:  _______________________

                                                        EXHIBIT I

RESOLUTIONS RELATING TO THE AMENDMENT AND MERGER OF
THE CITIZENS BANK OF MARYLAND DEFERRED PROFIT SHARING PLAN
INTO
THE CRESTAR MERGER PLAN FOR TRANSFERRED EMPLOYEES



     RESOLVED, that effective September 2, 1997 (the "Merger Date"), the Citizens Bank of Maryland Deferred Profit Sharing Plan, as amended and restated effective January 1, 1989, and subsequently amended (the "Citizens 401(k) Plan"), and the Crestar Merger Plan for Transferred Employees, as amended and restated through December 31, 1994, and subsequently amended (the "Merger Plan"), are further amended to provide that the Citizens 401(k) Plan is amended to be, and is merged into, the Merger Plan; and

     FURTHER RESOLVED, that as of the Merger Date or as soon as practicable thereafter, the assets of the Citizens 401(k) Plan shall be transferred to the trustee of the Merger Plan and combined with the assets of the Merger Plan's Trust; and

     FURTHER RESOLVED, that as of the date of such transfer of assets to the Merger Plan, the Merger Plan shall assume the liabilities of the Citizens 401(k) Plan for payment of benefits to individuals who are participants and beneficiaries under the Citizens 401(k) Plan immediately prior to such transfer, and any benefit features, rights and options with respect to the accounts transferred from the Citizens 401(k) Plan shall be preserved to the extent required by Section 411(d)(6) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     FURTHER RESOLVED, that the administrators and trustees of the Plans are authorized and directed to execute such documents and to take such actions as may be necessary or appropriate to effect such transfer of assets and liabilities to the Merger Plan and such actions they have taken in contemplation of such transfer of assets are hereby approved, ratified and confirmed; and

     FURTHER RESOLVED, that, in accordance with the regulations under Section 414(l) of the Code, the sum of the account balances in each Plan equals the fair market value (determined as of the Merger Date) of the entire Plan assets, and immediately after the merger, each participant in the Merger Plan shall have an account balance equal to the sum of the account balances the participant had in both Plans immediately prior to the merger; and

     FURTHER RESOLVED, that the trustee and administrator of the Merger Plan are authorized and directed to take such action as may be necessary or appropriate to establish accounts under the Merger Plan for such transferred assets or to combine such transferred assets with existing accounts of participants in the Merger Plan who are participants in the Citizens 401(k) Plan immediately prior to the merger.


CRESTAR FINANCIAL CORPORATION

CERTIFICATE

MERGER OF THE
INDEPENDENT BANK PROFIT SHARING PLAN
 INTO THE
CRESTAR MERGER PLAN FOR TRANSFERRED EMPLOYEES


     I, James J. Kelley, hereby certify that I am the duly appointed and qualified Human Resources Director of Crestar Financial Corporation, and that the resolutions relating to the merger of the Independent Bank Profit Sharing Plan into the Crestar Merger Plan for Transferred Employees as set forth in
Exhibit I attached to this certificate were implemented by me this date pursuant to action of the Board of Directors taken on December 16, 1994, which action remains in full force and effect as of the date of this certificate.



Date:__________________
____________________________________________
James J. Kelley
                         Human Resources Director




Seen and Agreed To:

CRESTAR BANK,
Trustee of the Merger Plan for Transferred Employees

By:  ________________________


CRESTAR BANK,
Trustee of the Independent Bank Profit Sharing Plan

By:  ________________________
EXHIBIT I

RESOLUTIONS RELATING TO THE MERGER OF THE
INDEPENDENT BANK PROFIT SHARING PLAN
INTO THE
CRESTAR MERGER PLAN FOR TRANSFERRED EMPLOYEES


     RESOLVED, that effective June 28, 1996, (the "Merger Date"), the Independent Bank Profit Sharing Plan, as amended and restated effective January 1, 1989, and subsequently amended (the "Independent PS Plan") and the Crestar Merger Plan for Transferred Employees, as amended and stated December 31, 1994, and subsequently amended (the "Merger Plan"), are further amended to provide that the Independent PS Plan is merged into the Merger Plan; and

     FURTHER RESOLVED, that as of the Merger Date or as soon as practicable thereafter, the assets of the Independent PS Plan's
Trust shall be transferred to the trustee of the Merger Plan and combined with the assets of the Merger Plan's Trust; and

     FURTHER RESOLVED, that the administrators and trustees of the Plans are authorized and directed to execute such documents and to take such actions as may be necessary or appropriate to effect such transfer of assets to the Merger Plan; and

     FURTHER RESOLVED, that, in accordance with the regulations under Section 414(l) of the Internal Revenue Code of 1986, as amended (the "Code"), the sum of the account balances in each Plan equals the fair market value (determined as of the Merger
Date) of the entire Plan assets, and immediately after the merger, each participant in the Merger Plan shall have an account balance equal to the sum of the account balances the participant had in both Plans immediately prior to the merger; and

     FURTHER RESOLVED, that the administrator of the Merger Plan is authorized and directed to take such action as may be necessary or appropriate to establish accounts under the Merger Plan for such transferred assets or to combine such transferred assets with existing accounts of participants in the Merger Plan who are participants in the Independent PS Plan immediately prior to the merger; and

     FURTHER RESOLVED, that as of the date of such transfer of assets to the Merger Plan, the Merger Plan shall assume the liabilities of the Independent PS Plan for payment of benefits, and any benefit features, rights and options with respect to the accounts transferred from the Independent PS Plan shall be preserved to the extent required by Section 411(d)(6) of the Code.
CRESTAR FINANCIAL CORPORATION

CERTIFICATE

MERGER OF THE
JEFFERSON SAVINGS AND LOAN ASSOCIATION
401(k) PROFIT SHARING PLAN
 INTO THE
CRESTAR MERGER PLAN FOR TRANSFERRED EMPLOYEES


     I, James J. Kelley, hereby certify that I am the duly appointed and qualified Human Resources Director of Crestar Financial Corporation, and that the resolutions relating to the merger of the Jefferson Savings and Loan Association 401(k) Profit Sharing Plan into the Crestar Merger Plan for Transferred Employees as set forth in Exhibit I attached to this certificate were implemented by me this date pursuant to action of the Board of Directors taken on December 16, 1994, which action remains in full force and effect as of the date of this certificate.



Date:__________________
____________________________________________
James J. Kelley
                         Human Resources Director




Seen and Agreed To:

CRESTAR BANK,
Trustee of the Merger Plan for Transferred Employees

By:  ________________________


CRESTAR BANK,
Trustee of the Jefferson Savings and Loan Association 401(k)
Profit Sharing Plan

By:  ________________________
EXHIBIT I

RESOLUTIONS RELATING TO THE MERGER OF THE
JEFFERSON SAVINGS AND LOAN ASSOCIATION
401(k) PROFIT SHARING PLAN
INTO THE
CRESTAR MERGER PLAN FOR TRANSFERRED EMPLOYEES


     RESOLVED, that effective June 28, 1996, (the "Merger Date"), the Jefferson Savings and Loan Association 401(k) Profit Sharing Plan, as amended and restated October 1, 1990, and subsequently amended (the "Jefferson 401(k) Plan") and the Crestar Merger Plan for Transferred Employees, as amended and stated December 31, 1994, and subsequently amended (the "Merger Plan"), are further amended to provide that the Jefferson 401(k) Plan is merged into the Merger Plan; and

     FURTHER RESOLVED, that as of the Merger Date or as soon as practicable thereafter, the assets of the Jefferson 401(k) Plan's
Trust shall be transferred to the trustee of the Merger Plan and combined with the assets of the Merger Plan's Trust; and

     FURTHER RESOLVED, that the administrators and trustees of the Plans are authorized and directed to execute such documents and to take such actions as may be necessary or appropriate to effect such transfer of assets to the Merger Plan; and

     FURTHER RESOLVED, that, in accordance with the regulations under Section 414(l) of the Internal Revenue Code of 1986, as amended (the "Code"), the sum of the account balances in each Plan equals the fair market value (determined as of the Merger
Date) of the entire Plan assets, and immediately after the merger, each participant in the Merger Plan shall have an account balance equal to the sum of the account balances the participant had in both Plans immediately prior to the merger; and

     FURTHER RESOLVED, that the administrator of the Merger Plan is authorized and directed to take such action as may be necessary or appropriate to establish accounts under the Merger Plan for such transferred assets or to combine such transferred assets with existing accounts of participants in the Merger Plan who are participants in the Jefferson 401(k) Plan immediately prior to the merger; and

     FURTHER RESOLVED, that as of the date of such transfer of assets to the Merger Plan, the Merger Plan shall assume the liabilities of the Jefferson 401(k) Plan for payment of benefits, and any benefit features, rights and options with respect to the accounts transferred from the Jefferson 401(k) Plan shall be preserved to the extent required by Section 411(d)(6) of the Code.
CRESTAR FINANCIAL CORPORATION

CERTIFICATE

MERGER OF THE
TIDEMARK BANK EMPLOYEES' RETIREMENT
AND PROFIT SHARING PLAN
 INTO THE
CRESTAR MERGER PLAN FOR TRANSFERRED EMPLOYEES


     I, James J. Kelley, hereby certify that I am the duly appointed and qualified Human Resources Director of Crestar Financial Corporation, and that the resolutions relating to the merger of the TideMark Bank Employees' Retirement and Profit Sharing Plan into the Crestar Merger Plan for Transferred Employees as set forth in Exhibit I attached to this certificate were implemented by me this date pursuant to action of the Board of Directors taken on December 16, 1994, which action remains in full force and effect as of the date of this certificate.


Date:  __________________
_________________________________________
James J. Kelley
                         Human Resources Director

Seen and Agreed To:

CRESTAR BANK, Trustee of the
Crestar Merger Plan for Transferred Employees
By:  ________________________
Date:  ______________________

CAPITAL GUARDIAN TRUST COMPANY, Trustee of the
TideMark Bank Employees' Retirement and Profit Sharing Plan

By:  ________________________
Date:  ______________________

RESOLUTIONS RELATING TO THE MERGER OF THE
TIDEMARK BANK EMPLOYEES' RETIREMENT
AND PROFIT SHARING PLAN
INTO THE
CRESTAR MERGER PLAN FOR TRANSFERRED EMPLOYEES


     RESOLVED, that effective June 28, 1996, (the "Merger Date"), the TideMark Bank Employees' Retirement and Profit Sharing Plan, as amended and restated July 1, 1994 and as subsequently amended (the "TideMark 401(k) Plan") and the Crestar Merger Plan for Transferred Employees, as amended and stated December 31, 1994, and subsequently amended (the "Merger Plan"), are further amended to provide that the TideMark 401(k) Plan is merged into the Merger Plan; and

     FURTHER RESOLVED, that as of the Merger Date or as soon as practicable thereafter, the assets of the TideMark 401(k) Plan's
Trust shall be transferred to the trustee of the Merger Plan and combined with the assets of the Merger Plan's Trust; and

     FURTHER RESOLVED, that the administrators and trustees of the Plans are authorized and directed to execute such documents and to take such actions as may be necessary or appropriate to effect such transfer of assets to the Merger Plan; and

     FURTHER RESOLVED, that, in accordance with the regulations under Section 414(l) of the Internal Revenue Code of 1986, as amended (the "Code"), the sum of the account balances in each Plan equals the fair market value (determined as of the Merger
Date) of the entire Plan assets, and immediately after the merger, each participant in the Merger Plan shall have an account balance equal to the sum of the account balances the participant had in both Plans immediately prior to the merger; and

     FURTHER RESOLVED, that the administrator of the Merger Plan is authorized and directed to take such action as may be necessary or appropriate to establish accounts under the Merger Plan for such transferred assets or to combine such transferred assets with existing accounts of participants in the Merger Plan who are participants in the TideMark 401(k) Plan immediately prior to the merger; and

     FURTHER RESOLVED, that as of the date of such transfer of assets to the Merger Plan, the Merger Plan shall assume the liabilities of the TideMark 401(k) Plan for payment of benefits, and any benefit features, rights and options with respect to the accounts transferred from the TideMark 401(k) Plan shall be preserved to the extent required by Section 411(d)(6) of the Code.
CRESTAR MERGER PLAN FOR TRANSFERRED EMPLOYEES
NON-HARDSHIP WITHDRAWAL INSTRUCTIONS

Failure to follow these instructions and complete your form in full may delay the valuation of your account.

A.   Participant Data
      If you have any updates to the information pre-printed here, please mark through incorrect information and write in corrections. Please notify the Benefits Department of any mail code changes.
 Note that only one non-hardship withdrawal may be taken per calendar year.

B.   Type of Withdrawal
      Indicate either Check or Crestar Stock Plus Check. If you choose Stock Plus Check, it will take approximately three additional weeks for your Stock portion to be transferred due to the length of time required to have the shares re-registered.

C.   Withholding/Direct Rollover Election
     Indicate if you would like all or a portion of your distribution paid to you or directly rolled over to the custodian of an IRA or the trustee of another qualified plan.
If you elect to have the funds paid directly to you, the Plan is required to withhold 20% for Federal income taxes and 4% for Virginia State income taxes when required.
If you elect to have your funds directly rolled into an IRA or qualified plan, you must complete the following information:
          a. Name, address, city, state and zip of rollover trustee/custodian
          b. Tax ID number (only needed if requesting shares of Crestar stock)
          c.   Account number (if available)
          d.   Contact person/phone number for trustee/custodian

D.   Participant Certification
     Sign this section.

Mail this form, when complete, to Thrift Plan, TOC 8100. If mailing outside of Crestar's internal mail system, mail to:
Benefits Department - TOC 8100 - Crestar Thrift Plan, 1030 Wilmer
Avenue, Richmond, VA  23227.

If your completed form is received by the Benefits
Department
during any pay period, the proceeds will be distributed at the end the following pay period.

EXHIBIT I


CRESTAR MERGER PLAN FOR TRANSFERRED EMPLOYEES
NON-HARDSHIP WITHDRAWAL PROCEDURES

The following procedures are effective for Non-Hardship
Withdrawal Requests made pursuant to Plan sections 7.5 and processed on and after January 1, 1996.

Amounts needed for a participant's non-hardship withdrawal will be taken from each of the participant's accounts in the order listed below. If there are insufficient funds in an account for the withdrawal, funds will be taken from the next account listed.

     1.   After-Tax Account
     2.   Rollover Account
     3.   Pre-1987 Employer Account
     4.   Employer Matching Account
     5.   Profit-Sharing Account

For each account, the trustee will liquidate assets from the investments in that account in the order listed below (or, if applicable, distribute Stock from the Crestar Stock Fund at the participant's request) until the withdrawal amount is reached:

     1.   Income Fund
     2.   Cash Reserve Fund
     3.   Limited Term Bond Fund
     4.   Government Bond Fund
     5.   Value Fund
     6.   Capital Appreciation Fund
     7.   Special Equity Fund
     8.   Crestar Stock Fund

For example, for a non-hardship withdrawal request, the trustee will first take all available amounts from the participant's After-Tax Account. Within the After-Tax Account, the trustee will first liquidate investments in the Income Fund and if there are insufficient assets, then the trustee will liquidate investments in the Cash Reserve Fund, and then investments in the Limited Term Bond Fund, and so on, until the amount of the withdrawal request is satisfied or the After-Tax Account balance is zero. If there are insufficient funds in the After-Tax Account to satisfy the withdrawal request, the trustee will then take amounts from the participant's Rollover Account, beginning first with investments in the Income Fund, then the Cash Reserve Fund, etc. This ordering will continue until the withdrawal equals the total amount requested.

If a participant requests a stock distribution from the Crestar
Stock Fund, then the trustee will have the appropriate number of Crestar stock certificates re-registered instead of liquidating investments in the Crestar Stock Fund.

Path: DOCSOPEN\RICHMOND\02720\33411\002244\1y9c01!.DOC
Doc #: 91056; V. 1
Doc Name: Merger Plan, Trust and Amendments for Merger S8 Filing
Author: Ritter, Jennings, 02720
Last Edit: 11/19/97